As filed with the U.S. Securities and Exchange Commission on March 5, 2010
Registration No. 333-164592

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4/A No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METALLINE MINING COMPANY
(Exact name of registrant as specified in its charter)

Nevada	1000	91-1766677
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1330 E. Margaret Avenue
Coeur d’Alene, ID  83815
(208) 665-2002
(Address, including ZIP code, and telephone number,
including area code, of registrant’s principal executive offices)

Merlin Bingham, Chief Executive Officer
Metalline Mining Company
1330 E. Margaret Avenue
Coeur d’Alene, ID  83815
(208) 665-2002
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)

Copy to:

Theresa M. Mehringer, Esq.
Burns, Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, Colorado  80111
USA

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
☐  Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐  Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, par value $0.01 per share	47,724,561(1)	$0.64(2)	$30,543,719(3)	$2,178 (4)

(1)           Represents the maximum number of shares of the Registrant’s common stock to be issued in connection with the merger described herein. The number of shares of common stock is based on the number of shares of Dome Ventures Corporation common stock outstanding.

(2)           Calculated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low trading prices on January 25, 2010, as reported by the NYSE AMEX.

(3)           Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) under the Securities Act.

(4)           Calculated pursuant to Rule 457(o) under the Securities Act.  Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $71.30 per $1,000,000 of the proposed maximum aggregate offering price.  The Registration Fee was paid with the original filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

i

The information in this joint proxy statement/prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

March ____, 2010

Joint Proxy Statement/Prospectus

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

    The Board of Directors of Metalline Mining Company and the Board of Directors of Dome Ventures Corporation have agreed to a strategic combination of their two companies under the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 4, 2009.  Upon completion of the merger, Dome will become a wholly owned subsidiary of Metalline.

      If the merger is completed, Dome stockholders will receive a fixed ratio of approximately 0.96882 shares of Metalline common stock for each share of Dome common stock that they own.  This exchange ratio may fluctuate slightly based upon number of outstanding shares of Dome at closing, but will not be adjusted to reflect stock price changes prior to the closing of the merger.  Based on the closing price of Metalline common stock on the NYSE AMEX on November 12, 2009, the last trading day before public announcement of the merger, the exchange ratio represented approximately $0.57 in value for each share of Dome common stock.  Based on such price on March 9, 2010, the last trading day before the date of this joint proxy statement/prospectus, the 0.96882 exchange ratio represented approximately $________ in value for each share of Dome common stock.  Metalline stockholders will continue to own their existing Metalline shares.

    Based on the estimated number of shares of Metalline and Dome common stock to be outstanding immediately prior to the closing of the merger, we estimate that upon such closing, current Metalline stockholders will own approximately 53% of the combined company and former Dome stockholders will own approximately 47% of the combined company.  Metalline common stock is traded on the NYSE AMEX under the symbol MMG, and Dome common stock is traded on the TSX Venture Exchange under the symbol DV.U.  Upon the closing of the merger, Metalline and Dome expect that Metalline’s common stock will be listed on the TSX Venture Exchange.

    At the special meeting in lieu of an annual meeting of Metalline stockholders, Metalline stockholders will be asked to vote on the issuance of Metalline common stock to Dome stockholders in the merger.  Additionally, Metalline stockholders will be asked to (i) approve an amendment to the Articles of Incorporation of Metalline to increase the number of authorized shares of Metalline common stock; (ii) approve the adoption of the 2010 Stock Option and Stock Bonus Plan; (iii) elect the slate of directors nominated by the current Board of Directors; and (iv) to ratify the appointment of Hein & Associates LLP.  At the special meeting of Dome stockholders, Dome stockholders will be asked to vote on the approval of the merger agreement.

    We cannot complete the merger unless the stockholders of both companies approve the respective proposals related to the merger.  Your vote is very important, regardless of the number of shares you own.  Whether or not you expect to attend your special meeting in person, please vote your shares as promptly as possible so that your shares may be represented and voted at the Metalline or Dome special meeting, as applicable.  If you are a Metalline stockholder, please note that a failure to vote your shares may result in a failure to establish a quorum for the Metalline special meeting.  If you are a Dome stockholder, please note that a failure to vote your shares has the same effect as a vote against the merger.

    The Metalline Board of Directors recommends that the Metalline stockholders vote “FOR” the proposal to issue shares of Metalline common stock in the merger; “FOR” the proposal to amend the Metalline Articles of Incorporation; “FOR” the proposal to adopt the 2010 Stock Option and Stock Bonus Plan; “FOR” the election of the Board of Directors' slate of nominees; and “FOR” the ratification of Hein & Associates LLP as our independent registered accounting firm.

    The Dome Board of Directors recommends that the Dome stockholders vote “FOR” the proposal to approve the merger agreement.

    The obligations of Metalline and Dome to complete the merger are subject to the satisfaction or waiver of several conditions.  More information about Metalline, Dome and the merger is contained in this joint proxy statement/prospectus.  You should read this entire joint proxy statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page __.

    We look forward to the successful combination of Metalline and Dome.

Sincerely,

Merlin Bingham	Brian D. Edgar
Chairman and President	President, Chief Executive Officer and Director
Metalline Mining Company	Dome Ventures Corporation

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

      This joint proxy statement/prospectus is dated March 10, 2010 and is first being mailed to the respective stockholders of Metalline and Dome on or about March 12, 2010.

ABOUT THIS DOCUMENT

      This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, which is referred to herein as the SEC, by Metalline (File No. 333-164592), constitutes a prospectus of Metalline under Section 5 of the Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the shares of Metalline common stock to be issued to Dome stockholders in the merger.

    This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, with respect to the Metalline special meeting in lieu an annual of stockholders, at which Metalline stockholders will be asked to consider and vote upon certain proposals, including a proposal to approve the issuance of shares of Metalline common stock to Dome stockholders in the merger.

    This document also constitutes a notice of meeting and management information circular prepared for the Dome stockholders in accordance with the disclosure requirements under Canadian securities laws with respect to the Dome special meeting of stockholders, at which Dome stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

METALLINE MINING COMPANY
1330 E. Margaret Ave
Coeur d’Alene, ID 83815
(208) 665-2002

NOTICE OF SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF METALLINE STOCKHOLDERS
To Be Held On April 15, 2010

Dear Stockholders of Metalline Mining Company:

      We are pleased to invite you to attend a special meeting in lieu of an annual meeting of stockholders of Metalline Mining Company, a Nevada corporation (“Metalline”), which will be held at the offices of Metalline’s counsel, Burns Figa & Will, P.C., at 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111 on April 15, 2010, at 10:00 a.m. Mountain Time for the following purposes:

•
to vote on a proposal to approve the issuance of Metalline common stock, par value $0.01 per share, in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of December 4, 2009, by and among Dome Ventures Corporation, Metalline and Metalline Mining Delaware, Inc. a wholly owned subsidiary of Metalline;

•	to vote on a proposal to amend the Articles of Incorporation of Metalline to increase the authorized number of shares of Metalline common stock from 160,000,000 to 300,000,000;

•	to vote on a proposal to approve and adopt the Metalline 2010 Stock Option and Stock Bonus Plan;

•	to vote on the election of the slate of director nominees; and

•	to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm.

    Metalline will transact no other business at the meeting except such business as may properly be brought before the stockholders’ meeting or any adjournment or postponement of it.  Please refer to the remainder of the joint proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the Metalline stockholders’ meeting.

      Holders of shares of Metalline common stock at the close of business on March 9, 2010, which is the record date, are entitled to vote at the meeting and any adjournment or postponement thereof.  The presence, in person or by proxy, of holders of one-third of the shares of common stock outstanding as of the record date constitute a quorum for the transaction of business at the meeting.

v

    The issuance of Metalline common stock to Dome stockholders, the approval of the Metalline 2010 Stock Option and Stock Bonus Plan, and ratification of the appointment of Hein & Associates LLP will each be approved if a majority of the votes cast on each such proposal vote in favor of such proposal.  The amendment to Metalline’s Articles of Incorporation will be approved if a majority of the number of votes entitled to be cast on the proposal vote in favor of the proposal.  As to the election of directors, a stockholder may vote for the election of each of the nominees proposed by the Board, or may vote to withhold authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast without respect to broker non-votes.

    Completion of the merger is conditioned on approval of the issuance of Metalline common stock in the merger.  The election of Mr. Brian Edgar and Dr. Murray Hitzman to the Board is conditioned on completion of the merger.

    Your vote is important.  Whether or not you expect to attend in person, we urge you to authorize a proxy to vote your shares as promptly as possible by signing and returning your proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Metalline special meeting.  If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by your bank, broker or other nominee.

By Order of the Board of Directors

Merlin Bingham
President and Chairman
March 10, 2010

Dome Ventures Corporation
Suite 2200, 885 West Georgia Street
Vancouver, BC V6C 3E8
(604) 687-5800

NOTICE OF SPECIAL MEETING OF DOME STOCKHOLDERS
To Be Held On April 14, 2010

Dear Stockholders of Dome Ventures Corporation:

      We are pleased to invite you to attend a special meeting of stockholders of Dome Ventures Corporation (“Dome”), which will be held at our offices at Suite 2200, 885 West Georgia Street, Vancouver, BC, Canada on April 14, 2010, at 10:00 a.m. Pacific Time for the following purposes:

•
to consider, and if thought advisable, to approve the Agreement and Plan of Merger and Reorganization, dated as of December 4, 2009, by and among Dome, Metalline Mining Company and Metalline Mining Delaware, Inc., a wholly owned subsidiary of Metalline Mining Company; and

•	to approve an adjournment of the Dome special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to approve the merger.

    Dome will transact no other business at the special meeting.  This notice is accompanied by a document referred to as a “joint proxy statement/prospectus” which constitutes a management information circular prepared for the Dome stockholders in accordance with the disclosure requirements applicable under Canadian securities laws.  Please refer to the joint proxy statement/prospectus for further information with respect to the business to be transacted at the Dome special meeting.

      Only shareholders of record at the close of business on March 9, 2010 will be entitled to receive notice of, and to vote at, the meeting or any adjournment thereof.  Registered shareholders who are unable to or who do not wish to attend the meeting in person are requested to date and sign the enclosed Proxy form promptly and return it in the self-addressed envelope enclosed for that purpose or by facsimile.  To be used at the meeting, proxies must be received by Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Canada (Fax:  1-866-249-7775 [within North America] or (416) 263-9524 [outside North America]) by mail or fax no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the meeting, or any adjournment thereof, or may be accepted by the chairman of the meeting prior to the commencement of the meeting.   If a registered shareholder receives more than one Proxy form because such shareholder owns shares registered in different names or addresses, each Proxy form should be completed and returned.

    Approval of the merger requires the affirmative vote of at least a majority of the votes entitled to be cast by holders of outstanding common stock of Dome.

    Your vote is important.  Whether or not you expect to attend in person, we urge you to authorize a proxy to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning your proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Dome special meeting.  If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by your bank, broker or other nominee.

    Your Board of Directors recommends a vote “FOR” the merger agreement.

By Order of the Board of Directors

Brian D. Edgar
President, Chief Executive Officer and Director
March 10, 2010

ADDITIONAL INFORMATION

    This joint proxy statement/prospectus incorporates important business and financial information about Metalline and Dome from other documents that are not included in or delivered with this joint proxy statement/prospectus.  These documents are available on SEDAR at www.sedar.com under the reports and documents filed by Dome.  This information is available to you without charge upon your request.  You can obtain the documents incorporated by reference into this joint proxy statement/prospectus with respect to Dome on SEDAR at www.sedar.com and with respect to Metalline on EDGAR at www.sec.gov or by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Metalline Mining Company	Dome Ventures Corporation
1330 E. Margaret Ave	Suite 2200, 885 West Georgia Street
Coeur d’Alene, ID 83815	Vancouver, BC V6C 3E8
(208) 665-2002	(604) 687-5800
Attn: Investor Relations	Attn: Investor Relations

    Investors may also consult Metalline’s or Dome’s website for more information about Metalline or Dome, respectively.  Metalline’s website is www.metallinemining.com.  Dome’s website is www.domeventures.com.  Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

    For a more detailed description of the information incorporated by reference in this joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page ___.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

    This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Metalline, constitutes a prospectus of Metalline under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Metalline common stock to be issued to Dome stockholders in the merger.  This joint proxy statement/prospectus also constitutes a joint proxy statement of both Metalline and Dome under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  It also constitutes a notice of meeting with respect to the special meeting in lieu of annual meeting of Metalline stockholders.  Further, this document constitutes a notice of meeting and management information circular prepared for the Dome stockholders in accordance with the disclosure requirements under Canadian securities laws.

      You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus.  No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus.  This joint proxy statement/prospectus is dated March 10, 2010.  You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date.  You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document.  Neither our mailing of this joint proxy statement/prospectus to Metalline stockholders or Dome stockholders nor the issuance by Metalline of common stock in connection with the merger will create any implication to the contrary.

    This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.  Information contained in this joint proxy statement/prospectus regarding Metalline has been provided by Metalline and information contained in this joint proxy statement/prospectus regarding Dome has been provided by Dome unless otherwise noted herein.

x

TABLE OF CONTENTS

CALCULATION OF REGISTRATION FEE	ii
MERGER PROPOSAL	iii
ABOUT THIS DOCUMENT	v
NOTICE OF SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF METALLINE STOCKHOLDERS	vi
NOTICE OF SPECIAL MEETING OF DOME STOCKHOLDERS	viii
ADDITIONAL INFORMATION	x
ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS	xi
QUESTIONS AND ANSWERS	1
SUMMARY	9
Reporting Currencies and Accounting Principles	9
Exchange Rates	9
The Companies	10
Comparative Per Share Market Information	11
Share Ownership of Management	11
Past Material Contacts, Transactions, or Negotiations	12
The Merger and the Merger Agreement	12
The Metalline Special Meeting	17
The Dome Special Meeting	20
Selected Historical Consolidated Financial Data	22
Certain Historical and Pro Forma Per Share Data	23
COMPARISON OF RIGHTS OF DOME STOCKHOLDERS AND METALLINE STOCKHOLDERS	25
Authorized Capital	25
Number and Election of Directors	25
Removal of Directors	26
Filling Vacancies on the Board of Directors	26
Stockholder Meetings and Provisions for Notices; Proxies	27
Quorum and Voting by Stockholders	27
Stockholder Action Without a Meeting	28
Amendment of Certificate or Articles of Incorporation	28
Amendment of Bylaws	29
Anti-Takeover Statutes	29
Limitation of Liability and Indemnification of Directors and Officers	31
Appraisal/Dissenter’s Rights	32
NO APPRAISAL RIGHTS	33
Metalline	33
Dome	33
EXPERTS	34
Technical Reports	34
Independent Accounting Firms	34
Interests of Experts	34
RISK FACTORS	35
Risk Factors Relating to the Merger	35
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	39

THE COMPANIES	41
Metalline Mining Company	41
Sierra Mojada Project Technical Report	45
Executive Summary of Sierra Mojada Project Technical Report	46
Metalline Mining Delaware, Inc.	53
Dome Ventures Corporation	54
Description of Dome’s Business	54
Dome Management’s Discussion and Analysis of Results of Operations Financial Conditions for the Year Ended September 30, 2009	59
Dome Management’s Discussion and Analysis of Results of Operations Financial Conditions for the Quarter Ended December 31, 2009	72
INFORMATION WITH RESPECT TO CONTINUING DIRECTORS AND OFFICERS	82
PRO FORMA	91
Metalline and Dome’s Unaudited Pro Forma Condensed Combined Financial Information	91
Material Changes	102
THE METALLINE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING	103
Date, Time and Place	103
Purpose of the Metalline Special Meeting	103
Recommendation of the Board of Directors of Metalline	103
Metalline Record Date; Stock Entitled to Vote	104
Voting by Metalline’s Directors and Executive Officers	104
Quorum	104
Required Vote	105
Failure to Vote and Broker Non-Votes	105
Abstentions	105
Record Holders	106
Shares Held in Street Name	106
Changing Your Vote	106
Solicitation of Proxies	107
Confidential Voting	107
THE DOME SPECIAL MEETING	108
Date, Time and Place	109
Purpose of the Special Meeting	109
Recommendation of the Board of Directors of Dome	108
Dome Record Date; Stock Entitled to Vote	108
Voting by Dome’s Directors and Executive Officers	109
Quorum	110
Required Vote	110
Failure to Vote and Broker Non-Votes	110
Abstentions	110
Record Holders	110
Appointment of Proxies	111
Deadline for Receipt of Proxies	111
Shares Held in Street Name	111
Changing Your Vote	112
Voting of Proxies	112
Solicitation of Proxies	113
Confidential Voting	113

THE MERGER PROPOSAL	114
Effects of the Merger	114
Background of the Merger	114
Recommendation of the Board of Directors of Metalline; Metalline’s Reasons for the Merger	116
Recommendation of the Board of Directors of Dome; Dome’s Reasons for the Merger	118
Severance Benefits Under Employment Agreements	121
Financial Interests of Dome Directors and Officers in the Merger	121
Positions with the Combined Company	121
Director and Officer Indemnification and Insurance	121
Board of Directors and Management After the Merger	121
Material U.S. Federal Income Tax Consequences of the Merger	121
U.S. Information Reporting	123
Accounting Treatment of the Merger	123
Material Canadian Federal Income Tax Consequences of the Merger	124
Description of Metalline’s Capital Stock	130
Exchange of Shares in the Merger	131
Treatment of Stock Options	131
Listing of Metalline Common Stock	132
De-Listing and Deregistration of Dome Stock	132
No Appraisal Rights	132
Restrictions on Sales of Shares by Certain Affiliates	132
Voting Agreements	132
Summary of the Merger Agreement	125
Terms of the Merger; Merger Consideration	134
Completion of the Merger	134
Representations and Warranties	134
Conduct of Business	135
No Solicitation of Alternative Proposals	136
Changes in Board Recommendations	137
Efforts to Obtain Required Stockholder Votes	138
Efforts to Complete the Merger	138
Governance	138
Headquarters	139
Other Covenants and Agreements	139
Conditions to Completion of the Merger	140
Termination of the Merger Agreement	141
Expenses and Termination Fees; Liability for Breach	142
Amendments, Extensions and Waivers	144
Specific Performance	144
METALLINE PROPOSAL NO. 2	145
AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK	145
Background and Discussion of Proposed Amendment	145
Vote Required; Recommendation of the Board of Directors of Metalline; Reasons for the Amendment to the Articles of Incorporation	146

METALLINE PROPOSAL NO. 3	147
ADOPTION OF METALLINE 2010 STOCK OPTION AND STOCK BONUS PLAN	147
Summary of the 2010 Plan	147
Administration of the 2010 Plan	147
Eligibility	148
Adjustment	148
Other Provisions	149
Income Tax Consequences of the 2010 Plan	149
Vote Required; Recommendation of the Board of Directors of Metalline; Reasons for the Adoption of the 2010 Plan	150
METALLINE PROPOSAL NO. 4	151
ELECTION OF DIRECTORS	151
Summary of Proposal	151
Vote Required; Recommendation of the Board of Directors for Nominees	151
METALLINE PROPOSAL NO. 5	151
RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	151
Summary of Proposal	151
Vote Required; Recommendation of the Board of Directors for Ratification of Hein & Associates LLP	152
STOCKHOLDER PROPOSALS	153
Metalline	153
Dome	153
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	153
WHERE YOU CAN FIND MORE INFORMATION	154
APPROVAL OF DOME’S DIRECTORS	157
INFORMATION NOT REQUIRED IN THE JOINT PROXY STATEMENT/PROSPECTUS	158
Indemnification of Directors and Officers	158
Exhibits and Financial Statement Schedules	160
Undertakings	160
SIGNATURES	161
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	163
ANNEX A – DOME VENTURES CORPORATION CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008	F-1
ANNEX B – DOME VENTURES CORPORATION UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERS ENDED DECEMBER 31, 2009 AND 2008	F-23
EXHIBIT INDEX	165

QUESTIONS AND ANSWERS

Following are some questions that you, as a stockholder of either Metalline or Dome, may have regarding the merger and the other matters being considered at the meetings and the answers to those questions.  Metalline and Dome urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the meetings.  Additional important information is also contained in the Annexes to and the documents incorporated by reference into this joint proxy statement/prospectus.  All references in this joint proxy statement/prospectus to “Metalline” refer to Metalline Mining Company, a Nevada corporation; all references in this joint proxy statement/prospectus to “Dome” refer to Dome Ventures Corporation, a Delaware corporation; all references in this joint proxy statement/prospectus to “Merger Sub” refer to Metalline Mining Delaware, Inc., a Delaware corporation and a direct wholly owned subsidiary of Metalline; unless otherwise indicated or as the context requires, all references in this joint proxy statement/prospectus to “we”, “our” and “us” refer to Metalline and Dome collectively; and all references to the “merger agreement” refer to the Agreement and Plan of Merger and Reorganization, dated as of December 4, 2009, by and among Dome, Metalline and Merger Sub.  Metalline following completion of the merger is sometimes referred to in this joint proxy statement/prospectus as the “combined company”.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	Metalline and Dome have agreed to combine under the terms of a merger agreement that is described in this joint proxy statement/prospectus.

In order to complete the merger (among other things):

•	Metalline stockholders must approve the issuance of shares of Metalline common stock in connection with the merger;

•	Dome stockholders must approve the merger agreement.

Metalline stockholders are also being asked to approve an amendment to Metalline’s Articles of Incorporation to increase the authorized number of shares of Metalline common stock from 160,000,000 to 300,000,000, to approve and adopt the Metalline 2010 Stock Option and Stock Bonus Plan, to vote on the election of the director nominees, and to ratify the appointment of Metalline’s auditors.

Metalline and Dome will hold separate meetings to obtain these approvals.  This joint proxy statement/prospectus contains important information about the merger and the meetings of the respective stockholders of Metalline and Dome, and you should read it carefully.

Your vote is important.  You do not need to attend the special meetings in person to vote.  We encourage you to vote as soon as possible.

Q:	What will I receive in the merger?

A:
If the merger is completed, holders of Dome common stock will receive, for each share of Dome common stock outstanding immediately prior to the merger, approximately 0.96882 shares of Metalline common stock.  The exact number of Metalline shares issued to Dome stockholders will be determined based upon the number of outstanding shares of Dome at closing.  Upon completion of the merger, Metalline will issue a fixed total of 47,724,561 shares of its common stock to the holders of Dome common stock.  The exact exchange ratio of Metalline shares issued to Dome stockholders on a per share basis will be determined pursuant to the  merger agreement by dividing 47,724,561 by the number of shares of Dome common stock outstanding immediately prior to the merger.  As of the date hereof, there are 20,249,513 shares of Dome outstanding. Taking into account the automatic exercise of the special warrants issued by Dome in connection with the proposed merger on January 11, 2010, Dome expects the per share exchange ratio to be 0.96882 shares of Metalline common stock issued for each outstanding share of Dome common stock.  This per share exchange ratio assumes that none of Dome’s common share purchase warrants outstanding on the date hereof will be exercised prior to the merger.  In addition, as of the date hereof, all outstanding options of Dome have been exercised or expired and Dome does not expect to issue any additional options prior to the merger.

Dome stockholders will not receive any fractional shares of Metalline common stock in the merger.  Instead, if the aggregate number of shares of Metalline common stock that a holder of Dome common stock is entitled to received in the merger is (i) a fractional share representing 0.5 or more of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded up to the next whole number or (ii) a fractional share representing less than 0.5 of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded down to the next whole number and no additional compensation will be paid in respect of such fractional share.

Metalline stockholders will not receive any merger consideration and will continue to hold their shares of Metalline common stock.

Q:	What is the value of the merger consideration?

A:
Because Metalline will issue a fixed number of shares of Metalline common stock in exchange for each share of Dome common stock, the value of the merger consideration that Dome stockholders will receive will depend on the price per share of Metalline common stock at the time the merger is completed.  That price will not be known at the time of the stockholder meetings and may be less than the current price or the price at the time of the stockholder meetings.

Q:	When and where will the special meetings be held?

A:
The Metalline special meeting in lieu of an annual meeting will be held at the offices of its legal counsel, Burns Figa & Will, P.C., at 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111, on April 15, 2010, at 10:00 a.m. Mountain Time.  The Dome special meeting will be held at Suite 2200, 885 West Georgia Street, Vancouver, BC V6C 3E8, on April 14, 2010, at 10:00 a.m. Pacific Time.

Q:	How do I vote?

A:
If you are a stockholder of record of Metalline as of the close of business on the record date for the Metalline special meeting, you may vote in person by attending your stockholder meeting or, to ensure your shares are represented at the meeting, you may authorize a proxy to vote by signing and returning your proxy card in the postage-paid envelope provided.  If you are a stockholder of record of Dome as of the close of business on the record date for the Dome special meeting, you may vote in person by attending your stockholder meeting or, to ensure your shares are represented at the meeting, you may authorize a proxy to vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning your proxy card in the postage-paid envelope provided.

If you hold Metalline shares or Dome shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at your special meeting.

Q:	My shares are held in “street name” by my broker. Will my broker automatically vote my shares for me?

A:
No.  If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.”  You are not the “record holder” of such shares.  If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee.  As the beneficial holder, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority.  This is often called a “broker non-vote”.

Please follow the voting instructions provided by your broker, bank or other nominee so that they may vote your shares on your behalf.  Please note that you may not vote shares held in street name by returning a proxy card directly to Metalline or Dome or by voting in person at your stockholder meeting unless you first provide a proxy from your broker, bank or other nominee.

If you are a Metalline stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any matter over which they do not have discretionary authority.  Such a broker non-vote will have no effect on the vote on any of the Metalline proposals, assuming a quorum is present.

If you are a Dome stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any matter over which they do not have discretionary authority.  Such a broker non-vote will have the effect of a vote against the merger agreement.

Q:	Who is entitled to vote at the Metalline and Dome special meetings?

A:
Metalline:  Metalline has fixed March 9, 2010 as the record date for the Metalline stockholder meeting.  If you were a Metalline stockholder at the close of business on such date, you are entitled to vote on matters that come before the Metalline stockholder meeting.

A:
Dome:  Dome has fixed March 9, 2010 as the record date for the Dome stockholder meeting.  If you were a Dome stockholder at the close of business on such date, you are entitled to vote on matters that come before the Dome stockholder meeting.

Q:	How many votes do I have?

A:
Metalline:  You are entitled to one vote for each share of Metalline common stock that you owned as of the close of business on the Metalline record date.  As of the close of business on the Metalline record date, there were approximately 55,366,829 outstanding shares of Metalline common stock.

A:
Dome:  You are entitled to one vote for each share of Dome common stock that you owned as of the close of business on the Dome record date.  As of the close of business on the Dome record date, there were approximately 20,249,513 outstanding shares of Dome common stock.

Q:	What vote is required to approve each proposal?

A:
Metalline:  The issuance of Metalline common stock to Dome stockholders, the approval of the Metalline 2010 Stock Option and Stock Bonus Plan, and the ratification of the appointment of Hein & Associates LLP will each be approved if a majority of the votes cast on each such proposal vote in favor of such proposal.  Votes to abstain and broker non-votes will have no effect.

The amendment to Metalline’s Articles of Incorporation will be approved if the number of votes cast in favor of the proposal exceeds a majority of the number of votes entitled to be cast on the proposal.  Votes to abstain and broker non-votes will have the effect of a vote against this proposal.

The election of directors will be by plurality of votes cast, without respect to withheld votes for a nominee.  Broker non-votes will have no effect.  The election of director nominees Edgar and Hitzman is conditioned on completion of the merger.

A:
Dome:  The proposal at the Dome special meeting to approve the merger requires the affirmative vote of at least a majority of the votes entitled to be cast by holders of outstanding common stock of Dome as of the close of business on the record date of the Dome special meeting.  Failures to vote, votes to abstain and broker non-votes will have the effect of a vote against the merger proposal.

Q:	What will happen if I fail to vote or I abstain from voting?

A:
Metalline:  If you are a Metalline stockholder and fail to vote, mark your proxy or voting instructions to abstain or fail to instruct your broker, bank or other nominee to vote, it will have no effect on any of the Metalline proposals, except for the amendment to the Articles of Incorporation, in which case it will have the effect of a vote against the proposal.  However, if you mark your proxy or voting instructions to withhold your vote on the election of any of the directors, it will have no effect on the election of each such director.

A:
Dome:  If you are a Dome stockholder and fail to vote, fail to instruct your broker, bank or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have the effect of a vote against the proposal to approve the merger.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:
If you are a holder of record and sign and return your proxy card without indicating how to vote on any particular proposal, the Metalline common stock or Dome common stock represented by your proxy will be voted in accordance with the recommendation of the Board of Directors of Metalline or Dome, as applicable.

Q:	What constitutes a quorum?

A:
Metalline:  Stockholders who hold at least one-third of the shares issued and outstanding and who are entitled to vote at the Metalline stockholders meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Metalline special meeting.  All shares of Metalline common stock represented at the Metalline stockholders meeting, including shares that are represented but that abstain from voting, and shares that are represented but that are held by brokers, banks and other nominees who do not have authority to vote such shares (i.e., a broker non-vote), will be treated as present and entitled to vote for purposes of determining the presence or absence of a quorum.

A:
Dome:  Stockholders entitled to cast one-third of all the votes entitled to be cast at the Dome special meeting must be present in person or by proxy to constitute a quorum for the transaction of business at the Dome special meeting.    Even if a quorum is present at the Dome special meeting, the merger can only be approved if at least a majority of the votes entitled to be cast by holders of outstanding common stock of Dome as of the close of business on the record date vote in favor of the proposal.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes.

If you are a record holder of either Metalline or Dome:  If you are a record holder of shares, you can change your vote at any time before your proxy is voted at your special meeting.  You can do this in one of three ways:

•	you can grant a new, valid proxy bearing a later date;

•	you can send a signed notice of revocation; or

•
you can attend your special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Metalline or Dome, as applicable, no later than the beginning of the applicable special meeting.  In the case of Dome shareholders, if you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

If you hold shares of either Metalline or Dome in “street name”:  If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of Dome common stock?

A:
The merger is intended to be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Assuming the merger qualifies as such a reorganization, a U.S. holder of Dome common stock generally will not recognize any gain or loss upon receipt of Metalline common stock solely in exchange for Dome common stock in the merger.  See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”.

Q:	When do you expect the merger to be completed?

A:	Metalline and Dome are working to complete the merger in the first half of 2010.

Q:	What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its Annexes.  Then please authorize a proxy to vote your shares as soon as possible so that they may be represented at your special meeting.

Q:	Do I need to do anything with my shares of common stock now?

A:
No.  If you are a Dome stockholder, after the merger is completed, your shares of Dome common stock will be converted automatically into the right to receive approximately 0.96882 (the projected exchange ratio) shares of Metalline common stock.  You do not need to take any action at the current time.

If you are a Metalline stockholder, you are not required to take any action with respect to your shares of Metalline common stock.

Q:           Are stockholders entitled to appraisal rights?

A:	No. Neither the stockholders of Metalline nor the stockholders of Dome are entitled to appraisal rights in connection with the merger.

Q:	What happens if I sell my shares of Dome common stock before the Dome special meeting?

A:
The record date of the Dome special meeting is earlier than the date of the Dome special meeting and the date that the merger is expected to be completed.  If you transfer your Dome shares after the Dome record date but before the Dome special meeting, you will retain your right to vote at the Dome special meeting, but will have transferred the right to receive the merger consideration in the merger.  In order to receive the merger consideration, you must hold your shares through the effective time of the merger.

Q:	What if I hold shares in both Metalline and Dome?

A:
If you are a stockholder of both Metalline and Dome, you will receive two separate packages of proxy materials.  A vote as a Metalline stockholder will not count as a vote as a Dome stockholder, and a vote as a Dome stockholder will not count as a vote as a Metalline stockholder.  Therefore, please separately vote each of your Metalline and Dome shares.

Q:	Are there any risks I should consider in deciding how to vote?

A:           Yes.  See “Risk Factors” on page ___ of this joint proxy statement/prospectus.

Q:	Who can help answer my questions?

A:
Metalline stockholders or Dome stockholders who have questions about the merger or the other matters to be voted on at the special meetings or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

Metalline Mining Company 1330 E. Margaret Ave. Coeur d’Alene, ID 83815 (208) 665-2002 Attn: Investor Relations	Dome Ventures Corporation Suite 2200, 885 West Georgia Street Vancouver, BC V6C 3E8 (604) 687-5800 Attn: Investor Relations

The above questions and answers do not provide all the information relating to the Dome or Metalline special meetings or the proposed merger and are qualified in their entirety by the more detailed information elsewhere in this joint proxy statement/prospectus.  You are urged to read this joint proxy statement/prospectus in its entirety before deciding how to vote your shares.

SUMMARY

    This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that is important to you.  Metalline and Dome urge you to read carefully the remainder of this joint proxy statement/prospectus, including the Annexes, and the other documents to which we have referred you because this summary does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the Metalline and Dome special meetings.  See also the section entitled “Where You Can Find More Information” on page ___.  We have included page references in this summary to direct you to a more complete description of the topics presented below.

Reporting Currencies and Accounting Principles

    Unless otherwise indicated, all references herein to “$” in this joint prospectus/proxy statement refer to U.S. dollars and all references to “Cdn$” in this Circular refer to Canadian dollars.

    Metalline’s financial statements are reported in U.S. dollars and are prepared in accordance with U.S. GAAP. Dome’s financial statements are reported in U.S. dollars and are prepared in accordance with Canadian GAAP.  See Note 12 to Dome’s audited consolidated financial statements attached to this proxy statement as Annex A for differences between Canadian and United States generally accepted accounting principles.

Exchange Rates

    The following table sets forth (i) the noon rates of exchange for the Canadian dollar, expressed in Canadian dollars per U.S. dollar, in effect at the end of the period indicated, (ii) the average noon rates of exchange for such periods, and (iii) the high and low noon rates of exchange during such periods, in each case based on the noon rates of exchange as quoted by the Bank of Canada:

Canadian Dollar per U.S. dollar

Canadian Dollar per U.S. dollar	January 1, 2010 through March 9, 2010	Year ended December 31,
		2009	2008	2007
Noon rate at end of period	-	1.0460	1.2246	0.9881
Average noon rate for period	-	1.1420	1.0660	1.0748
High noon rate for period	-	1.3000	1.2969	1.1853
Low noon rate for period	-	1.0292	0.9719	0.9170

The Companies

Metalline Mining Company (see page __)

Metalline Mining Company
1330 E. Margaret Ave
Coeur d’Alene, Idaho 83815
Telephone:  (208) 665-2002

    Metalline, a Nevada corporation, is an exploration stage company, engaged in the business of mineral exploration.  The Company currently owns sixteen concessions, which are located in the municipality of Sierra Mojada, Coahuila, Mexico (the “Property”).  The Company’s objective is to define sufficient mineral reserves on the Property to justify the development of a mechanized mining operation (the “Project”).  The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. (“Minera”) and Contratistas de Sierra Mojada S.A. de C.V. (“Contratistas”).

    Additional information about Metalline and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus.  See “Where You Can Find More Information” on page ____.

Merger Sub (see page __)

    Merger Sub, a wholly owned subsidiary of Metalline, is a Delaware corporation that was formed on December 3, 2009 for the purpose of effecting the merger.  In the merger, Merger Sub will be merged with and into Dome, with Dome surviving as a wholly owned subsidiary of Metalline.

Dome Ventures Corporation (see page __)

Dome Ventures Corporation
Suite 2200, 885 West Georgia Street
Vancouver, BC V6C 3E8 Canada
Telephone:  (604) 687-5800

    Dome, a Delaware corporation, was incorporated in Canada and domesticated to the United States on December 16, 1999.  Dome’s principal business activities are the acquisition and exploration of mineral properties domiciled in Gabon, Africa.  Dome is in the exploration stage and has not yet determined whether any of its mineral properties contain ore reserves that are economically recoverable.

    Additional information about Dome and its subsidiaries is included elsewhere in this joint proxy statement/prospectus.  See “Description of Dome Ventures Corporation” on page ___.

Comparative Per Share Market Information

    Metalline common stock is traded on the NYSE Amex under the symbol “MMG” and Dome common stock is listed on the TSX Venture Exchange under the symbol “DV.U”.  No quarterly cash dividends were declared by Metalline or Dome and accordingly no cash dividend per share information is reported.  On November 12, 2009, the last full trading day prior to public announcement of the execution of the letter of intent with respect to the proposed merger, Metalline common stock closed at $0.59 per share, and Dome common stock closed at $0.46 per share.  We urge you to obtain current market quotations before making any decision with respect to the merger.

    The following table sets forth the high and low trading prices per share of Metalline common stock and Dome common stock for the periods indicated:

	Metalline		Dome
	High	Low	High	Low
Calendar Year Ended December 31, 2009
4th Quarter	$0.95	$0.39	$0.72	$0.15
3rd Quarter	$0.50	$0.23	$0.17	$0.15
2nd Quarter	$0.36	$0.18	$0.20	$0.16
1st Quarter	$0.40	$0.11	$0.21	$0.13

	Metalline		Dome
	High	Low	High	Low
Calendar Year Ended December 31, 2008
4th Quarter	$0.87	$0.20	$0.33	$0.11
3rd Quarter	$1.68	$0.60	$0.63	$0.31
2nd Quarter	$2.34	$1.62	$0.75	$0.37
1st Quarter	$2.70	$1.77	$0.51	$0.38

    On March 9, 2010 Metalline common stock closed at $______ per share and Dome common stock closed at $_____ per share.

Share Ownership of Management

    Metalline. As of the record date for the Metalline special meeting in lieu of an annual meeting, there were 55,366,829 shares of Metalline common stock outstanding.  Directors, executive officers and affiliates of Metalline beneficially owned approximately 9,599,109 of the outstanding Metalline common stock on the record date.  Metalline’s directors and officers have indicated that they intend to vote all of the Metalline shares of common stock held by them in favor of the proposal to approve the issuance of the Metalline shares of common stock to effect the merger (and effective as of January 25, 2010 certain of Metalline’s officers and directors entered into voting agreements with respect to this proposal), the proposal to approve the Metalline 2010 Stock Option and Stock Bonus Plan, the amendment to Metalline’s Articles of Incorporation to increase the company’s authorized capital, the election of the director nominees, the ratification and approval of Hein & Associates LLP, and any proposal that may be presented to adjourn the meeting.  The following votes are required to approve each proposal:  a majority of Metalline’s shares outstanding and entitled to vote is required to approve the proposed amendment to the company’s articles of incorporation; a majority of the votes cast is required to approve the issuance of the shares of common stock to effect the merger, to approve the adoption of the 2010 Stock Option and Bonus Plan and to approve/ratify the appointment of Hein & Associates; and directors are elected by a plurality of votes cast.

      Dome.   As of the record date for the Dome special meeting, there were 20,249,513 shares of Dome common stock outstanding. Directors, executive officers and affiliates of Dome beneficially owned approximately 51% of the shares of Dome common stock on the record date.  Each of Dome’s officers and directors has indicated that they intend to vote for the approval and adoption of the merger agreement.  The transaction requires that a majority of votes entitled to be cast approve the agreement.

Past Material Contacts, Transactions, or Negotiations

    Although Metalline and Dome are both engaged in the exploration of mineral properties the parties have not previously had substantive discussions regarding a material transaction, business combination or any similar type of transaction between the two companies.  Other than the Agreement and Plan of Merger and Reorganization, there have been no past negotiations, transactions, or material contacts during the past two years between Metalline and Dome.

The Merger and the Merger Agreement

The Merger (see page __)

    The Board of Directors of Metalline and the Board of Directors of Dome have agreed to a strategic combination of their two companies under the terms of the merger agreement.  Upon completion of the merger, Dome will become a wholly owned subsidiary of Metalline.  Metalline and Dome encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

Terms of the Merger; Merger Consideration (see page __)

    The merger agreement provides for the merger of Merger Sub with and into Dome, with Dome surviving as a wholly owned subsidiary of Metalline.  Upon completion of the merger, each share of Dome common stock issued and outstanding immediately prior to the completion of the merger, except for any shares of Dome common stock held by Metalline or Merger Sub (which will be cancelled), will be converted into the right to receive approximately 0.96882 shares of Metalline common stock, although the exact exchange ratio may vary based on the number of shares of Dome common stock issued and outstanding at the time of closing.

    Metalline will not issue any fractional shares of Metalline common stock in the merger.  Instead, if the aggregate number of shares of Metalline common stock that a holder of Dome common stock is entitled to received in the merger is (i) a fractional share representing 0.5 or more of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded up to the next whole number or (ii) a fractional share representing less than 0.5 of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded down to the next whole number and no additional compensation will be paid in respect of such fractional share.

Treatment of Stock Options (see page ___)

    Stock Options.  Upon completion of the merger, each outstanding stock option to purchase Dome common stock (if any) will be converted pursuant to the merger agreement into a stock option to acquire shares of Metalline common stock on the same terms and conditions as were in effect immediately prior to the completion of the merger.  The number of shares of Metalline common stock underlying each converted Dome stock option will be determined by multiplying the number of shares of Dome common stock subject to such stock option immediately prior to the completion of the merger by the 0.96882 exchange ratio, and rounding down to the nearest whole share.  The exercise price per share of each converted Dome stock option will be determined by dividing the per share exercise price of such stock option by the 0.96882 exchange ratio, and rounding up to the nearest whole cent.  However, Dome does not expect that any options will be outstanding at or immediately prior to the completion of the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page __)

    The merger is intended to be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.  Assuming the merger qualifies as such a reorganization, a U.S. holder of Dome common stock generally will not recognize any gain or loss upon receipt of Metalline common stock solely in exchange for Dome common stock in the merger.

    Tax matters are very complicated and the tax consequences of the merger to each Dome stockholder will depend on such stockholder’s particular facts and circumstances.  Dome stockholders are urged to consult their tax advisors to understand fully the tax consequences to them of the merger.

Recommendations of the Board of Directors of Metalline (see page __)

    At a special meeting held on December 3, 2009, the Metalline Board of Directors determined that the merger and the other transactions contemplated by the merger agreement, including the issuance of Metalline common stock in the merger, are advisable and in the best interests of Metalline and its stockholders.  Accordingly, the Metalline Board of Directors recommends that the Metalline stockholders vote “FOR” the proposal to issue shares of Metalline common stock in the merger.

Recommendation of the Board of Directors of Dome (see page __)

    At a meeting held on December 2, 2009, the Dome Board of Directors, by the unanimous vote of its directors, determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of Dome stockholders, and directed that the merger be submitted for consideration by the Dome stockholders at the Dome special meeting.  Accordingly, the Dome Board of Directors recommends that the Dome stockholders vote “FOR” the approval of the merger agreement.

Financial Interests of Metalline Directors and Officers in the Merger (see page __)

    In considering the recommendation of the Metalline Board of Directors that you vote to approve the issuance of Metalline common stock in connection with the merger, you should be aware that some of Metalline’s directors and officers have financial interests in the merger that are different from, or in addition to, those of Metalline stockholders generally.  The Metalline Board of Directors was aware of and considered these potential interests, among other matters, in evaluating the merger agreement and the merger, and in recommending to you that you approve the issuance of Metalline common stock in connection with the merger.

    Following the completion of the merger, members of the Metalline Board of Directors, except Dr. Roger Kolvoord, will continue to be directors of the combined company, and it is anticipated that all executive officers of Metalline will continue to be executive officers of the combined company.

    Each of Metalline’s current executive officers (being Messrs. Bingham, Kolvoord, Brown and Devers) has entered into an employment agreement with the company.  Each agreement provides that if there is a “change of control” of the company and the executive’s employment agreement is not renewed in the year following the calendar year that the change of control event occurred, then the executive would be entitled to a severance payment equal to one year of his annual salary.  The merger transaction would likely be a “change of control” event as the term is used in each executive’s employment agreement.  Thus, if any of the employment agreements is terminated during 2009, or not renewed for 2010,then the affected executive may be entitled to a severance payment under the terms of his employment agreement.

Financial Interests of Dome Directors and Officers in the Merger (see page ___)

    These interests include the following:

•
Brian Edgar, the current Chief Executive Officer and Director of Dome, is included in the slate of nominees for the combined company, and will serve on the Metalline Board if elected by the Metalline stockholders.

•
Certain Dome affiliates hold equity interests in Metalline and upon closing the merger will be entitled to receive shares of Metalline common stock in exchange for their Dome shares.  However, the exchange ratio to be received by the Dome affiliates will be the same as that of other Dome stockholders.

Board of Directors and Management After the Merger (see page __)

    Upon the effective time of the merger, the Metalline Board of Directors will be expanded from its current size of five members to seven members.  Four of the original members of the pre-merger Metalline Board of Directors, plus one new Metalline nominee, will be appointed to the post-merger Metalline board.  One member of the pre-merger Dome board, plus one Dome nominee not currently affiliated with Dome, will be appointed to the post-merger Metalline board at the effective time of the merger, subject to election by the Metalline stockholders.  Mr. Edgar is the current Dome director on the slate for election to the Metalline board, and Dr. Murray is the other Dome nominee on the slate for election of Metalline directors.

    Following the merger, it is expected that Mr. Edgar, currently Chief Executive Officer, President and a director of Dome, will serve as Chairman of the combined company.  Merlin Bingham, currently the President and Chairman of Metalline, will continue to serve as President and a director of the combined company.  All other executive officers of Metalline are anticipated to continue to serve as executive officers of the combined company.

Regulatory Approvals Required for the Merger (see page __)

    Metalline and Dome have agreed to use their reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement.  The combined company must use its reasonable efforts to obtain, prior to the merger, approval for the listing/quotation of the Metalline shares to be issued in the merger on the NYSE Amex and the TSX Venture Exchange.

Completion of the Merger (see page __)

    Metalline and Dome currently expect to complete the merger in the first half of 2010, subject to receipt of required stockholder and regulatory approvals and the satisfaction or waiver of the conditions to the merger described in the merger agreement.

Conditions to Completion of the Merger (see page __)

    As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived.  These conditions include, among others, the receipt of the approval of Dome stockholders of the merger agreement, the receipt of the approval of Metalline stockholders of the issuance of Metalline common stock in the merger, listing in NYSE AMEX of the shares issued in the merger, listing all of Metalline shares on the TSX Venture Exchange, the receipt of all required consents approvals, the accuracy of representations and warranties made by the parties in the merger agreement, performance by the parties of their obligations under the merger agreement (subject in each case to certain materiality standards), and the absence of a material adverse effect on each party.  Dome and Metalline cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

    None of the following are conditions to completion of the merger:  (i) approval of the amendment to Metalline’s Articles of Incorporation; (ii) approval of the Metalline 2010 Stock Option and Stock Bonus Plan; (iii) election of any individual director on the slate of nominees; (iv) ratification of the appointment of Hein & Associates LLP.

Termination of the Merger Agreement (see page __)

    The merger agreement may be terminated at any time prior to the effective time of the merger, even after the receipt of the requisite stockholder approvals, under the following circumstances:

•	by mutual written consent of Metalline and Dome;

•	by either Metalline or Dome if:

➢	the merger is not completed by May 30, 2010;

➢	any law or regulation is passed that makes the merger illegal or any decree or order is issued that enjoins either Metalline or Dome from completing the merger;

•
by Dome upon written notice to Metalline if (i) the Metalline Board withdraws, modifies or changes in a manner adverse to Dome its approval or recommendation of the share issuance to Dome stockholders pursuant to the merger agreement, (ii) the Metalline Board approves or recommends a superior proposal (as defined in the merger agreement), or (iii) the merger is not submitted for the approval of Metalline stockholders by May 15, 2010;

•
by Metalline upon written notice to Dome if: (i) the Dome Board withdraws, modifies or changes in a manner adverse to Metalline its approval or recommendation of the merger, (ii) the Dome Board approves or recommends a superior proposal, or (iii) the Merger is not submitted for the approval of Dome stockholders by May 15, 2010;

•	by Metalline upon written notice to Dome in order to enter into a definitive written agreement with respect to a superior proposal;

•	by Dome upon written notice to Metalline in order to enter into a definitive written agreement with respect to a superior proposal;

•	by Dome if the Metalline stockholders shall not have approved the share issuance to the Dome stockholders pursuant to the Merger Agreement;

•	by Metalline if the Dome stockholders shall not have approved the merger;

•	upon notice by Dome to Metalline if certain conditions for the benefit of Dome have not been satisfied or waived by Dome; or

•	upon notice by Metalline to Dome if certain conditions for the benefit of Metalline have not been satisfied or waived by Metalline.

    Additionally, the following conditions precedent in the Merger Agreement have already been met:

•	Metalline received gross proceeds of $2,990,000 by way of a private placement on or before December 23, 2009; and

•
Dome completed a private placement of special warrants for gross proceeds of $13,010,000, which amount is held in escrow until the effective time of the merger.  The special warrants are further described herein under the heading “Description of Dome’s Business.”

Expenses and Termination Fees (see page __)

    Generally, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses.  However, upon termination of the merger agreement under certain circumstances, Metalline may be obligated to pay Dome a termination fee of $964,000 and, in other circumstances, Dome may be obligated to pay Metalline a termination fee of $964,000.  Additionally, either party may be obligated to pay certain agency fees and expenses in connection with the special warrant private placement conducted by Dome.

No Appraisal Rights (see page ___)

    Under the Nevada General Corporation Law, the holders of Metalline common stock are not entitled to appraisal rights in connection with the merger or any of the Metalline proposals.  Under the Delaware General Corporation Law, the holders of Dome common stock are not entitled to appraisal rights in connection with the merger.

The Metalline Special Meeting

Date, Time and Place (see page __)

      The special meeting of Metalline stockholders will be held at the offices of its legal counsel, Burns Figa & Will, P.C., at 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111 on April 15, 2010, at 10:00 a.m. Mountain Time.

Purpose of the Metalline Special Meeting (see page __)

    At the Metalline special meeting, Metalline stockholders will be asked:

•	to vote on a proposal to approve the issuance of Metalline common stock to Dome stockholders in connection with the merger;

•	to vote on a proposal to amend the Articles of Incorporation of Metalline to increase the authorized number of shares of Metalline common stock from 160,000,000 to 300,000,000;

•	to vote on a proposal to adopt the Metalline 2010 Stock Option and Stock Bonus Plan;

•	to vote on the election of the slate of director nominees;

•	to ratify the appointment of Hein & Associates LLP as its independent registered public accounting firm; and

•
to vote upon an adjournment of the Metalline special meeting  in lieu of annual meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes for the approval of any of the foregoing proposals).

    Completion of the merger is conditioned on approval of the issuance of Metalline common stock in the merger.  None of the following are conditions to completion of the merger:  (i) approval of the amendment to Metalline’s Articles of Incorporation; (ii) approval of the Metalline 2010 Stock Option and Stock Bonus Plan; (iii) election of any individual director on the slate of nominees (except for nominees Edgar and Hitzman); (iv) ratification of the appointment of Hein & Associates LLP.

Metalline Record Date; Stock Entitled to Vote (see page __)

    Only holders of shares of Metalline common stock at the close of business on March 9, 2010, the record date for the Metalline special meeting, will be entitled to notice of, and to vote at, the Metalline special meeting or any adjournments or postponements thereof.  On the record date, there were outstanding a total of 55,366,829 shares of Metalline common stock.  Each outstanding share of Metalline common stock is entitled to one vote on each proposal and any other matter coming before the Metalline special meeting.

Required Vote (see page __)

    The required votes to approve the Metalline proposals are as follows:

•
The issuance of Metalline common stock to Dome stockholders, the approval of the Metalline 2010 Stock Option and Stock Bonus Plan, and the ratification of the appointment of Hein & Associates LLP will each be approved if a majority of the votes cast on each such proposal vote in favor of such proposal.  Votes to abstain and broker non-votes will have no effect.

•
The amendment to Metalline’s Articles of Incorporation will be approved if the number of votes cast in favor of the proposal exceeds a majority of the number of votes entitled to be cast on the proposal.  Votes to abstain and broker non-votes will have the effect of a vote against this proposal.

•
The election of directors will be by plurality of votes cast, without respect to withheld votes for a nominee.  Broker non-votes will have no effect.  The election of director nominees Edgar and Hitzman is conditioned on completion of the merger.

    As of the close of business on the Metalline record date, directors and executive officers of Metalline had the right to vote 2,266,745 shares of Metalline common stock, or approximately 4.1% of the combined voting power of the outstanding shares of Metalline common stock entitled to vote at the Metalline special meeting (excluding any options or warrants held by the respective officer or director).

Approval of the Amendment to Metalline’s Articles of Incorporation (see page ___)

    Metalline is seeking stockholder approval of an amendment to its Articles of Incorporation to increase the authorized number of shares of Metalline common stock from 160,000,000 to 300,000,000.  Currently Metalline has outstanding 55,334,429 shares of its common stock.  If the merger is consummated, Metalline expects to have 103,058,990 outstanding shares of common stock (which includes the shares issued to effect the merger transaction).  Currently options and warrants to acquire 21,234,713 shares of common stock are outstanding, of which approximately 20,212,994 are expected to be outstanding immediately following the merger.  If the 2010 Stock Option and Stock Bonus Plan is approved, and Metalline’s stockholders approve the proposed increase to the company’s authorized capital, additional shares will be reserved for issuance pursuant to grants under that plan.  In total approximately 133,577,883 shares of common stock either outstanding or reserved for issuance if the merger is approved and the 2010 Plan is approved.

    The Metalline Stockholder Rights Plan, which was approved by stockholders of record in 2007, can only be effective with respect to protection of stockholders’ interests if twice the number of shares are authorized as is outstanding at any point in time.  Because of the approvals being asked from stockholders in this joint proxy statement/prospectus, and the expansion of Metalline’s exploration activities, the Board believes it is necessary to increase the authorized capital of Metalline.  The Board may determine, in its discretion, not to adopt and file the amendment if the merger is not consummated, even if the stockholders of Metalline approve the amendment.

The Metalline Board of Directors recommends that Metalline stockholders vote “FOR” the proposal to amend the Articles of Incorporation.

Approval of the Metalline 2010 Stock Option and Stock Bonus Plan (see page ___)

    Metalline is seeking stockholder approval of the Metalline 2010 Stock Option and Stock Bonus Plan.  Currently Metalline’s option plans have very few options still available for issuance.  The 2010 Plan would allow the combined company to continue to use stock options and restricted stock grants to attract and retain independent directors, management and key employees.  Metalline anticipates using some of the stock options to attract key employees needed for an increase in exploration activities in Sierra Mojada.  If the 2010 Plan is not approved, after the merger the combined company will not have sufficient share capacity to make appropriate grants to key employees and other individuals.

    Following completion of the merger, the combined company will not make any grants of equity awards under any Dome equity compensation plan.  Stockholder approval of the Metalline 2010 Stock Option and Stock Bonus Plan is not a condition to completion of the merger.

    The Metalline Board of Directors recommends that Metalline stockholders vote “FOR” the proposal to approve the Metalline 2010 Stock Option and Stock Bonus Plan.

    Metalline is seeking stockholder approval of the election of each nominee included on its slate of director nominees. If elected, each will hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal; provided that Mr. Edgar and Dr. Hitzman, if elected,  will not hold office until the effective time of the merger.

    The Metalline Board of Directors recommends that Metalline stockholders vote “FOR” each of the nominees included on its slate.

    Metalline is seeking stockholder ratification of the appointment of Hein & Associates LLP as its independent registered public accounting firm.  The Board of Directors directed that we submit the selection of Hein for ratification and approval by our stockholders at the special meeting.  Although Metalline is not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Board of Directors may reconsider its selection of Hein.  The Board considers Hein to be well qualified to serve as the independent auditors for the Company.

    The Metalline Board of Directors recommends that Metalline stockholders vote “FOR” the ratification of Hein & Associates LLP as our independent registered public accounting firm.

The Dome Special Meeting

Date, Time and Place (see page __)

    The special meeting of Dome stockholders will be held at Dome’s offices at Suite 220, 885 West Georgia Street, Vancouver, BC, Canada on April 14, 2010 at 10:00 a.m. Pacific Time.

Purpose of the Dome Special Meeting (see page __)

    At the Dome special meeting, Dome stockholders will be asked:

•	to approve the merger agreement pursuant to which Merger Sub will be merged with and into Dome; and

•	to approve an adjournment of the Dome special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to approve the merger agreement.

Dome Record Date; Stock Entitled to Vote (see page __)

    Only holders of shares of Dome common stock at the close of business on March 9, 2010, the record date for the Dome special meeting, will be entitled to notice of, and to vote at, the Dome special meeting or any adjournments or postponements thereof.  On the record date, there were outstanding a total of 20,249,513 shares of Dome common stock.  Each outstanding share of Dome common stock is entitled to one vote on each proposal and any other matter coming before the Dome special meeting.

Required Vote (see page __)

    The required votes to approve the Dome proposals are as follows:

•
Approval of the merger agreement requires approval by the affirmative vote of at least a majority of the votes entitled to be cast by holders of outstanding common stock of Dome.  Votes to abstain and broker non-votes will have the effect of a vote against this proposal.

      As of the close of business on the Dome record date, directors and executive officers of Dome and their affiliates had the right to vote 10,675,898 shares of Dome common stock, or 51% of the combined voting power of the outstanding shares of Dome common stock entitled to vote at the Dome special meeting.

    The Dome Board of Directors recommends a vote “FOR” the approval of the merger agreement.

Selected Historical Consolidated Financial Data

Selected Historical Consolidated Financial Data of Metalline

The tables below present summary selected financial data of Metalline prepared in accordance with U.S. generally accepted accounting principles.  The following selected financial data should be read in conjunction with Metalline’s financial statements and related notes, Management’s Discussion and Analysis of Results of Operations and Financial Condition for the year ended October 31, 2009, and other financial information in Metalline’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed with the SEC on January 11, 2010, and Annual Report on 10-K for the fiscal year ended October 31, 2008 as filed with the SEC on February 13, 2009 which are incorporated by reference into this prospectus.  See “Where You Can Find More Information” on page ____.

    The statement of operations data set forth below for the fiscal year ended October 31, 2009, 2008 and 2007 and the balance sheet data as of October 31, 2009 and 2008, are derived from, and qualified by reference to, the audited financial statements of Metalline and the related notes thereto that are incorporated by reference into this prospectus.  The statements of operations data for the fiscal years ended October 31, 2005 and 2006, and the balance sheet data as of October 31, 2006 and 2005, are derived from audited financial statements not included in, or incorporated by reference into, this prospectus.

	(in thousands, except per share data) Year Ended October 31,
	2009	2008	2007	2006	2005

Selected Operating Data:
Loss from continuing operations	$(4,850)	$(12,320)	$(6,932)	$(11,193)	$(3,302)
Weighted average basic and diluted shares outstanding	41,483	39,583	35,253	30,749	20,014
Basic and Diluted Net Loss per common share	(0.12)	(0.31)	(0.20)	(0.36)	(0.16)

Selected Balance Sheet Data:
Cash & Marketable Securities	$1,483	$2,229	$9,334	$6,615	$213
Total Assets	7,042	7,818	15,233	11,612	5,085
Total Liabilities	805	378	401	490	303
Stockholders’ Equity	6,237	7,440	14,832	11,122	4,783

Selected Historical Consolidated Financial Data of Dome

    The tables below present summary selected financial data of Dome prepared in accordance with Canadian generally accepted accounting principles and reconciled to U.S. generally accepted accounting principles.  The following selected financial data should be read in conjunction with Dome’s financial statements and related notes included as Annex A to this prospectus.  Also see Dome Management’s Discussion and Analysis of Results of Operations and Financial Condition for the year ended September 30, 2009 on page ___.

      The statement of operations data set forth below for the fiscal year ended September 30, 2009, and 2008 and the balance sheet data as of September 30, 2009 and 2008 are derived from, and qualified by reference to, the audited financial statements of Dome and the related notes thereto that are included as Annex A to this prospectus.  The statements of operations data for the fiscal years ended September 30, 2007, 2006 and 2005, and the balance sheet data as of September 30, 2007, 2006 and 2005, are derived from audited financial statements not included in, or incorporated by reference into, this prospectus.

	(in thousands, except per share data) Year Ended September 30,
	2009	2008	2007	2006	2005

Selected Operating Data:
Loss from continuing operations	$(1,228)	$(2,080)	$(1,036)	$(623)	$(15)
Weighted average basic and diluted shares outstanding	18,700	11,260	10,180	10,000	9,937
Basic and Diluted Net Loss from continuing operations per common share	(0.07)	(0.18)	(0.10)	(0.06)	(0.00)

Selected Balance Sheet Data:
Cash & Marketable Securities	$2,513	$3,735	$4,877	$3,947	$4,444
Total Assets	2,533	3,757	4,894	5,368	5,953
Total Liabilities	3	105	127	156	139
Stockholders’ Equity	2,530	3,652	4,767	5,212	5,814

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Information

    The pro forma balance sheet information combines Metalline’s October 31, 2009 consolidated balance sheet with Dome’s September 30, 2009 consolidated balance sheet as if the merger and related equity transactions had occurred on October 31, 2009.  The pro forma statement of operations information for the fiscal year ended October 31, 2009 combines Metalline’s consolidated statement of operations for the fiscal year ended September 30, 2009 as if the merger had occurred on November 1, 2009, the first day of Metalline’s 2009 fiscal year.  The unaudited pro forma financial data does not purport to represent what the combined results of operations of Metalline and Dome would have been had the merger occurred on November 1, 2008 or to project the results of operations or financial condition for any future date or period.  The summary unaudited pro forma financial information is based upon the assumptions described in the notes thereto and should be read in conjunction with the “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page ___.

(in thousands, except per share data) Year Ended October 31, 2009
Selected Operating Data:
Loss from operations attributable to Metalline/Dome	$(6,516)
Weighted average basic and diluted shares outstanding	94,109
Basic and Diluted Net Loss per common share	(0.07)

Selected Balance Sheet Data:
Cash and Cash Equivalents	$18,436
Total Assets	35,172
Total Liabilities	808
Stockholders’ Equity	34,364

Certain Historical and Pro Forma Per Share Data

    The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for Metalline’s common stock and Dome’s common stock.  The pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had occurred on October 31, 2009 in the case of book value per share data and as of November 1, 2008 in the case of net income per share data.  No Dividends were declared by Metalline or Dome and accordingly no dividend per common share data is presented.

    The pro forma per share balance sheet information combines Metalline’s October 31, 2009 consolidated balance sheet with Dome’s September 30, 2009 consolidated balance sheet as if the merger had occurred on October 31, 2009.  The pro forma per share statement of operations information for the fiscal year ended October 31, 2009 combines Metalline’s consolidated statement of operations for the fiscal year ended October 31, 2009 with Dome’s consolidated statement of operations for the fiscal year ended September 30, 2009 as if the merger had occurred on November 1, 2009, the first day of Metalline’s 2009 fiscal year.  The Dome pro forma equivalent per share financial information is calculated by multiplying the unaudited Metalline pro forma combined per share amounts by the expected 0.96882 exchange ratio.

    The following information should be read in conjunction with the audited consolidated financial statements of Metalline and Dome, which are included or incorporated by reference in this joint proxy statement/prospectus, and the financial information contained in the section entitled “Metalline and Dome Unaudited Pro Forma Condensed Combined Financial Information” beginning on page ___.  The unaudited pro forma information below is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.  In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

As of and for the Year Ended October 31, 2009
Metalline Historical Data Per Common Share:
Loss from continuing operations – Basic and Diluted	$(0.12)
Book value per share	$0.13

As of and for the Year Ended September 30, 2009
Dome Historical Data Per Common Share:
Loss from continuing operations – Basic and Diluted	$(0.07)
Book value per share	$0.14

As of and for the Year Ended October 31, 2009
Metalline Pro-Forma Combined Data Per Common Share:
Loss from continuing operations – Basic and Diluted	$(0.07)
Book value per share	$0.33

As of and for the Year Ended September 30, 2009
Dome Pro-Forma Equivalent Per Common Share:
Loss from continuing operations – Basic and Diluted	$(0.07)
Book value per share	$0.32

COMPARISON OF RIGHTS OF DOME STOCKHOLDERS
AND METALLINE STOCKHOLDERS

    Dome is incorporated under the laws of the State of Delaware, and Metalline is incorporated under the laws of the State of Nevada.  As a result of the merger, the stockholders of Dome will become stockholders of Metalline.  As stockholders of Dome, their rights are currently governed by the Delaware General Corporation Law and by Dome’s certificate of incorporation, as amended, and its bylaws.  The following discussion summarizes material differences between Dome’s certificate of incorporation, as amended, and Dome’s bylaws and Metalline’s articles of incorporation as amended and Metalline’s amended and restated bylaws; and between certain provisions of Delaware law and Nevada law affecting stockholders’ rights.  This section does not include a complete description of all differences between the rights of these holders, nor does it include a complete description of the specific rights of these holders.  In addition, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences that are equally important do not exist.

Authorized Capital

    Dome.  The total number of authorized shares of capital stock of Dome is 150,000,000 shares, consisting of 100,000,000 common shares, par value $0.001 per share, and 50,000,000 preferred shares, par value $0.001 per share.  There are currently no shares of preferred stock issued and outstanding.

    Metalline.  The total number of authorized shares of capital stock of Metalline is 160,000,000 shares, consisting solely of common stock, par value $0.01.  However, Metalline is submitting to the shareholders for approval an amendment to increase authorized capital to 300,000,000 shares of common stock.

Number and Election of Directors

    Dome.  The Board of Directors of Dome currently consists of six members.  Dome’s certificate of incorporation, as amended, provides that the number of directors shall be fixed as specified or provided for in the bylaws of the corporation.  Dome’s bylaws provide that the Dome Board of Directors will consist of a number of directors, of not less than 3 but no more than 15, with the number to be fixed from time to time by resolution of the Dome Board of Directors.

    Under Delaware law, stockholders do not have cumulative voting rights for the election of directors unless the corporation’s certificate of incorporation so provides.  Dome’s certificate of incorporation, as amended, provides that no holder of common stock or preferred stock shall have any right to cumulate votes in the election of directors.

    Metalline.  The Board of Directors of Metalline currently consists of five members.  Both Metalline’s articles of incorporation and its bylaws provide that the number of directors shall be not less than 3 but no more than 9, with the number to be fixed from time to time by resolution of the Metalline Board of Directors.

    Under Nevada law, cumulative voting in the election of directors is only available to stockholders if the corporation’s articles of incorporation so provide.  Metalline’s articles of incorporation expressly provide that cumulative voting is not permitted.

Removal of Directors

    Dome.  Under Delaware law, any director or the entire Board of Directors of a Delaware corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.  Likewise Dome’s certificate of incorporation, as amended, provides that any director or the entire Board of Directors may be removed at any time but only with the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled to vote in the election of directors.

    Metalline.  Under Nevada law, a director may be removed by the vote of the holders of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, subject to certain restrictions concerning cumulative voting.  However, a Nevada corporation may include in its articles of incorporation a provision requiring the approval of more than two-thirds of the voting power to remove a director.  Metalline’s articles of incorporation do not provide for a larger percentage of the voting power to remove a director.  Under Metalline’s bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of the shares of issued and outstanding capital stock entitled to vote.  However, Metalline’s bylaws provide that a director may be removed by the stockholders only at a meeting called for the purpose of removing him and the notice for that meeting must state that the purpose, or one of the purposes, of the meeting is removal of directors.

Filling Vacancies on the Board of Directors

    Dome.  Pursuant to Dome’s certificate of incorporation, as amended, and Dome’s bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office.  Any directors elected to fill vacancies or newly created directorships shall hold office until the next annual meeting of stockholders at which the term of the class to which such directors shall have been chosen expires (but such directors shall be eligible for election at such meeting), and when their successors shall be duly elected and qualified.

    Metalline.  In accordance with Nevada law, vacancies and newly created directorships, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office.  Any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified.

Stockholder Meetings and Provisions for Notices; Proxies

    Dome.   Dome’s bylaws provide that the annual meeting of the stockholders shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

    Dome’s certificate of incorporation, as amended, provides that a special meeting of stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or by one or more stockholders holding shares in the aggregate sufficient to vote not less than a majority of all of the issued and outstanding shares of the corporation.

    Under Dome’s bylaws, written notice stating the place, day and hour of annual or special meetings of stockholders must be mailed no less than 10 days and no more than 60 days before the date of such annual or special meeting to each stockholder entitled to vote at the meeting.  For special meetings, the purpose or purposes for such meeting must also be stated in the notice.

    Under Delaware law, no proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period.

    Metalline.  Metalline’s bylaws provide that an annual meeting of the stockholders shall be held on such date and at such time as may be designated by the Board of Directors.  Unless the date or time or location is otherwise specified by the Board of Directors, Metalline’s bylaws provide that the annual meeting shall be held at the principal business office of the Corporation in Coeur d’Alene, Idaho on the fourth Monday in April of each year at 10:00 a.m. local time, or as close thereto as practicable.

     Metalline’s bylaws provide that special meetings of stockholders may be called for any purpose or purposes described in the notice of the meeting, and may be called by a two-thirds (2/3) majority of the Board of Directors or by the President.

    Pursuant to Metalline’s bylaws, written notice may designate the place, date and hour of the annual or special meeting shall be given to each stockholder of record entitled to vote at such meeting between 10 and 60 days before the date of such meeting.  Every notice of a special meeting shall state the purpose or purposes for which the meeting is called.

    Under both Metalline’s bylaws and Nevada law, no proxy shall be valid after six months from the date of its creation, unless the proxy provides for a longer period, which in no event may exceed seven years from such date.

Quorum and Voting by Stockholders

    Dome.   Dome’s bylaws provide that the holders of one third of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at any such meeting of stockholders.

    Dome’s bylaws provide that directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, and except as otherwise required by law, Dome’s certificate of incorporation as amended, or Dome’s bylaws, all other matters shall be determined by a majority of the votes cast, at any meeting at which a quorum is present.

    Metalline.   Metalline’s bylaws provide that the holders of one third of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at any such meeting of stockholders.  Metalline’s bylaws provide that if a quorum is present, the affirmative vote of a majority of the shares cast in favor of the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the articles of incorporation or the bylaws.  Under Nevada law, directors must be elected at the annual meeting of the stockholders by a plurality of the votes cast at the election, unless the articles of incorporation or the bylaws require more than a plurality of the votes cast or unless elected by written consent by at least a majority of the voting power.  Metalline’s articles of incorporation and bylaws do not require more than a plurality of votes cast for director elections.

Stockholder Action Without a Meeting

    Dome.  Delaware law provides that any action permitted or required by law, or the certificate of incorporation or the bylaws, to be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall by signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and vote.

    Metalline.   Nevada law permits stockholders to take actions without a meeting, unless prohibited by a corporation’s articles of incorporation or bylaws.  However, Metalline’s bylaws prohibit Metalline stockholders from taking action except at an annual or special meeting.

Amendment of Certificate or Articles of Incorporation

    Dome.  Under Delaware law, unless the certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires a declaration by the Board of Directors of the amendment’s advisability and, except with respect to a certificate of designations or a short form merger to change the corporation’s name, an affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon.  Dome’s certificate of incorporation, as amended, grants the right to amend the certificate of incorporation or any provision thereof, but does not provide for a greater vote than that required under Delaware law, except for certain provisions thereof, the amendments of which also require the prior approval of a majority of Dome’s directors.

    Metalline.  Under Nevada law, the articles of incorporation may be amended by the affirmative vote of the holders of a majority of the voting power or such greater proportion as may be required in the case of a vote by classes or series or by the articles of incorporation.  The Board of Directors must adopt a resolution setting forth the proposed amendment and submit it to a stockholder vote.  Metalline’s articles of incorporation do not modify the Nevada standard requiring the approval of at least a majority of the issued and outstanding shares entitled to vote to amend the articles of incorporation.

Amendment of Bylaws

    Dome.  Dome’s bylaws may be amended or repealed, or rescinded by either the stockholders or by the Board of Directors without action on the part of the stockholders.  Under Dome’s bylaws, the stockholders may amend Dome’s bylaws only by an affirmative vote of the majority of the outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose.  Dome’s Board of Directors may also repeal, alter, amend, or rescind the bylaws by a vote of the majority of the Board of Directors at a duly called board meeting.

    Metalline.  Nevada law provides that the directors of a corporation may amend the bylaws, subject to any bylaws adopted by the stockholders.  Unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders.  The articles of incorporation of a Nevada corporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.  Metalline’s bylaws provide that they may be amended or repealed by a two-thirds (2/3) majority of the Board of Directors, unless otherwise required by law, or by stockholders of the corporation holding at least sixty-six and two-thirds percent (66 2/3%) of the corporation’s outstanding voting shares then entitled to vote at an election of directors.

Anti-Takeover Statutes

    Dome.  The provisions of Delaware law relating to business combinations do not apply to a corporation if, among other things, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

    Dome has not “opted out” of the Delaware laws relating to business combinations.

    Under certain provisions of Delaware law, a corporation may not engage in certain transactions with an “interested stockholder.” For purposes of this provision, an “interested stockholder” generally means any person who, together with its affiliates or associates, directly or indirectly owns 15% or more of the outstanding voting stock of the corporation.  These provisions prohibit certain business combinations between an interested stockholder and a corporation for a period of three years following the date that the stockholder acquired its stock unless:

•
prior to the stockholder becoming an interested stockholder, the Board of Directors of the corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and shares held by certain employee stock plans) in which such stockholder became an interested stockholder; or

•
the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder

    Metalline.  Nevada law generally provides that a Nevada resident domestic corporation may not engage in any combination with an interested stockholder for a period of three years following the date that such stockholder first became an interested stockholder unless prior to that time the Board of Directors of the corporation approved either the combination or the transaction by which the stockholder first became an interested stockholder.  After expiration of the three-year period, a Nevada corporation may engage in a combination with an interested stockholder only if such stockholder receives approval from the holders of a majority of the disinterested shares at a meeting called no earlier than three years after the person first became an interested stockholder, or the offer meets certain fair price criteria specified under Nevada law.  For purposes of the foregoing provisions, a resident domestic corporation means a Nevada corporation that has 200 or more stockholders and an interested stockholder generally means any person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or its affiliate or associate.

    The above provisions generally do not apply to any combination involving a Nevada resident domestic corporation:

•	whose original articles of incorporation expressly elect not to be governed by these anti-takeover provisions of Nevada law;

•
which does not, as of the date that a person first becomes an interested stockholder, have a class of voting shares registered with the SEC under Section 12 of the Securities Act of 1933, unless the articles of incorporation provide otherwise;

•
whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Securities Act of 1933 on the effective date of such amendment if the combination is with a person who first became an interested stockholder before the effective date of the amendment; or

•	that amends its articles of incorporation, approved by a majority of the disinterested shares, to expressly elect not to be governed by the anti-takeover provisions of Nevada law.

    Metalline’s articles are governed by Nevada’s “Combinations with Interested Stockholder” statutes.  However, Metalline’s Board of Directors has expressly approved the Agreement and Plan of Merger and Reorganization and other transactions for purposes of these statutes so the restrictions do not apply to Metalline.

    Nevada also has “acquisition of controlling interest” statutes which provide in effect that a person acquiring a controlling interest in an issuing corporation, and those acting in association with such person, obtain only such voting rights in the control shares as are conferred by stockholders (excluding such acquiring and associated persons) holding a majority of the voting power of the issuing corporation unless the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition provide that these statutes do not apply to the corporation or to an acquisition specifically by types of stockholders.  For purposes of the foregoing provisions, a “controlling interest” means the ownership of voting shares sufficient to enable an acquiring person to directly or indirectly exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power is the election of directors.  An “issuing corporation” means a corporation organized in Nevada which has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada on the corporation’s stock ledger, and which does business in Nevada directly or through an affiliate.  Since Metalline does not do business in Nevada, these statutes do not apply to the corporation.

Limitation of Liability and Indemnification of Directors and Officers

    Dome.   Dome’s certificate of incorporation, as amended, provides that no director of the corporation shall be personally liable to Dome or its stockholders for monetary damages for breach of fiduciary duty as a director, except for a breach of the duty of loyalty, acts or omissions that were not done in good faith or otherwise involving intentional misconduct or violation of the law, and unlawful payment of dividend, stock purchase or redemption transactions from which the director received a personal benefit.  Dome’s certificate of incorporation, as amended, also provides that Dome shall, to the fullest extent permitted by law, indemnify any and all officers and directors of Dome, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities, or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.  Dome’s certificate of incorporation, as amended, also provides that Dome shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of Dome as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Dome would have the power to indemnify him against such liability.

    Metalline.  Metalline’s bylaws provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.  Nevada law provides that a Nevada corporation may indemnify and Metalline’s bylaws provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the person (a) is not liable pursuant to NRS § 78.138 or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation.  NRS § 78.138 and the bylaws provide that a director of Metalline shall not be personally liable to Metalline or its stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer, if his or her act or omission did not constitute a breach of his or her fiduciary duties and did not involve intentional misconduct, fraud or a knowing violation of law.  Nevada law provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of an action, suit or proceeding, Metalline shall indemnify such person against expenses incurred in connection with the defense.  Metalline’s bylaws provide that any repeal or amendment of a person’s rights to indemnification shall be prospective only, and a director shall not be liable to Metalline or its stockholders or creditors to such further extent as permitted by any law enacted after adoption of the bylaws, including, without limitation, any subsequent amendment to the NRS.

Appraisal/Dissenter’s Rights

    Dome.  Under Delaware law, Dome stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares are (1) listed on a national securities exchange or (2) held by more than 2,000 stockholders of record, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or acquiring entity, or depository receipts in respect thereof, or shares of stock, or depository receipts in respect of any other entity that is publicly listed or held by more than 2,000 holders, or cash in lieu of fractional shares or fractional depository receipts described above, or a combination of the foregoing.  Since Metalline’s common stock is publicly listed and Dome stockholders are receiving Metalline common stock as merger consideration, under Delaware law, stockholders are not entitled to appraisal rights in connection with the merger.

    Metalline.  Under Nevada law, Metalline stockholders are not entitled to dissenter’s rights in connection with the issuance of the Metalline common stock in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization.

NO APPRAISAL RIGHTS

Metalline

    Under § 92A.390 of the Nevada General Corporation Law, the holders of Metalline common stock are not entitled to appraisal rights in connection with the merger or any of the Metalline proposals.

Dome

    Under § 262(b)(2) of the Delaware General Corporation Law, the holders of Dome common stock are not entitled to appraisal rights in connection with the merger.

EXPERTS

Technical Reports

    Certain scientific and technical information is included in this joint proxy statement/prospectus in reliance upon the “Technical Report and Resource Estimate for the Sierra Mojada Project, Mexico” dated January 29, 2010 as prepared by Jeremy L. Clark, J. Ross, Conner, P.Geo, and Aaron M. McMahon, P.G. of Pincock Allen & Holt, an international consulting and engineering firm and filed on SEDAR (www.sedar.com) in accordance with the requirements of National Instrument 43-101F1.  Jeremy L. Clark, J. Ross Conner, P.Geo and Aaron M. McMahon are each a “qualified person” as that term is defined in National Instrument 43-101.

Independent Accounting Firms

    The consolidated financial statements of Metalline as of October 31, 2009, 2008, and 2007 and for the years then ended included in Metalline’s Annual Reports on Form 10-K for the fiscal years ended October 31, 2009 and 2008, have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in its reports appearing therein. The audit reports and corresponding financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Dome as of September 30, 2009 and 2008 and for the years then ended appearing in Dome’s annual report distributed to its shareholders , have been audited by Manning Elliott LLP, chartered accountants as set forth in its reports thereon, and included as Annex A.

Interests of Experts

    To the knowledge of the management of Metalline and Dome, none of the experts named herein held, at the time they prepared or certified their report, received after such time or will receive any registered or beneficial interest, direct or indirect, in any of the securities or other property of Metalline, Dome or the combined company or any of their affiliates.

RISK FACTORS

    In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” Metalline and Dome stockholders should carefully consider the following risks before deciding how to vote.  In addition, Metalline and Dome stockholders should read and consider the risks associated with the businesses of each of Metalline and Dome  in deciding whether to vote to issue the shares or approve the merger agreement because these risks will relate to Metalline and Dome  after the merger. Certain of these risks can be found in Metalline’s Annual Report on Form 10-K for the year ended October 31, 2009 which are incorporated by reference into this joint proxy statement/prospectus.  You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

Risk Factors Relating to the Merger

The exchange ratio is fixed and will not be adjusted in the event of any change in either Metalline’s or Dome’s stock price.

    The aggregate number of shares to be issued to Dome stockholders at closing is fixed in the Agreement and Plan of Merger and Reorganization at 47,724,561 shares of Metalline common stock.  The exact per share exchange ratio will be determined by dividing 47,728,561 by the number of outstanding shares of Dome immediately prior to the closing, and is currently expected to be 0.96882.  The exchange ratio will not be adjusted for changes in the market price of either Dome common stock or Metalline common stock.  Changes in the price of Metalline common stock prior to completion of the merger will affect the market value that Dome stockholders will receive on the date of the merger.  Stock price changes may result from a variety of factors (many of which are beyond our control), including the following factors:

•	changes in Dome’s and Metalline’s respective businesses, operations and prospects, or the market assessments thereof;

•	market assessments of the likelihood that the merger will be completed, including related considerations regarding regulatory approvals of the merger; and

•	general market and economic conditions and other factors generally affecting the price of Metalline’s and Dome’s common stock.

    The price of Metalline common stock at the closing of the merger may vary from its price on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus and on the date of the stockholders’ meetings of Dome and Metalline.  As a result, the market value represented by the exchange ratio will also vary.

The issuance of a significant number of Metalline shares could adversely affect the market price of Metalline shares.

    If the merger is completed, a significant number of additional shares of Metalline common stock will be available for trading in the public market.  The increase in the number of Metalline shares may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Metalline shares.

Because the date that the merger is completed will be later than the date of the stockholder meetings, at the time of your meeting, you will not know the exact market value of the Metalline common stock that Dome stockholders will receive upon completion of the merger.

    If the price of Metalline common stock increases between the date of the stockholder meetings and the effective time of the merger, Dome stockholders will receive shares of Metalline common stock that have a market value that is greater than the market value of such shares on the date of the stockholders meetings.  On the other hand, if the price of Metalline common stock decreases between the date of the stockholder meetings and the effective time of the merger, Dome stockholders will receive shares of Metalline common stock that have a market value that is less than the market value of such shares on the date of the stockholder meetings.  Therefore, because the exchange ratio is fixed, stockholders cannot be sure at the time of the stockholder meetings of the market value of the consideration that will be paid to Dome stockholders upon completion of the merger.

Obtaining required approvals necessary to satisfy closing conditions may delay or prevent completion of the merger.

    Completion of the merger is conditioned upon the receipt of certain regulatory authorizations, consents, or other approvals, including the NYSE Amex and the TSX Venture.  Metalline and Dome intend to pursue all required approvals in accordance with the merger agreement.  These approvals may impose conditions or obligations on Metalline and Dome and such conditions may jeopardize or delay completion of the merger.  Further, no assurance can be given that the required approvals will be obtained and, even if all such approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the merger agreement..

Failure to complete the merger could negatively impact the stock prices and the future business and financial results of Metalline and Dome.

    If the merger is not completed, the ongoing businesses of Metalline and Dome may be adversely affected.  Additionally, if the merger is not completed, Metalline or Dome may be required to pay a termination fee under the merger agreement of $964,000, and will have to pay certain costs relating to the merger, such as legal, accounting, financial advisor, filing, printing and mailing fees.  Any of the foregoing, or other risks arising in connection with the failure of the merger, including the diversion of management attention from pursuing other opportunities during the pendency of the merger, may have an adverse effect on the business, financial results and stock prices of Metalline and Dome.

The merger agreement contains provisions that could discourage a potential competing acquirer of either Metalline or Dome.

    The merger agreement provides that in some circumstances, upon termination of the merger agreement one of the parties will be required to pay a termination fee of $964,000 to the other party.  These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Metalline or Dome from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the $964,000 termination fee that may become payable in certain circumstances.

    If the merger agreement is terminated and either Metalline or Dome determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger.

The pendency of the merger could adversely affect the business and operations of Metalline and Dome.

    In connection with the pending merger, third parties utilized or relied on by Metalline and Dome may make decisions, which could negatively Metalline and Dome regardless of whether the merger is completed.  For example, current and prospective employees of Metalline and Dome may experience uncertainty about their future roles with Metalline following the merger, which may materially and adversely affect the ability of each of Metalline and Dome to attract and retain key personnel.

If the merger does not qualify as a tax-free reorganization under Section 368(a) of the Code, the stockholders of Dome may be required to pay substantial U.S. federal income taxes.

    The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code, and that no gain or loss will be recognized as a result of the merger.  The intended tax consequences of the merger are described in this joint proxy statement/prospectus under “Material U.S. Federal Income Tax Consequences of the Merger”.  The Agreement provides that after completion of the merger neither the combined entity, Metalline nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.  However, if the IRS or a court determines that the merger is taxable, Dome stockholders would recognize taxable gain or loss on their receipt of Metalline stock in the merger.

The combined company may not realize the benefits currently anticipated due to challenges associated with integrating the operations of Metalline and Dome.

    The success of the combined company will depend in large part on the success of management of the combined company integrating the operations of Dome with those of Metalline after the completion of the merger.  The failure of the combined company to achieve such integration could result in the failure of the combined company to realize the anticipated benefits of the merger and could impair the results of operations, profitability, and financial results of the combined company.

    The overall integration of the operations of Dome and Metalline may also result in unanticipated operational problems, expenses, liabilities and diversion of management’s time and attention.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws with respect to the financial condition, results of operations, business strategies, operating efficiencies, synergies, plans and objectives of management of Metalline, Dome and the combined company, and with respect to the merger and the markets for Metalline and Dome common stock and other matters.  Statements in this joint proxy statement/prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act.  These forward-looking statements and forward looking information, including, without limitation, those relating to the future business prospects of Metalline, Dome, and the combined company, and those related to the merger and the expected benefits thereof, wherever they occur in this joint proxy statement/prospectus or the documents incorporated by reference herein, are necessarily estimates reflecting the judgment of the respective managements of Metalline and Dome and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements and forward looking information.  These forward-looking statements and forward looking information should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus.

    Words such as “pro forma”, “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements and forward looking information.  These forward-looking statements are found at various places throughout this joint proxy statement/prospectus.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Metalline’s filings with the SEC, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  These important factors also include those set forth under “Risk Factors,” beginning on page __, as well as, among others, risks and uncertainties relating to:

•	the risk that upon completion of the merger, the market value of the Metalline shares will be different from the value at the time the formula for the exchange ratio was agreed;

•	the risk that the other synergies anticipated to be realized from the merger may not be fully realized or may take longer to realize than expected;

•	the risk of operating and technical difficulties in connection with exploration and mining development activities;

•	the risk that the conditions to the merger will not be satisfied or waived;

•	disruption from the merger making it difficult to maintain relationships with employees or suppliers;

•	the risk that the businesses will not be integrated successfully, or that the integration will be more costly or more time consuming and complex than anticipated;

•	continued access to equity markets on favorable terms, and the maintenance by Metalline of its NYSE AMEX listing;

•	general market, labor and economic conditions and related uncertainties; and

•	the risk that there may be unforeseen or unexpected consequences to the transactions which would have a material adverse effect on the combined company;

    In addition, pro forma information contained herein is based on certain assumptions, including the assumption that Metalline stockholders will vote in favor of the share issuance to effect the merger, and Dome stockholders will vote in favor of the merger and that all other conditions to the merger are satisfied or waived.  Other assumptions include, but are not limited to, the ability of the combined company to realize the benefits of the combined company’s growth projects, and meet key cost estimates.

    Although Metalline and Dome have attempted to identify important factors that could cause actions, events or results to differ materially from those described in forward-looking statements and forward-looking information in this joint proxy statement/prospectus, and the documents incorporated by reference herein, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There is no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements or information.

    Readers are cautioned not to rely on any forward-looking statement or forward-looking information, which speaks only as of the date of this joint proxy statement/prospectus or, if such statement is included in another document incorporated into this joint proxy statement/prospectus, as of the date of such other document.  The parties undertake no obligation to update any forward-looking statement or forward-looking information, whether as a result of new information, future events or otherwise, unless otherwise required by law.  Readers also should understand that it is not possible to predict or identify all relevant factors that may impact forward-looking statements and that the above list and the Risk Factors set forth in Metalline’s Annual Report on Form 10-K for the year ended October 31, 2009 should not be considered a complete statement of all potential risks and uncertainties.

THE COMPANIES

Metalline Mining Company

Metalline Mining Company
1330 E. Margaret Ave.
Coeur d’Alene, Idaho 83815
Telephone:  (208) 665-2002

    Metalline, a Nevada corporation, is an exploration stage company, engaged in the business of mining.  The Company currently owns sixteen concessions, which are located in the municipality of Sierra Mojada, Coahuila, Mexico (the “Property”).  The Company’s objective is to define sufficient mineral reserves on the Property to justify the development of a mechanized mining operation (the “Project”).  The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. (“Minera”) and Contratistas de Sierra Mojada S.A. de C.V. (“Contratistas”).

    Additional information about Metalline and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus, including Metalline’s Annual Report on Form 10-K for the year ended October 31, 2009, a copy of which is being delivered along with this joint proxy statement/prospectus.  Additionally, Metalline has incorporated certain reports it has filed with the Securities and Exchange Commission by reference.  See “Where You Can Find More Information” on page ____.

Intercorporate Relationships

    The following chart illustrates the intercorporate relationships among Metalline and its subsidiaries before the proposed merger with Dome:

    The following chart illustrates the intercorporate relationships among Metalline and its subsidiaries after the proposed merger with Dome:

(1)      Upon the effectiveness of the proposed merger, Dome will merge with and into Metalline Mining Delaware Inc.

Consolidated Capitalization

    The following table sets forth the consolidated capitalization, cash, cash equivalents and long-term debt of Metalline as at October 31, 2009, before and after giving effect to the issuance of 47,724,561 Metalline shares pursuant to the merger, based on the number of Dome shares outstanding on October 31, 2009 and assuming all Dome options outstanding on September 30, 2009 were exercised.  This table also takes into account the 6,500,000 shares issued in the Metalline private placement shares which was completed on December 22, 2009.  The table should be read in conjunction with the audited annual consolidated financial statements of Metalline the year ended October 31, 2009, including the notes thereto, and Metalline’s management’s discussion and analysis for the year ended October 31, 2009, as well as the unaudited pro forma consolidated financial statements, including the notes thereto, of Metalline incorporated by reference to this joint proxy statement/prospectus.

	As of October 31, 2009	As of October 31, 2009 after giving effect to the Merger

Issued Capital	$55,632,558	$84,259,505
Cash & Cash Equivalents	1,482,943	18,435,914
Long-Term Debt	-	-
Accumulated Losses	(51,917,015)	(52,417,015)
Other Comprehensive Income	2,521,596	2,521,596
TOTAL CAPITALIZATION	$7,720,082	$52,800,000

Prior Sales

The following table summarizes the issuances of Metalline shares and options granted by Metalline within the 12 months prior to the date of this Joint prospectus/proxy statement.

Date	Price per share (US$)	Number and type of securities	Reason for issuance
January 31, 2010	$0.64	32,400 Common Shares	Shares issued to independent directors for quarterly directors fees
December 22, 2009	$0.46	6,500,000 Units(1)	Shares issued pursuant to a private placement for working capital
October 31, 2009	$0.54	32,400 Common Shares	Shares issued to independent directors for quarterly directors fees
October 16, 2009	$0.32	1,150,000 Common Shares	Exercise of Warrants
October 16, 2009	$0.40	113,450 Common Shares	Exercise of Warrants
October 14, 2009	$0.32	1,750,000 Common Shares	Exercise of Warrants
October 14, 2009	$0.40	690,000 Common Shares	Exercise of Warrants
September 4, 2009	$0.25	495,912 Units(2)	Shares issued pursuant to a private placement for working capital
August 13, 2009	$0.25	40,000 Units(2)	Shares issued pursuant to a private placement for working capital
July 31, 2009	$0.25	3,220,000Units(2)	Shares issued pursuant to a private placement for working capital
July 31, 2009	$0.29	32,400 Common Shares	Shares issued to independent directors for quarterly directors fees
June 23, 2009	$0.25	850,040 Units(2)	Shares issued pursuant to a private placement for working capital
April 30, 2009	$0.27	32,400 Common Shares	Shares issued to independent directors for quarterly directors fees
April 29, 2009	$0.25	686,000 Units(2)	Shares issued pursuant to a private placement for working capital

(1)
Each Metalline unit consists of one share of common stock and one common stock purchase warrant, two of which warrants entitle the holder to purchase one share of Metalline common stock at an exercise price of $0.57.

(2)
Each Metalline unit consists of one share of common stock and one common stock purchase warrant, two of which warrants entitle the holder to purchase one share of Metalline common stock at an exercise price of $0.50.

Trading Price and Volume

Market Information

    Metalline’s common stock is traded on the NYSE Amex (formerly known as the American Stock Exchange) under the symbol “MMG”.  The following table sets forth the high and low sales prices of Metalline’s common stock, as well as the trading volume traded, for each month of the 12 months preceding the date of the prospectus as reported by the NYSE Amex.

Month	High	Low	Volume
March 1 - March 9, 2010	$0.74	$0.64
February 2010	0.72	0.62	1,652,249
January 2010	0.87	0.60	2,288,124
December 2009	0.95	0.55	3,718,081
November 2009	0.95	0.52	2,818,544
October 2009	0.74	0.39	3,704,939
September 2009	0.50	0.30	2,926,982
August 2009	0.32	0.27	956,319
July 2009	0.31	0.23	1,289,910
June 2009	0.32	0.27	1,397,557
May 2009	0.33	0.18	2,697,931
April 2009	0.36	0.25	944,831
March 2009	0.33	0.11	1,598,203
February 2009	0.37	0.17	1,674,449

Transfer Agents, Registrars, Trustees or Other Agents

    The stock transfer agent of Metalline is OTC Stock Transfer, Inc. of 231 E. 2100 South, Suite #3, Salt Lake City, Utah  84115.

Additional Documents Incorporated By Reference

    In addition to those documents and reports incorporated by reference into this Form S-4, to comply with the requirements of the Canadian securities laws the following are incorporated into this joint proxy statement/prospectus by reference:

▪
Metalline’s financial statements (being its consolidated balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows) for the fiscal year ended October 31, 2008 and 2007 filed with Metalline’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 filed on February 13, 2009.

▪	The disclosure included under Item 7. “Management’s Discussion and Analysis or Plan of Operations” of Metalline’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

▪
The description of the material terms of each of the agreements designated as “material agreements” in reports filed by Metalline under Section 13(a) of the Securities Exchange Act of 1934 as are currently in effect, and generally described in Metalline’s Form 10-K for the fiscal year ended October 31, 2009 and in a Current Report on Form 8-K dated December 4, 2009.

Events Subsequent to Metalline’s 2009 Fiscal Year End

    The following subsequent events have occurred since Metalline’s fiscal year-end October 31, 2009:

•
On December 4, 2009, Metalline executed the Agreement and Plan of Merger and Reorganization with Dome whereby upon the closing of the transaction, Dome will become a wholly owned subsidiary of Metalline.

•
On December 22, 2009 and pursuant to the Merger Agreement, Metalline completed a private placement of 6,500,000 units at a price of $.46 per unit, with each unit consisting of one share of common stock and one common stock purchase warrant, two of which warrants will entitle the holder to purchase one share of common stock.  The warrants are exercisable only upon termination of the proposed merger transaction until one year following the date of issuance, with an exercise price of $0.57 per share of common stock.  Net proceeds from this placement were $2,990,000.

•	On December 22, 2009, Metalline’s Board of Directors of the Company adopted the 2010 Stock Option and Stock Bonus Plan. To date no options or stock bonuses have been granted under this plan.

•
Upon closing of the $2,990,000 private placement on December 22, 2009, Metalline’s Board of Directors determined that the company had raised sufficient operating capital to continue its operations and agreed to pay all deferred salaries, independent director fees, and consulting costs.  On December 24, 2009, the Company paid $430,406 of deferred costs.

Sierra Mojada Project Technical Report

Preliminary Note

    As required by NI 43-101, the Technical Report (described below) contains certain disclosure relating to measured, indicated and inferred mineral resource estimates for Metalline’s Sierra Mojada Project.  Such mineral resources have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under the SEC’s Industry Guide 7, and are normally not permitted to be used in reports and registration statements filed with the SEC.

    However, the summary of the Report is being included in this joint proxy statement and prospectus pursuant to Instruction 3 to Paragraph (b)(5) of Industry Guide 7 that provides in part, “. . . where such estimates previously have been provided to a person (or any of its affiliates) that is offering to acquire, merge or consolidate with, the registrant or otherwise acquire the registrant’s securities, such estimates may be included.”

Availability of Full Report

      The full text of the Technical Report will be available on SEDAR at www.sedar.com on March 10, 2010 under the reports and documents filed by Dome and is incorporated by reference into this document for purposes of compliance with Canadian Securities laws.

Cautionary Note Regarding Mineral Resource Estimates

    Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability.  It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources discussed in the news release and Report will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this document and in the Technical Report are economically or legally mineable.

Executive Summary of Sierra Mojada Project Technical Report

    This is a summary of the technical report (the “Report”) on the Sierra Mojada Project that was prepared by Pincock Allen & Holt (“PAH”) for Metalline.  The Report discloses an inferred resource estimate for the Sierra Mojada project in Coahuila State, Mexico.  Metalline is not currently a publicly listed company in Canada.  After the completion of the merger, the parties intend for Metalline to be a reporting company under the laws of certain provinces in Canada, thereby subjecting Metalline’s disclosure of scientific or technical information to Canadian National Instrument 43-101 (NI 43-101) standards.  The Report was prepared to meet NI 43-101 standards in anticipation of the merger.

    The Sierra Mojada project site was visited between the dates of July 28 to August 2, 2009 by PAH personnel including J. Ross Conner, P. Geo., Principal Environmental Geologist; Aaron McMahon, P.G., Senior Geologist; and Jeremy Clark (AIG), Senior Geologist.  Jeremy Clark also visited the Sierra Mojada site between August 17 and 25, 2009.  During the initial site visits, inspections were made of the property, electronic data stored on site, the core collection, handling and processing facilities as well as a tour of underground workings.  An additional PAH visit was made by Mr. Conner between the dates of January 18 and 20, 2010.

    Metalline has purchased 15 mining concessions  located at Sierra Mojada, Coahuila, Mexico.  It operates in Mexico through a wholly owned Mexican subsidiary; Minera Metalin S.A. de C.V.  All minerals in Mexico are owned by the federal government and mineral rights are granted by soliciting mining concessions which by law have priority over surface land use.  It is PAH’s understanding that all necessary agreements are in place and that the mining and surface rights are in good standing for the resource estimates presented in this Report.

    The Sierra Mojada project is located in west central Coahuila State in central northern Mexico at 27˚21’ North Latitude, 103˚43’ West Longitude.  Located approximately 250 kilometers by road north of the major city of Torreon, access is primarily by good paved road to the town of La Esmeralda and then a gravel road for 1 kilometer to the site.  The nearby townships of La Esmeralda and Sierra Mojada have approximately 500 to 1,000 residents combined, and have basic amenities including water and electricity.

    Although power levels are sufficient for current operations and exploration, any development of the project would potentially require additional power sources.  The Comisión Federal de Electricidad (English:  Federal Electricity Commission) is the Mexican state-owned electricity monopoly, widely known as CFE, which provides service to the area.  High voltage (13,400 v) power is available in the vicinity of the head frame for the San Salvador shaft (500 KVA), the Encantada shaft (300 KVA), and the Metalline shop area (112.5 KVA).

History

    Silver and lead were first discovered by a foraging party in 1879, and mining to 1886 consisted of native silver, silver chloride, and lead carbonate.  After 1886 silver-lead-zinc-copper sulfate ores within limestone and sandstone units were produced.

    Approximately 90 years ago zinc silicate and zinc carbonate minerals were discovered underlying the silver-lead mineralized horizon.  Since discovery and up to 1990 zinc, silver and lead ores were mined from various mines along the strike of the deposit including from the Sierra Mojada property.  Ores mined from within these areas were hand sorted and the concentrate shipped mostly to smelters in the United States.

    Estimates from 1931, by Hayward and Dickenson, puts production, along the mineralized trend of which the Sierra Mojada property is a subset, at approximately 5 million short tons (all of the following will be short tons).  That compares with Shaw who in his 1922 AIME paper estimated that production to 1920 was 3 to 3.5 million tons of lead-silver ores; and 1.5 to 2 million tons of Ag and Cu-Ag ores.  Based on fragmented records, anecdotal evidence, and stope volumes perhaps 900,000 tons of additional oxide zinc may have been mined from red zinc and white zinc areas on the Sierra Mojada property.  It is assumed that there was significant production between 1920 and 1950 from the district with the involvement of major international mining companies operating small daily tonnage mines during that period.

    Between 1996 and 2003 Metalline has been involved in several joint ventures to explore the property the most recent of which, with Peñoles, was terminated in 2003.  Metalline subsequently acquired 100% of the project and since 2003 Metalline has continued sampling numerous underground workings through channel and grab samples.  Surface and underground diamond drilling has been completed and is still ongoing at the project site.

Geology

    The Sierra Mojada district is located within the Eastern Zone of Mexico’s three geologic zones, defined by age and rocks types that are basements orogens (Campa and Coney, 1983).  Basement of the Eastern Zone is mostly heterogeneous rocks of late Paleozoic age accreted to the Precambrian craton of North America during the Appalachian-Ouchits-Marathon orogeny.  Basement is unconformably overlain by Middle Jurassic continental red beds and Cretaceous marine carbonate rocks.  The latter carbonate rocks host the mineral deposits within the Sierra Mojada district.

    The Sierra Mojada district lies on the northeast leading edge of the Laramide thrust belt and as a result has upright kink folds, broad domes and some low-angle faults related to this compression.  However steep normal and reverse faults dominate the district and are related to the history of the Sabinas basin, rather than the Laramide orogeny.  The resulting geomorphology has a distinct basin and range geometry and structure aligned northwest.

    Several authors have attempted to map the stratigraphic sequence of the district both at surface and sub-surface; however, due to the structural complexities a detailed understanding of the district statigraphy has yet to be completed.  Structural complexities appear to disrupt the continuity and stratigraphy both along strike and vertically giving rise to the difficulties in establishing the stratigraphic sequence in the district.

    Within the property limits the difficulties are further enhanced by potential hydrothermal overprinting and remobilization of minerals.  Mineral dating has led to the interpretation of the lithologies on the northern side of the Sierra Mojada Fault as older, having given dates from Kimmeridigan through to the Hauterivian/Barremian whereas the lithologies on the south side of the fault are younger.

    These dates result in the interpretation that the lithologies found on either side of the Sierra Mojada Fault form different parts of the carbonate cycle.  Of particular note is that the evaporites formed in the middle Cretaceous are missing in the sequence in the district.  The lack of these rocks indicates they are probably dissolved or sheared out along a major decollment, during Larmide thrusting.  The thrusting, along with basin-bounding faults, now brings Menchaca formation in contact (north side) with Aurora (south side) formation.  This effectively removes 200m and 25 million years from the sequence.  The San Marcos formation, which is clastic in origin, usually forms part of this sequence, and has been noted in the field within the district by several authors.  Discussions with site personnel and field observations lead to the interpretation that the “red beds” overlying the north side mineralization are the San Marcos formation, however PAH believes further investigation is warranted.  Observations by PAH in the field indicate that at least some of these “red beds” could be the product of hydrothermal alteration and replacement of the limestone formations and as a result do not form part of the stratigraphic sequence.

    The stratigraphic sequence remains a point of conjecture with both the district and more specifically within the deposit.  A detailed understanding of the stratigraphy will enhance the structural reconstruction of the deposit as well as enabling a genetic exploration model to be established.

    The Sierra Mojada deposit is very unique and does not easily lend itself to common deposit type definitions.  Both the zinc and silver mineralization bodies are hosted in limestone/dolomite.  Morphologically, these bodies are mantos indicating broad stratal controls on mineralization.  There also appears to be some structural control on mineralization proximal to the Sierra Mojada Fault.  The Sierra Mojada deposit has a total absence of high temperature mineral phases either in the deposit or as spatially and temporally related peripheral alterations (Hodder, 2001).  No evidence of replacement of sulfide minerals by oxide minerals is found.

    The deposits are probably low temperature carbonate hosted deposits formed from basinal brines.  This interpretation differs from the high temperature carbonate hosted deposits commonly found in Mexico, and in Arizona and New Mexico in the United States.

Mineralization

    The Sierra Mojada deposit can be separated into three main mineralized zones:  the south side zinc zone, the north side silver zone, and the mixed zone between these south and north zones.  Generally, the south and north zones are separated by the Sierra Mojada Fault, which strikes east-west and dips to the north between 60 to 80o.  Each of the zones within the deposit is outlined below.

South Side Mineralization

    Mineralization within the south side zinc zone commonly occurs in two forms, Iron Oxide Manto (Red Zinc) and Smithsonite Manto (White Zinc).  Both the Red Zinc and White Zinc are zinc-rich, with lower concentrations of silver and lead mineralization.  Both the Red and White Zinc zones have similar orientation which plunge towards 110o at -30o.

    The Red Zinc zone has a known strike length of 2,400m and a thickness up to 100m.  This zone appears to be parallel or semi-parallel to the primary dolomitic host bedding, which dips to the south at approximately 15o.  PAH has interpreted a higher grade zone of semi-massive to massive hemimorphite (minor smithsonite), within a halo of fracture fill and replacement lower grade mineralization.

    The White Zinc zone commonly underlies the Red Zinc zone but on several occurrences lies adjacent, possibly due to structural displacement.  The White Zinc zone is slightly higher in zinc grade than the Red Zinc zone, lower in lead and higher in aluminum.  Mineralogically the White Zinc zone differs from the Red Zinc zone with much higher concentration of smithsonite and a lower amount of hemimorphite.

    For the purpose of this resource estimate only the Red Zinc zone has been included.

North Side Mineralization

    Mineralization within the North Silver zone commonly occurs directly below and is conformable with the contact of the red clay-rich rock, commonly referred to as the San Marcos formation, and the underlying Limestone (Manchaca formation).  The origin of this contact is debatable, with one school of thought believing this contact is an unconformity, while another believes this contact is a low angle thrust fault.  Mineralization ranges from a few meters thick up to 50 meters and appears to cross cut bedding, or at least has a markedly different orientation.  The parallel orientation of mineralization suggests the overlying clay-rich layer potentially acts a confining layer for fluid movement.

    Mineralogy of the north side differs from the south side with very little hemimorphite or smithsonite present, and the common occurence of sulphides.  Mineral studies by Hodder, 2001 suggests sulfides, sulfosalts and sulfarsenide minerals rich in copper and silver and poor in sulfur are present locally.  Sphalerite and galena occur but rarely and mostly as secondary formations along fractures.

Mixed Zone

    Between the North Silver zone and the Red Zinc zone on the north and south side of the Sierra Mojada fault a mixed mineralized zone occurs, which contains relatively high levels of silver and zinc.  Commonly associated with this zone of mineralization is copper occurring as mostly malachite and azurite.

Exploration

    Exploration has focused on the definition of the remaining zinc and silver mineralization-bearing structures which have similar strike but differing dips.  Generally, the zinc and silver zones are separated by the steeply dipping Sierra Mojada Fault, which strike east west has a variable dip of 60 to 80o.  The Red Zinc zone lies on the southern side of the fault, dips to the south at approximately 15o, and plunges to the east at 30o.  The silver mineralization commonly lies on the northern side of fault, dips to the north at approximately 30o and plunges to the east at 30o.  PAH believes a mixed zone of zinc and silver can be found between the north side and south zones, which commonly has copper associated.

    The Sierra Mojada project has accumulated an extensive amount of data through past years of exploration which provide the background for the resource estimates and analysis that underpin this Technical Report.  The recommendations for further development of the project are primarily concerned with confirming the existing data and the acquisition of additional information to confirm the geological interpretation and increase the level of confidence in the resource estimate.

    Current exploration efforts consist of both surface and underground diamond drilling as well as the continuation of mineralogical and structural investigations.

QA/QC

    Currently, all resources for the Sierra Mojada deposit are classified as inferred despite very high sampling density in many parts of the deposit.  This is in large part due to insufficient QA/QC procedures used in the past during sample preparation and analysis.  A robust QA/QC program provides a measure of confidence in the analytical results returned from the lab.  This measure of confidence is currently lacking.  Specific deficiencies identified are as follows:

•	No Twin Samples, Coarse Duplicates, Coarse Blanks, Pulp Duplicates, and Pulp Blanks inserted into the sample stream.

•	Infrequent submission of Check Samples to a secondary lab.

•	The average grades and standard deviations of Standards submitted to the primary lab are neither known nor certified.

    Metalline and PAH are in the process of executing a re-sampling program.  The aim of this program is to provide the measure of confidence in the analytical results that is currently lacking.

Data Verification

    Data validation completed by PAH included a review of all available information.  This review included:

•	All available driller’s reports, which typically recorded the hole ID, design azimuth and dip, and any reflex down-hole surveys.

•	Reconciliation of assay data between the digital drill hole database and assay certificates.

•	Reconciliation of channel sample locations and underground workings.

•	Comparison of the driller’s reports to holes currently in the database. This was completed to validate all holes in the database and find “missing” and inconsistent holes.

•
All survey information including compilation of all collar coordinates, dip and azimuth readings using the collar DH survey method, and all data previously compiled by survey and engineer personnel.  After compilation of the data, comparisons to the current database were conducted to determine potential errors in the database.

•	Bulk density data were reviewed by comparing hard copy sheets to the spread sheet provided to PAH by site personnel.

•	QA/QC procedures were reviewed and all available data were verified in hardcopy.

    During this review, several errors were noted by PAH.  PAH was then involved in investigating the source and mitigation of these errors.  Following the corrective actions taken by PAH and Metalline, the integrity of the digital data appears to be sound.  PAH believes that the analytical data have sufficient accuracy to allow the calculation of resource estimates for the Sierra Mojada deposit.

Resource Statement

    The geologic three dimensional resource model was constructed by PAH at its offices in Denver, in September 2009.  All resources stated in this Report are classified as inferred and are represented in Table 1-1, Inferred Resource Estimate for the Sierra Mojada Deposit.

    The resources are reported at a variety of cut off grades; however, PAH currently recommends 60 g/t silver as the cut off for the North Side mineralization, while 6 percent zinc is recommended as the cutoff for the South Side mineralization.

TABLE 1-1
Metalline Mining Company
Technical Report, Sierra Mojada Project
Inferred Resource Estimate for the Sierra Mojada Deposit

Domain	Cut Off Element	Cut Off Grade	Tonnes (,000's)	Silver g/t	Silver Ounces (,000's)	Zinc %	Zinc Tonnes (,000's)
North	Ag	60 g/t	28,422	149	136,346	2.67	758
Red Zinc	Zn	6%	20,405	23	15,242	10.59	2,160

Conclusions

    The Sierra Mojada project is an advanced project with 553 drill holes totaling 78,081 meters of sampling drilled into two different mineralized areas.  Historical production has occurred within project limits, with total production estimated to be approximately 10 million short tons over the past 100 years.

•	The available geological data (drilling, surveys, assays, density, lithology, etc.) for the Sierra Mojada deposit are of sufficient quality and quantity to estimate mineral resources for the property.

•	PAH has generated a resource estimate for the North Side and Red Zinc zones of the Sierra Mojada Deposit.

•
Currently, all resources for the Sierra Mojada deposit are classified as inferred despite very high sampling density in many parts of the deposit.  This is in large part due to insufficient QA/QC procedures used in the past during sample preparation and analysis.  A robust QA/QC program provides a measure of confidence in the analytical results returned from the lab.  This measure of confidence is currently lacking, but is in the process of being improved.

•
The resource estimate is limited by concession boundaries particularly on the Western side of the property.  The current estimate excludes any material that does not fall inside Metalline’s concession boundaries.

•
The resource estimate is limited by unknown underground workings.  There are large areas at Sierra Mojada where Metalline believes underground workings exist, but have not been surveyed.  The current estimate excludes any material from these areas.

Recommendations

Re-sampling Program

    Currently, all resources for the Sierra Mojada deposit are classified as inferred despite very high sampling density in many parts of the deposit.

    Core halves, coarse rejects and pulps covering the core drilling and channel sampling campaigns dating back to 1998 are stored at the site.  The author recommended re-sampling, preparing and analyzing a significant percentage of this material under a robust QA/QC program.  Analysis of the QA/QC data and a comparison of the old and new assay results will then provide a measure of confidence for the sample data used to estimate resources at Sierra Mojada.  This exercise will provide an opportunity to re-assess the current resource classification scheme and potentially upgrade a portion of the inferred resources to a higher level of confidence.

    Metalline and the author are in the process of executing this re-sampling program.  The estimated costs for this program are US$76,000.

Exploration Drill Program

    With regard to the North Side Silver resource, further surface exploration appears warranted.  A surface drill program designed to better delineate the mineralization as well as provide better geological information into the continued development of the resource model is recommended.

    The current resource model has significant zones, particularly in the western area of the North Side silver resource, with only sparse sampling supporting the projection of the geological model.  A program of surface drilling should be undertaken to delineate the resource boundaries in this area.  Delineation of the resource boundaries in the western end of the deposit should then be followed up with infill drilling directed toward increasing the confidence level in the current resource estimate.

    PAH recommends an initial Phase 1 drilling program of 32 holes comprising 4,200 meters of drilling at an estimated cost of $150/meter all inclusive, for a total initial drilling cost of $630,000.

Surface and Underground Mapping / Surveying

    There is considerable debate over the genesis of the Sierra Mojada deposits and further mapping of both underground and surface features is recommended.  This work will assist in the understanding of the deposit and aid in the use of the geological model for resource estimation.

    PAH anticipates that an initial mapping program will take approximately 5 months to complete at a cost of $50,000.

Metalline Mining Delaware, Inc.

    Merger Sub, a wholly owned subsidiary of Metalline, is a Delaware corporation that was formed on December 3, 2009 for the purpose of effecting the merger.  In the merger, Merger Sub will be merged with and into Dome, with Dome surviving as a wholly owned subsidiary of Metalline.

Dome Ventures Corporation

Dome Ventures Corporation
Suite 2200, 885 West Georgia Street
Vancouver, BC V6C 3E8
Telephone:  (604) 687-5800

Description of Dome’s Business

Background and Corporate Structure

    Dome Ventures Corp. (“Dome”) was incorporated in Canada and domesticated to the United States on December 16, 1999.  Dome’s permanent establishment is in British Columbia, Canada and its head and registered office is at Suite 2200 - 885 West Georgia Street, Vancouver, BC, V6C 3E8.  Dome’s principal business activities are the acquisition and exploration of mineral properties domiciled in Gabon, Africa.  Dome is in the exploration stage and has not yet determined whether any of its mineral properties contain ore reserves that are economically recoverable.  Dome conducts its operations through its wholly owned subsidiaries identified in the following chart:

    Dome is listed on the TSX Venture Exchange (trading symbol:  DV.U).

Background

    In November 2006, Dome was granted the Mitzic exploration license covering 10,910 square kilometres in Gabon.  In July of 2008, after two years of aggressive fieldwork Dome converted three areas of its 12,800 square kilometres Mitzic “prospection” permit into three exploration licenses, the Mitzic license, the Mevang license and the Ndjole license, each covering an area of 2,000 square kilometres.

    As of the date hereof, Dome had one full time employee and also utilizes consultants and advisors with respect to its business operations.

Description of Exploration Licenses

    The Mitzic license, the Mevang license and the Ndjole license allow Dome to explore 6,000 square kilometres approximately 150 km east of Libreville, the capital of Gabon.  Dome may employ sub-surface exploration methods, such as drilling and trial mining to look for potential gold, iron and manganese projects.  These licenses are valid for three years, are transferable and are renewable twice for three year periods.

Ndjole and Mevang Joint Venture Agreement

    On October 29, 2009, Dome entered into a joint venture agreement with AngloGold Ashanti with respect to the Ndjole and Mevang licenses.  Under the terms of the joint venture agreement, AngloGold Ashanti has earned a 20% interest by paying to Dome $400,000 on signing of the joint venture agreement.  AngloGold Ashanti can earn an additional 40% interest by paying Dome $100,000 per year over the next three years and by incurring exploration expenditures under the Ndjole and Mevang licenses in the amount of $3.7 million over the next three years at the rate of $1 million in the first year, $1.2 million in the second year and $1.5 million in the third year.

    Should AngloGold Ashanti fail to perform its funding obligations, a 100% interest in the Ndjole and Mevang licenses shall revert to Dome and the joint venture will terminate.  AngloGold Ashanti shall be entitled to withdraw from the joint venture without penalty at any time after it has spent $1 million on exploration expenditures.  AngloGold Ashanti can earn an additional 10% interest (70% total) by spending $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  If the parties reach a 70/30 joint venture under the terms of the joint venture agreement, if Dome elects not to contribute to work programs and budgets, AngloGold Ashanti can elect to earn an additional 15% interest (85% total) by carrying the project to a completed pre-feasibility study.

    Joint venture dilution provisions apply and if Dome’s interest in the joint venture is diluted to 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% net smelter return which can be purchased at appraised value 14 months after commencement of commercial production.

Ogooue Joint Venture Agreement

    AngloGold Ashanti has acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa, for its gold potential.  In October 2009, Dome and AngloGold Ashanti entered into a joint venture agreement establishing a joint venture in which AngloGold Ashanti holds an 80% interest and Dome holds a 20% interest.  Dome was instrumental in identifying the ground covered by the licensee and assisting with the application.  AngloGold Ashanti has agreed pursuant to the joint venture agreement to spend a minimum of $100,000 on exploration and will fund the first $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Should AngloGold Ashanti not meet its funding obligation, the license will be assigned to Dome.  Joint venture dilution provisions apply and if Dome’s interest in the joint venture is diluted to 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% net smelter return which can be purchased at an appraised value 14 months after commencement of commercial production.

Dome’s Strategy

    Dome’s recent execution of the Ndjole and Mevang joint venture agreement and the Ogooue joint venture agreement each with AngloGold Ashanti Limited, one of the world's biggest gold mining companies, advanced Dome’s strategy of performing professional and efficient exploration work to attract a world class and experienced mining company to partner with Dome and further advance exploration under Dome’s licenses.  Under the terms of these two joint venture agreements, AngloGold Ashanti will spend a total of US $6.7 million prior to Dome being asked to contribute to the joint ventures.

    Dome’s third exploration license in Gabon, the Mitzic license, is prospective primarily for iron ore and while no direct exploration expenses are planned at this time, Dome plans to group this license with other exploration licenses which are proposed to be applied for prospective for iron ore to form a property package which could be offered to international iron ore companies.

    Dome’s current strategy is to monitor the progress of its partner AngloGold Ashanti and move its Mitzic license forward through a joint venture with a major mining company.

Recent Developments – The Merger Agreement

    On December 4, 2009, Dome entered into the Merger Agreement whereby it agreed with Metalline, subject to the conditions therein, that it would merge with and into Merger Sub, becoming a wholly-owed subsidiary of Metalline.  See “The Merger and the Merger Agreement” above.  If the merger with Metalline is completed, certain members of Dome’s management will be focused on advancing work programs to be carried out at Metalline’s Sierra Mojada project.

Recent Developments – Issuance of Special Warrants

    On January 11, 2010, Dome completed a brokered placement of special warrants at a price of US$0.45 per special warrant for gross proceeds of US$13,010,000.  Each special warrant will be automatically converted, without additional consideration, to one share of common stock of Dome upon the satisfaction of the Release Conditions (as described below).

    The Release Conditions are (i) the approval of the NYSE Amex to list the shares of Metalline common stock to be issued as part of the merger and the approval of the TSX Venture Exchange to the merger of Dome and Metalline, (ii) the US registration statement of Metalline registering the issuance of the shares of Metalline to the holders of Dome shares having been declared effective; and (iii) Dome having confirmed that all the conditions to the merger, including the requisite approval of the shareholders of both Dome and Metalline, have been satisfied or waived.

    If the Release Conditions are not satisfied by July 10, 2010, then the proceeds of the offering of special warrants, plus any interest and less any withholding taxes, will be repaid to the holders of the special warrants.

    The gross proceeds from the sale of the special warrants are being held in escrow subject to the satisfaction of the Release Conditions.  Upon satisfaction of the Release Conditions and the completion of the previously announced merger of Dome and Metalline, the net proceeds from the Offering will be used for exploration and development at Metalline’s Sierra Mojada project and for general working capital.

    The completion of the private placement of special warrants satisfied one of the conditions to the merger.

Auditor

    The auditor of Dome is Manning Elliott LLP.  Manning Elliott LLP was first appointed the auditor of Dome in 2002.

Market Information

    The Dome shares are listed and posted for trading on the TSX-V under the symbol “DV.U”.  The following table sets out the market price range of the Dome shares on the TSX-V for the periods indicated.

Period	Low	High
Jan. 1, 2010 - March 9, 2010	$0.60	$0.69
Oct. 2009 – Dec. 2009	0.15	0.72
July 2009 – Sept. 2009	0.14	0.17
April 2009 – June 2009	0.16	0.20
Jan. 2009 – March 2009	0.13	0.21
Oct. 2008 – Dec. 2008	0.11	0.33
July 2008 – Sept. 2008	0.31	0.63
April 2008 – June 2008	0.37	0.75
Jan. 2008 – March 2008	0.38	0.51

Source:  http://ca.finance.yahoo.com

Holders

    As of March 9, 2010, Dome’s transfer agent reported that there were approximately 18 registered holders of shares of Dome common stock.  The vast majority of shares of Dome common stock are registered in the name of CDS, which acts as a nominee for many brokerage firms.

Dividends

    Dome has not declared or paid any dividends on its common shares since the date of its incorporation.  Dome does not expect to pay dividends or to make any other distributions in the near future.

Equity Compensation Plans

    Under Dome’s February 3, 2004 stock option plan, which was approved, ratified and confirmed at its 2009 annual general meeting held on March 11, 2009, Dome may grant options to its directors, officers, employees or a company that is wholly-owned by a director, senior officer or employee, a consultant or a consultant company.  Under Dome’s plan, options granted will total no more than 10% of the issued and outstanding common shares at any time.  The per-share exercise price of each option granted will be the current market price of a common share, unless set otherwise by Dome at the time of the grant, but will not be less than the discounted market price of a common share.  Options will vest as of the grant date, unless set otherwise by Dome at the time of the grant.  Each option's maximum term is five years.

Equity Compensation Plan Information as at September 30, 2009
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,550,000	$0.11	319,951
Equity compensation plans not approved by security holders	0	0	0
Total	1,550,000	$0.11	319,951

Accounting and Financial Disclosure

    During Dome’s last two fiscal years, there has not been any material disagreement between Dome and its accountants on any matter regarding accounting or financial disclosure.

Dome Management’s Discussion and Analysis of Results of Operations Financial Conditions for the Year Ended September 30, 2009

(AMOUNTS IN US DOLLARS UNLESS OTHERWISE INDICATED)

    The following discussion and analysis of the results of operations and financial condition (“MD&A”) for Dome Ventures Corporation (“Dome” or the “Company”) should be read in conjunction with the audited consolidated financial statements for the year ended September 30, 2009 and related notes thereto and in conjunction with year-end audited financial statements of September 30, 2008.  The financial information in this MD&A is derived from Dome's year-end consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles.  The effective date of this MD&A is December 7, 2009.

Forward Looking Statements

    Certain statements contained in the following Management’s Discussion and Analysis and elsewhere constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Dome to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made, and readers are advised to consider such forward-looking statements in light of risks set below.

Business of Dome

    Dome Ventures Corporation is a publicly traded mineral exploration company listed on the TSX Venture Exchange (trading symbol: DV.U) that currently is conducting mineral exploration activities in Gabon, West Africa.

Overall Performance and Results Of Operations

    Dome had a net loss of $4,137 from operations for the three months ended September 30, 2009 compared to a net loss of $445,590 from operations for the three months ended September 30, 2008.  The loss for the quarter ended September 30, 2009 stems largely from exploration and project investigation costs of $115,441.  The loss for the quarter ended September 30, 2008 stems largely from exploration and project investigation costs of $308,132.

    Dome had a net loss of $1,214,377 from operations for the year ended September 30, 2009 compared to a net loss of $2,080,184 from operations for the year ended September 30, 2008.  The loss for the year ended September 30, 2009 stems largely from exploration and project investigation costs of $539,926 and of wages and benefits of $193,596.  For the year ended September 30, 2008 the loss largely stems from exploration and project investigation costs of $1,542,101.

    During the three months ended September 30, 2009, regulatory fees were $3,278 (2008 - $4,264) with the decrease partially due to reduced payments made to the transfer agent; management fees were $17,617 (2008 - $16,396); rent was $8,100 (2008 - $8,100); wages and benefits were $24,286 (2008 – $63,254).  The decrease in wages and benefits is mainly due to the president not receiving a salary for two months.  This amount has not been accrued.  Stock-based compensation expense was $13,939 (2008 – $(1,842)) with the increase due to vesting of options calculation.

    The balance of expenses for the three months ended September 30, 2009 includes exploration costs of $115,441 (2008 - $308,132) with the decrease mainly due to less field expenses and labor incurred in the field; office and miscellaneous of $8,965 (2008 - $142); professional and consulting fees of $Nil (2008 – ($38,828) with decrease related to Dome’s audit; and travel and entertainment of $Nil (2008 – $7,047).

    During the year ended September 30, 2009, regulatory fees were $26,007 (2008 - $33,952) with the decrease partially due to reduced payments made to the transfer agent; management fees were $67,686 (2008 - $68,054); rent was $32,400 (2008 - $32,400); wages and benefits were $193,596 (2008 – $265,397).  The decrease in wages and benefits is partially due to decreased staff costs and the president not receiving a salary for two months.  Stock-based compensation expense was $113,145 (2008 - $17,847) with the increase due to the vesting of options during the year ended September 30, 2009.

    The balance of expenses for the year ended September 30, 2009 includes exploration costs of $539,926 (2008 - $1,542,101) with the decrease mainly due to less field expenses and labor incurred in the field; office and miscellaneous of $45,404 (2008 - $45,060); professional and consulting fees of $47,854 (2008 - $26,977) with increase related to Dome’s audit; and travel and entertainment of $9,788 (2008 – $11,334) with the decrease due to reduce travel in seeking other potential exploration investments for Dome.

Exploration Overview

    Prior to the signing of the joint venture agreement with AngloGold Ashanti on 30 October 2009, all of Dome’s field programs were on hold and the licenses were effectively in care and maintenance. The deal with AngloGold Ashanti includes Dome’s Ndjole and Mevang exploration Licenses and AngloGold Ashanti’s Ogooue prospection permit and totals over 12,000 square kilometers in area.  Dome will be the initial operator for the Ndjole and Mevang licenses, and Anglo Gold Ashanti staff will run the field operations on the Ogooue permit, which is scheduled to start in early 2010.  Fieldwork is currently underway on Dome’s Ndjole license as outlined below.

Figure 1. Outline of the Licenses that are part of the Dome-AngloGold Ashanti deal.

Summary of the Ndjole and Mevang Exploration Program

    A work program designed for the Ndjole and Mevang explorations licenses was put into action at the beginning of November 2009 and focuses on three projects previously identified during Dome’s 2007 and 2008 field seasons and are shown below in figure 2.  For the remainder of 2009 work will focus on the La Mboumi project and will extend to the Mianga and Ebel projects in 2010.

Figure 2. Location of the projects within Dome's Ndjole and Mevang Licenses.

Ndjole Licence Exploration Plan

    Three controls for the gold mineralization seen in the La Mboumi area are observed:

1)
Gold is controlled by a series of prominent NE-SW trending structures in the area.  Typical structural traps such as jogs and structural bends, and hanging walls of any steep thrust component will be the main targets;

2)
Gold is controlled by graphitic-quartzite package which form topographic highs in the area.  Favorable gold traps will most likely be found the hinges of folds where the competency difference between the graphite and quartzite units will be most exaggerated;

3)	Gold is controlled by intersections of the NE-SW trending structures and the graphitic-quartzite unit.

    Three soil grids totaling over 7500 samples have been designed to test areas considered favorable for the theories described above and is shown below in Figure 3.  In addition to the soil sampling program, geologists continue to map along the road cuts and rivers to better constrain the geology and mineralization in the area.

    To date the LaMboumi soil grid 3 was completed on 24 November and totalled over 2600 samples.  These are currently being prepared to be sent for analysis at ALS Laboratories in Vancouver.  Work on La Mboumi soil grid 2 is scheduled to start on 1 December and is planned to be completed before 15 December 2009.

Figure 3.  Location of the La Mboumi soil grids.

    Subject to favorable results, the next step after this program will involve augering, trenching, geophysics and eventually drilling.

Mevang Licence Exploration Plan

    The planned work plan for the Mevang license focuses on the Mianga Project and is expected to commence in early 2010.

    An anomalous gold area was highlighted with the Mianga soil grid and is coincident with a very strong VTEM geophysics anomaly.  The anomalous area falls within the basal unit of the Ogooue Supergroup, Proterozoic in age, and at the thrust front of the Archean-Proterozoic contact.  Gold mineralization is suspected to be controlled along steepening thrust faults or within other typical structural traps common to thrust regimes, or possibly, though less likely, within lithologies such as conglomerates at the base of the sediments – these are mentioned in texts but have not yet been seen in the field.

    The initial exploration program will consist of mapping and hard rock sampling to better understand the structure and style of mineralization.  The steep nature of the relief and high erosion in the area means exploration personnel are likely to find fresh outcrop to sample and map.

    The following table summarizes exploration costs in Gabon and other areas by type of costs:

By type of cost	Additions Q1 ending Dec 31, 2008 - Gabon	Additions Q2 ending March 31, 2009 - Gabon	Additions Q3 ending June 30, 2009 - Gabon	Additions Q4 ending Sept. 30, 2009 - Gabon	Additions Q4 ending Sept. 30, 2009 – Others	Balance accumulated at Sept 30, 2009- Gabon	Balance accumulated at Sept 30, 2009- Others	Total accumulated as at Sept. 30, 2009
	$	$	$	$	$	$	$	$
Camp and housing rental	4,489	10,200	3,888	1,391	-0-	127,425	-0-	127,425
Field supplies, equipment and labour	63,201	30,797	13,821	11,982	-0-	673,849	21,185	695,034
Field transportation	12,577	-0-	-0-	6,008	-0-	264,096	-0-	264,096
Consulting fees	-0-	26,410	37,346	-0-	8,552	108,874	24,494	133,368
Geological, Geophysical & Geochemical	98,177	39,975	13,129	-0-	14,300	964,198	26,681	990,879
Maps, reports, survey and sampling costs	15,237	-0-	-0-	-0-	-0-	521,188	-0-	521,188
Office and miscellaneous	10,744	6,007	4,605	52,729	-0-	92,338	-0-	92,338
Transportation, travel & accommodations	11,475	16,732	5,675	-0-	20,477	323,373	130,675	454,048
Total	215,900	130,121	78,464	72,110	43,329	3,075,341	203,035	3,278,376

By type of cost	Balance accumulated at Sept 30, 2007- Gabon	Balance accumulated at Sept 30, 2007 - Others	Total accumulated as at Sept 30, 2007	Additions for 2008 – as at Sept. 30, 2008 – Gabon	Additions for 2008 – as at Sept. 30, 2008 – Others	Balance accumulated at Sept 30, 2008- Gabon	Balance accumulated at Sept 30, 2008- Others	Total accumulated as at September 30, 2008
	$	$	$	$	$	$	$	$
Camp and housing rental	34,307	-0-	34,307	73,150	-0-	107,457	-0-	107,457
Field supplies, equipment and labour	329,851	21,185	351,036	224,197	-0-	554,048	21,185	575,233
Field transportation	146,691	-0-	146,691	98,820	-0-	245,511	-0-	245,511
Consulting fees	34,610	15,942	50,552	10,508	-0-	45,118	15,942	61,060
Geological, Geophysical & Geochemical	332,289	-0-	332,289	480,628	12,381	812,917	12,381	825,298
Maps, reports, survey and sampling costs	62,002	-0-	62,002	443,949	-0-	505,951	-0-	505,951
Office and miscellaneous	11,862	-0-	11,862	6,391	-0-	18,253	-0-	18,253
Transportation, travel & accommodations	140,659	66,953	207,612	148,832	43,245	289,491	110,198	399,689
Total	1,092,271	104,080	1,196,351	1,486,475	55,626	2,578,746	159,706	2,738,452

Qualified Person

    Timothy Barry, a director of Dome and its registered geologist (MAusIMM), is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the exploration and technical disclosure in this MD&A.

Selected Annual Information

	Fiscal Year Ended September 30 (Audited)
	2007	2008	2009
	$ (Restated)	$ (Restated)	$
Interest income	185,961	140,819	25,070
Gain on sale of subsidiary	448,594	-0-	-0-
Net income (loss)	(587,496)	(2,080,184)	(1,214,377)
Income (loss) per share - basic	(0.058)	(0.185)	(0.065)
Income (loss) per share – fully diluted	(0.036)	(0.185)	(0.060)
Total assets	4,886,326	3,749,911	2,546,684
Total liabilities	126,822	105,463	3,468

    Dome’s only activity for the fiscal periods above was evaluating potential investments and/or acquisitions.  During the fiscal year ended September 30, 2007 Dome, pursuant to the share purchase agreement governing the sale of a former subsidiary, received $448,594 upon settlement of a dispute related to the sale.

Foreign Currency Translation

    Monetary assets and liabilities denominated in other than US currency are translated at the rate of exchange prevailing at the balance sheet date.  Non-monetary assets and liabilities, revenues and expenses denominated in non-US currency are translated at rates prevailing at the time of the transactions.  Foreign exchange gains and losses on translation are reflected on the statement of income as incurred.

Related Party Transactions

    Dome has engaged the services of Rand Edgar Investment Corp (“REIC”) commencing March 2001 for $10,000 US (plus gst) per month.  REIC is owned by two directors of Dome and provides advisory services relating to general corporate development, financial matters, raising additional capital, corporate maintenance, administrative services and provisions of office space.  This agreement is effective until July 31, 2012.

Summary of Quarterly Results
	Quarter ended Sept. 30, 2009	Quarter ended June 30, 2009	Quarter ended March 31, 2009 (Restated)	Quarter ended Dec. 31, 2008 (Restated)
Interest income	1,604	1,600	6,347	15,519
Gain on sale of investment	-0-	-0-	-0-	-0-
Net income (loss)	(4,137)	(16,657)	(323,177)	(870,406)
Earnings (loss) per share	(0.000)	(0.001)	(0.017)	(0.047)

	Quarter ended Sept. 30, 2008 (Restated)	Quarter ended June 30, 2008 (Restated)	Quarter ended March 31, 2008 (Restated)	Quarter ended Dec. 31, 2007 (Restated)
Interest income	21,505	27,958	41,085	50,271
Gain on sale of investment	-0-	-0-	-0-	-0-
Net income (loss)	(445,590)	(828,044)	(431,348)	(375,202)
Earnings (loss) per share	(0.04)	(0.07)	(0.042)	(0.03)

    As disclosed in Note 3 to the audited consolidated financial statements for the year ended September 30, 2009, the prior period results have been restated as a result of the change in accounting policy for mineral property exploration costs.

    Net loss, quarter over quarter, is affected by the level of exploration and project investigation expenses incurred and write-off of mineral properties interests and will vary accordingly.

    Dome does not derive any revenue from its operations.  Dome does have interest income and income from property payments from joint venture partners.  Its primary focus is in the acquisition and exploration of properties.  The consolidated financial statements of Dome have been prepared in accordance with Canadian generally accepted accounting policies.

Liquidity and Capital Resources

    Dome’s primary source of liquidity is cash and highly liquid investments.  Investments include short-term, high quality commercial paper (i.e., debt instruments).  As of September 30, 2009 Dome had working capital of $2,522,411 compared to $2,523,009 at June 30, 2009 and $3,644,448 as at September 30, 2008.  Subsequent to year end, working capital was increased by $400,000 (see Subsequent Events).  Dome has not suffered any loss as a result of its holdings of commercial paper.  At the present stage of exploration activities, Dome has sufficient capital resources to carry out all of its planned activities for its next fiscal year.

Outstanding Share Capital

    Dome’s authorized share capital consists of 100,000,000 shares of common stock with a stated par value of $0.001 per share and 50,000,000 shares of Preferred Stock, with a par value of $0.001 per share, of which 20,000,000 shares are designated as Series A Preferred shares.

	December 7, 2009	September 30, 2009	September 30, 2008

Common shares	18,699,513	18,699,513	18,699,513
Preferred shares	-0-	-0-	-0-
Share options	1,550,000	1,550,000	250,000
Warrants	2,300,000	2,300,000	2,300,000

Total fully diluted share capital	22,549,513	22,549,513	21,249,513

    As at December 7, 2009 Dome has 2,300,000 warrants outstanding.  Each warrant entitles the holder to purchase one additional common share at $0.40 per share.  These warrants expire between June 16 and June 26, 2010.  Dome had outstanding stock options to purchase a total of 1,550,000 common shares that are exercisable at $0.11 per share (expiring November 18, 2011).  All options are subject to the terms of Dome's stock option plan.

Management’s Report on Internal Control Over Financial Reporting

    Dome has reviewed its internal controls over financial reporting and believes that its system of internal controls over financial reporting as defined under MI 52-109 is sufficiently designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Canadian GAAP.

    However, certain weaknesses exist in Dome’s systems of internal control over financial reporting.  These weaknesses arise primarily from the limited number of personnel employed in the accounting and financial reporting area, a situation that is common in many smaller companies.  As a consequence of this situation: a) it is not feasible to achieve the complete segregation of duties; and b) Dome does not have full “in house” expertise in complex areas of financial accounting and taxation.

    Dome’s management, including the Certifying Officers, does not expect that its internal controls and procedures will prevent all error and all fraud.  However, Dome believes that the weaknesses identified in its systems of internal control are mitigated by the thorough review of Dome’s financial statements by senior management, the audit committee of the Board of Directors, and by consulting with external experts.  In addition, senior management is active in Dome’s day-to-day operations and in monitoring Dome’s financial reporting.  Regardless, these mitigating factors cannot completely eliminate the possibility that a material misstatement will occur as a result of the weaknesses identified in Dome’s internal controls over financial reporting.  A cost effective system of internal controls over financial reporting, no matter how well conceived or operated, can provide only reasonable, not absolute, assurance that the objectives of the internal controls over financial reporting are achieved

Contractual Obligations and Commitments

    Dome has no long-term obligations or commitments other than the following: Dome has engaged the services of Rand Edgar Investment Corp.  (a company controlled by two of Dome’s directors) commencing March 2001 for $10,000 (plus gst) per month.  This agreement is effective until July 31, 2012.

Off-Balance Sheet Arrangements

    None.

Disclosure Controls and Procedures

    Dome maintains disclosure controls and procedures designed to ensure that information in its financial reports is recorded, processed, summarized and reported within the time periods specified by applicable provincial securities legislation and that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.

    The Chief Executive Officer and the Chief Financial Officer, together with management, have evaluated the effectiveness of Dome’s disclosure controls and procedures.  Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the design and operation of these disclosure controls and procedures is sufficient to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements in accordance with Canadian Generally Accepted Accounting Principles.

Critical Accounting Estimates

    Management is responsible for applying judgment in preparing accounting estimates.  Certain estimates and related disclosures included within the financial statements are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ significantly from management’s current judgments.  The only critical accounting estimate is the recording of stock based compensation.

Critical Accounting Policies and Changes To Accounting Policies

    The accounting policies followed by Dome are set out in the year end audited consolidated statements as at September 30, 2009, and have been adopted for these financial statements.

    CICA 3862, “Financial Instruments – Disclosures” and CICA 3863, “Financial Instruments Presentation” – These standards relate to the disclosures and presentation of financial instruments.  They apply to interim and annual statements for fiscal years beginning on or after October 1, 2007, and must be adopted at the same time, replacing CICA 3861, “Financial Instruments – Disclosure and Presentation”.  Dome adopted these standards for its interim and annual financial statements for its fiscal year commencing October 1, 2008.  The disclosures required by this standard are presented in Note 9.

    CICA 1535, “Capital Disclosures” – This standard relates to the disclosure of capital management strategies.  It applies to Interim and annual financial statements for fiscal years beginning on or after October 1, 2007.  Dome adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008.  The disclosures required by this standard are presented in Note 10.

    CICA 3031, “Inventories” – This standard relates to the measurement and disclosure of inventories.  Dome adopted this standard for its interim and annual financial statements for fiscal year commencing October 1, 2008.  The adoption of this standard did not have a material effect on Dome’s financial statements.

    CICA 3064, “Goodwill and Intangible Assets” – In February 2008, the CICA issued Handbook section 3064, “Goodwill and Intangible Assets”, which replaces Section 3062, “Goodwill and Intangible Assets.”  This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and is effective for Dome beginning October 1, 2009.  Concurrent with the adoption of this standard, EIC-27, “Revenue and Expenditures in the Pre-operating Period,” will be withdrawn.  Dome is currently assessing the impact of adopting this standard and has not yet determined its effect on its financial statements.

    CICA 1400, “General Standards of Financial Statement Presentation” – In May 2007, the CICA issued amended Handbook section 1400, “General Standards of Financial Statements Presentation”.  The section provides revised guidance related to management’s responsibility to assess and disclose the ability of an entity to continue as a going concern.  This amended standard applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008.  Dome adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008.  The adoption of this standard did not have a material effect on Dome’s financial statements.

    International Financial Reporting Standards – In February 2008, the CICA Accounting Standards Board confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011.  Dome is currently assessing the impact of adopting IFRS and has not yet determined its effect on its financial statements.

    Dome will adopt the new standards of “Business Combinations” (CICA handbook section 1582), “Consolidated Financial Statements” (CICA handbook section 1601) and “Non-controlling Interests” (CICA handbook section 1602).  This new sections replace Section 1581.  Prospective application of the standard is effective January 1, 2011, with early adoption permitted.  This new standard effectively harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards (“IFRS”).  The new standard revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination.  The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.”

    Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination.  These standards are effective January 1, 2011, unless they are early adopted at the same time as Section 1582 “Business Combinations.”  Dome is currently assessing the impact of adopting these standards and has not yet determined its effect on its financial statements.

    During the first quarter of the 2009 fiscal year, Dome changed its accounting policy for mineral property exploration costs.  In prior years, Dome capitalized the acquisition costs and deferred exploration expenditures directly to mineral properties following the principles outlined in Accounting Guideline II.  Under its new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, including all maintenance fees, are charged to operations as incurred.  All direct costs related to the acquisition of resource property interests will continue to be capitalized.  Management believes that this treatment provides a more relevant and reliable depiction of the asset base of Dome prior to establishing the economic feasibility of its resource base.

    Dome has accounted for this change in accounting policy on a retroactive basis.  The balance sheet amounts as at September 30, 2008 were restated as follows: mineral properties were reduced by $2,578,746 and the deficit increased by $2,578,746.  The restatement also resulted for the three months ended September 30, 2008 increasing exploration and project investigation expenses by $307,391 and increasing net loss by $307,391.  The restatement also resulted in the September 30, 2008 increasing exploration and project investigation expenses by $1,486,474 and increasing net loss by $1,486,474.

Financial Instruments and Financial Risk

    Dome’s financial instruments include cash and cash equivalents and accounts payable and accrued liabilities.  The carrying values of these financial instruments approximate their fair values due to the near-term maturity of these financial instruments.

    Credit Risk – Dome maintains a majority of its cash and cash equivalents with a major Canadian financial institution.  Dome maintains the remainder of its cash and cash equivalents with a major Gabonese financial institution.  Deposits held with these institutions may exceed the amount insurance provided on such deposits.

    Currency Risk – As Dome operates on an international basis, currency risk exposures arise from transactions and balances denominated in foreign currencies.  Fluctuations in the exchange rates between these currencies and the US dollar could have a material effect on Dome’s business, financial condition and results of operations.  Dome does not engage in any hedging activity.

    Liquidity Risk – Dome manages liquidity risk by maintaining adequate cash and cash equivalents balances.

    Interest Rate Risk – Dome’s cash equivalents are subject to interest rate risk.  Dome’s interest rate risk management policy is to purchase highly liquid investments with a term to maturity of three months or less on the date of purchase.  Dome does not engage in any hedging activity.

    Commodity Price Risk – Mineral prices are volatile and have risen and fallen sharply in recent periods.  The prices are subject to market supply and demand, political and economic factors, and commodity speculation, all of which can interact with one another to cause significant price movements.  Dome does not engage in any hedging activity.

Subsequent Events

    Subsequent to the year ended September 30, 2009 the following material events occurred:

a)	Execution of Joint Venture Agreements with AngloGold Ashanti Limited

    In October 2009, Dome and AngloGold Ashanti Limited entered into the Ogooue Joint Venture Agreement and the Ndjole and Mevang Joint Venture Agreement.  Dome’s working capital was increased by $400,000 paid by AngloGold Ashanti under the terms of the Ndjole and Mevang Joint Venture Agreement.

Ogooue Joint Venture Agreement

    AngloGold Ashanti has acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa.  This license was acquired by AngloGold Ashanti for its gold potential.  The joint venture is an 80/20 joint venture in favor of AngloGold Ashanti.  AngloGold Ashanti has made a firm commitment to spend a minimum of US $100,000 on exploration and will sole fund the first US $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Should AngloGold Ashanti not meet its funding obligation, the license will be assigned to Dome.  Joint venture dilution provisions apply and if Dome is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at an appraised value 14 months after commencement of commercial production.

Ndjole and Mevang Joint Venture Agreement

    Dome is the owner of the Ndjole and Mevang Exploration Licenses, each comprised of 2,000 square kilometers.  Under the terms of the joint venture, AngloGold Ashanti has earned a 20% interest by paying to Dome US $400,000 on signing of the joint venture agreement.  AngloGold Ashanti can earn an additional 40% interest by paying Dome US $100,000 per year over the next three years and by incurring exploration expenditures in the amount of US $3.7 million over the next three years at the rate of US $1 million in the first year, US $1.2 million in the second year and US $1.5 million in the third year.

    Should AngloGold Ashanti fail to perform as set out above, a 100% interest in the licenses shall revert to Dome and the joint venture will cease.  AngloGold Ashanti shall be entitled to withdraw from the joint venture after it has spent US $1 million on exploration expenditures.

    AngloGold Ashanti can earn an additional 10% interest (70% total) by spending US $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  When the parties have a 70/30 joint venture, if Dome elects not to contribute to work programs and budgets, AngloGold Ashanti can elect to earn an additional 15% interest by carrying the project to a completed pre-feasibility study.

    The Joint venture dilution provisions apply and if Dome is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at appraised value 14 months after commencement of commercial production.

b)	Proposed Merger with Metalline Mining Company

    In November 2009, Dome entered into a Letter of Intent pursuant to which Dome proposed to merge with Metalline Mining Company (“Metalline”).  On December 4th, 2009 a formal merger agreement was signed.  Under the terms of the merger agreement:

    (i)           Dome is to arrange a private placement in securities of Metalline.  The financing is to consist of 6.5 million units with each unit consisting of one share and one warrant to raise $2,990,000.  The shares are to be priced at US $0.46 per share and each two warrants will entitle the holder to purchase a further share of Metalline at US $0.57 per share within one year.  It is a further condition of the proceeding that Dome arranges its own financing to raise $13,010,000 million by sale of Dome common shares.

    (ii)           Subsequent to the closing of the above private placement in Metalline and the Dome financing, Metalline is to acquire all of the outstanding shares of Dome by the issuance of 47,724,561 common shares of Metalline.  At the closing of the merger of Metalline and Dome, the Metalline warrants issued to Investors in connection with the above Metalline private placement are to be cancelled, and any other existing Dome warrants will be exchanged for warrants to acquire Metalline common stock on equivalent terms.  The merger will be subject to the approval of the shareholders of both companies and any required regulatory approvals.  If the merger is not completed by May 30, 2010, the agreement will terminate.

    (iii)           Also on December 4th, Dome entered into an agreement with Cormark Securities Inc. (“Cormark”) pursuant to which Cormark, along with Haywood Securities Inc. (together the “Agents”), has agreed to market, on a best-efforts basis, a private placement of special warrants of Dome (each a “Special Warrant”) to raise gross proceeds of $13,010,000 (the “Offering”).  Each Special Warrant issued in the Dome private placement will be priced at $0.45 per Special Warrant and will be exercisable to acquire, without additional consideration, one share of common stock of Dome upon the satisfaction of the Release Conditions (as defined below).

    Dome will pay the Agents at the closing of the transaction a cash commission equal to 6.0% of a certain portion of the gross proceeds of the Offering, 1.0% of the remaining portion of the gross proceeds of the Offering plus an advisory fee of $300,000.  The Offering closed on January 11, 2010.

    The Release Conditions are: (i) the approval of the TSX Venture Exchange and the NYSE Amex to the merger of Dome and Metalline, (ii) the US registration statement of Metalline registering the shares of Metalline to be issued to the holders of Dome shares having been declared effective and (iii) Dome having confirmed that all the conditions under the merger agreement, including the requisite approval of the shareholders of both Dome and Metalline, have been satisfied or waived.

    In the event that the Release Conditions have not been satisfied on or before the date which is 180 days after the closing date of the Offering the trustee shall return to each holder of Special Warrants an amount equal to 100% of the aggregate issue price of the number of Special Warrants held by such holder.

Directors and Officers

Directors:	Brian D. Edgar	William Rand
	Robert F. Chase	Matthew J. Mason
	Timothy A. Young	Timothy T. Barry

Officers	Brian D. Edgar - President and Chief Executive Officer
William A. Rand - Chairman
Par Sibia - Chief Financial Officer
Karin Lutz - Corporate Secretary

Additional Information

Additional information relating to Dome is available on SEDAR at www.sedar.com.  Financial information relating to Dome is provided in Dome's comparative financial statements which are available on SEDAR and may also be obtained by sending a written request to the President of Dome at its office located at Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, Canada.

Dome Management’s Discussion and Analysis of Results of Operations and Financial Conditions for the Quarter Ended December 31, 2009

(AMOUNTS IN US DOLLARS UNLESS OTHERWISE INDICATED)

    The following discussion and analysis of the results of operations and financial condition ("MD&A") for Dome Ventures Corporation ("Dome" or the "Company") are for the quarter ended December 31, 2009.  This discussion should be read in conjunction with the interim consolidated financial statements for the period ended December 31, 2009 and related notes thereto and in conjunction with year-end audited financial statements of September 30, 2009.  The effective date of this MD&A is February 26th, 2010.

FORWARD LOOKING STATEMENTS

    Certain statements contained in the following Management’s Discussion and Analysis and elsewhere constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made, and readers are advised to consider such forward-looking statements in light of risks set below.

BUSINESS OF THE COMPANY

    Dome Ventures Corporation is a publicly traded mineral exploration company listed on the TSX Venture Exchange (trading symbol: DV.U) that currently is conducting mineral exploration activities in Gabon, West Africa.

OVERALL PERFORMANCE AND RESULTS OF OPERATIONS

    The Company had a net income of $94,250 from operations for the three months ended December 31, 2009 compared to a net loss of $870,406 from operations for the three months ended December 31, 2008.  The income for the quarter ended December 31, 2009 stems largely from the $400,000 that was received upon the execution of the joint venture agreements.  The loss for the quarter ended December 31, 2008 stems largely from foreign exchange losses of $454,694 and exploration and project investigation costs of $215,900.

    During the three months ended December 31, 2009, regulatory fees were $7,487 (2008 - $5,942) with the increase partially due to payments made to the transfer agent; management fees were $17,355 (2008 - $16,132); rent was $8,100 (2008 - $8,100); wages and benefits were $61,414 (2008 – $54,284).  Stock-based compensation expense was $Nil (2008 – $99,206) with the decrease due to no vesting of options or granting of new options.

    The balance of expenses for the three months ended December 31, 2009 includes exploration costs of $42,722 (2008 - $215,900) with the decrease mainly due to less field expenses and labor incurred in the field; office and miscellaneous of $11,485 (2008 - $18,412); professional and consulting fees of $208,826 (2008 – ($13,255) with the increase related to the proposed merger with Metalline Mining Company; and travel and entertainment of $Nil (2008 – $Nil).

EXPLORATION OVERVIEW

           The agreements with AngloGold Ashanti include Dome’s Ndjole and Mevang exploration Licenses and AngloGold Ashanti’s Ogooue prospection permit and total over 12,000 square kilometers in area.  Dome remains the initial operator for the Ndjole and Mevang licenses, while Anglo Gold Ashanti staff are currently working on the desk top analysis and target generation for the Ogooue permit.  Fieldwork is currently underway on Dome’s Ndjole license as outlined below.

Figure 1. Outline of the licenses involved in the Dome-AngloGold joint ventures

Ground Reconnaissance completed during the reporting period

    In preparation for the planned soil grids, significant time was spent mapping new logging roads recently put into the Ndjole area. Over 50km of new roads were added to Dome’s already extensive road database. In addition to mapping new roads two bridges were repaired in the La Mboumi area. These new roads provide significantly easier access to a number of new areas in the region and will allow for a much faster assessment of the area.

Mapping and Sampling completed during the reporting period

    The field program during the reporting period consisted of a 1:25,000 mapping and sampling campaign, run from tented base camps. Over 5500 soil and ridge and spur samples were collected over target areas of interest and are outlined in Table 1. The locations of these areas are shown in the figure below.

    Dense vegetation, steep gradients and flooded rivers inhibited the pace of field exploration and mapping. Thick tropical soil meant that outcrop was scarce limiting exposure to deeply incised river drainages that were often full due to the wet season. Outcrop in the field is composed of low grade metamorphic rocks and where float was abundant is dominated by quartz boulders and pebbles some of which contain visible gold.

    Gold mineralization in the area is associated with quartz veins zones within the country rock which has been hydrothermally altered. A very strong correlation between gold and arsenic anomalies found in the soils suggests that in addition to free gold in the system there may also be refractory gold within arsenopyrite.

EXPLORATION OVERVIEW (continued)

Figure 2. Location of Soil grids and Ridge and Spur samples for the La Mboumi region

GEOCHEMICAL SAMPLES TAKEN DURING THE REPORTING PERIOD

Grid Name	Sample Spacing (m)	Line Spacing (m)	Number of Samples	Status
La Mboumi 2	50	400	2500	Completed December 2009
La Mboumi 3	50	400	2508	Completed November 2009
La Mboumi 4	100	400	1500	Planned for January 2010
Ridge and Spur Sampling	50	N/A	332	Completed November 2009

Table 1. Summary of soil samples taken in the La Mboumi area during the reporting period.

PLANNED PROGRAM FOR THE NEXT 6 MONTHS

    A continued soil sampling and mapping campaign is planned for the Ndjole and Mevang Lisenses in the first half of 2010 , afterwhich, and subject to favorable results, a drill program of at least 4000 metres is planned to commence during the dry season.

    Dome continues to look for a partner for it’s Mitzic Iron license in the North.

Dome-AGA JV Expense 2009 Summary
EXPENSE TYPE	USD	CFA
Food	6,926.66	3,079,955
Office	9,899.41	4,637,557
Wages	164,246.86	74,699,633
Travel	22,203.19	10,501,969
Office Equipment	1216.04	561163
Field Equipment	3,762.24	1,682,311
Geochemical	15,664.85	7,031,325
Special Projects	15,958.15	7,167,543
Shared costs	31,408.52	5,050,803
Miscellaneous	4,587.93	2,193,912
TOTAL	$275,873.58	116,606,171

EXPLORATION OVERVIEW (continued)

    The following table summarizes exploration costs in Gabon and other areas by type of costs:

By type of cost	Balance accumulated at Sept 30, 2009 - Gabon	Balance accumulated at Sept 30, 2009 - Others	Total accumulated as at Sept. 30, 2009	Additions Q1 ending Dec 31, 2009 - Gabon	Additions Q1 ending Dec 31, 2009 – Others	Balance Accumulated at Dec 31, 2009 - Gabon	Balance accumulated at Dec 31, 2009 - Others	Total accumulated as at Dec 31, 2009
	$	$	$	$	$	$	$	$
Camp and housing rental	127,425	-0-	127,425	-0-	-0-	127,425	-0-	127,425
Field supplies, equipment and labour	673,849	21,185	695,034	9,195	-0-	683,044	21,185	704,229
Field transportation	264,096	-0-	264,096	-0-	-0-	264,096	-0-	264,096
Consulting fees	108,874	24,494	133,368	-0-	-0-	108,874	24,494	133,368
Geological, Geophysical & Geochemical	964,198	26,681	990,879	6,603	-0-	970,801	26,681	997,482
Maps, reports, survey and sampling costs	521,188	-0-	521,188	-0-	-0-	521,188	-0-	521,188
Office and miscellaneous	92,338	-0-	92,338	3,311	-0-	95,649	-0-	95,649
Transportation, travel & accommodations	323,373	130,675	454,048	1,317	22,296	324,690	152,971	477,661
Total	3,075,341	203,035	3,278,376	20,426	22,296	3,095,767	225,331	3,321,098

JOINT VENTURE AGREEMENTS WITH ANGLOGOLD ASHANTI LIMITED

    In October 2009, the Company and AngloGold Ashanti Limited (“Anglo”) entered into the Ogooue Joint Venture Agreement and the Ndjole and Mevang Joint Venture Agreement.

Ogooue Joint Venture Agreement

    Anglo acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa.  This license was acquired by Anglo for its gold potential.  The joint venture is an 80/20 joint venture in favour of Anglo.  Anglo has made a firm commitment to spend $100,000 on exploration and will sole fund the first $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interest will be converted to a 2% Net Smelter Return which can be purchased at an appraised value 14 months after commencement of commercial production.  Should Anglo elect not to spend the aforesaid $3 million, the license shall be assigned to the Company.

Ndjole and Mevang Joint Venture Agreement

    The Company is the owner of the Ndjole and Mevang Exploration Licenses, each comprised of 2,000 square kilometers.  Under the terms of the joint venture, Anglo has earned a 20% interest by paying to the Company $400,000 on signing of the joint venture agreement.  Anglo can earn an additional 40% interest by paying the Company $100,000 per year over the next three years and by incurring exploration expenditures in the amount of $3.7 million over the next three years at the rate of $1 million in the first year, $1.2 million in the second year and $1.5 million in the third year.

    Once it has earned a 60% interest, Anglo can earn an additional 10% interest (70% total) by spending $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  When the parties have a 70/30 joint venture, if the Company elects not to contribute to work programs and budgets, Anglo can elect to earn an additional 15% (85% total) interest by carrying the project to a completed pre-feasibility study.

    Should Anglo fail to perform as set out above, a 100% interest in the licenses shall revert to the Company and the joint venture will cease.  Anglo shall be entitled to withdraw from the joint venture after it has spent $1 million on exploration expenditures.

JOINT VENTURE AGREEMENTS WITH ANGLOGOLD ASHANTI LIMITED (continued)

    The Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at appraised value 14 months after commencement of commercial production.

    The Company is operating the exploration program on behalf of Anglo and receives funds from time-to-time to continue the joint venture operations in Gabon.  As at December 31, 2009 the Company had a balance of $227,928 received from Anglo in trust for ongoing exploration costs.  These funds are not reflected on the Company’s balance sheet as they are held in trust for joint venture expenditures on Anglo’s behalf.

QUALIFIED PERSON

    Timothy Barry, a director of the Company and its registered geologist (MAusIMM), is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the exploration and technical disclosure in this MD&A.

FOREIGN CURRENCY TRANSLATION

    Monetary assets and liabilities denominated in other than US currency are translated at the rate of exchange prevailing at the balance sheet date.  Non-monetary assets and liabilities, revenues and expenses denominated in non-US currency are translated at rates prevailing at the time of the transactions.  Foreign exchange gains and losses on translation are reflected on the statement of income as incurred.

RELATED PARTY TRANSACTIONS

    The Company has engaged the services of Rand Edgar Investment Corp (“REIC”) commencing March 2001 for $10,000 US (plus gst) per month.  REIC is owned by two directors of the Company and provides advisory services relating to general corporate development, financial matters, raising additional capital, corporate maintenance, administrative services and provisions of office space.  This agreement is effective until July 31, 2012.

SUMMARY OF QUARTERLY RESULTS

	Quarter ended December 31, 2009	Quarter ended Sept. 30, 2009	Quarter ended June 30, 2009	Quarter ended March 31, 2009 (Restated)
Interest and other income	401,349	1,604	1,600	6,347
Gain on sale of investment	-0-	-0-	-0-	-0-
Net income (loss)	94,250	(4,137)	(16,657)	(323,177)
Earnings (loss) per share	0.005	(0.000)	(0.001)	(0.017)

	Quarter ended Dec. 31, 2008 (Restated)	Quarter ended Sept. 30, 2008 (Restated)	Quarter ended June 30, 2008 (Restated)	Quarter ended March 31, 2008 (Restated)
Interest income	15,519	21,505	27,958	41,085
Gain on sale of investment	-0-	-0-	-0-	-0-
Net income (loss)	(870,406)	(445,590)	(828,044)	(431,348)
Earnings (loss) per share	(0.047)	(0.04)	(0.07)	(0.042)

As disclosed in Note 3 to the audited consolidated financial statements for the year ended September 30, 2009, the prior period results have been restated as a result of the change in accounting policy for mineral property exploration costs.

SUMMARY OF QUARTERLY RESULTS (continued)

    Net loss, quarter over quarter, is affected by the level of exploration and project investigation expenses incurred and write-off of mineral properties interests and will vary accordingly.

    The Company does not derive recurring revenue from its operations.  The Company does have interest income and income from property payments received from joint venture partners from time to time.  Its primary focus is in the acquisition and exploration of mineral properties.  The consolidated financial statements of Dome have been prepared in accordance with Canadian generally accepted accounting policies.

LIQUIDITY AND CAPITAL RESOURCES

    The Company’s primary source of liquidity is cash and highly liquid investments.  Investments include short-term, high quality commercial paper (i.e., debt instruments).  As of December 31, 2009 the Company had working capital of $2,616,661 compared to $2,522,411 at September 30, 2009 and $2,873,248 as at December 31, 2008.  The Company has not suffered any loss as a result of its holdings of commercial paper.  At the present stage of exploration activities, the Company has sufficient capital resources to carry out all of its planned activities for its next fiscal year.

OUTSTANDING SHARE CAPITAL

    Dome’s authorized share capital consists of 100,000,000 shares of common stock with a stated par value of $0.001 per share and 50,000,000 shares of Preferred Stock, with a par value of $0.001 per share, of which 20,000,000 shares are designated as Series A Preferred shares.

	February 3, 2010	December 31, 2009	September 30, 2009

Common shares	18,699,513	18,699,513	18,699,513
Preferred shares	-0-	-0-	-0-
Share options	1,550,000	1,550,000	1,550,000
Warrants	2,300,000	2,300,000	2,300,000

Total fully diluted share capital	22,549,513	22,549,513	22,549,513

    As at February 3, 2010 the Company had 2,300,000 warrants outstanding.  Each warrant entitles the holder to purchase one additional common share at $0.40 per share.  These warrants expire between June 16 and June 26, 2010.  The Company had outstanding stock options to purchase a total of 1,550,000 common shares that are exercisable at $0.11 per share (expiring November 18, 2011).  All options are subject to the terms of the Company's stock option plan.
MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

    The Company has reviewed its internal controls over financial reporting and believes that its system of internal controls over financial reporting as defined under MI 52-109 is sufficiently designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Canadian GAAP.

    However, certain weaknesses exist in the Company’s systems of internal control over financial reporting.  These weaknesses arise primarily from the limited number of personnel employed in the accounting and financial reporting area, a situation that is common in many smaller companies.  As a consequence of this situation: a) it is not feasible to achieve the complete segregation of duties; and b) the Company does not have full “in house” expertise in complex areas of financial accounting and taxation.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING (continued)

    The Company’s management, including the Certifying Officers, does not expect that its internal controls and procedures will prevent all error and all fraud.  However, the Company believes that the weaknesses identified in its systems of internal control are mitigated by the thorough review of the Company’s financial statements by senior management, the audit committee of the board of directors, and by consulting with external experts.  In addition, senior management is active in the Company’s day-to-day operations and in monitoring the Company’s financial reporting.  Regardless, these mitigating factors cannot completely eliminate the possibility that a material misstatement will occur as a result of the weaknesses identified in the Company’s internal controls over financial reporting.  A cost effective system of internal controls over financial reporting, no matter how well conceived or operated, can provide only reasonable, not absolute, assurance that the objectives of the internal controls over financial reporting are achieved

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

    The Company has no long-term obligations or commitments other than the following: The Company has engaged the services of Rand Edgar Investment Corp. (a company controlled by two of the Company’s directors) commencing March 2001 for $10,000 (plus gst) per month.  This agreement is effective until July 31, 2012; The other is the Proposed Merger with Metalline Mining Company (see subsequent note).

OFF-BALANCE SHEET ARRANGEMENTS

    None.

DISCLOSURE CONTROLS AND PROCEDURES

    The Company maintains disclosure controls and procedures designed to ensure that information in its financial reports is recorded, processed, summarized and reported within the time periods specified by applicable provincial securities legislation and that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.

    The Chief Executive Officer and the Chief Financial Officer, together with management, have evaluated the effectiveness of the Company’s disclosure controls and procedures.  Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the design and operation of these disclosure controls and procedures is sufficient to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements in accordance with Canadian Generally Accepted Accounting Principals.

CRITICAL ACCOUNTING ESTIMATES

    Management is responsible for applying judgment in preparing accounting estimates.  Certain estimates and related disclosures included within the financial statements are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ significantly from management’s current judgments.  The only critical accounting estimate is the recording of stock based compensation.

CRITICAL ACCOUNTING POLICIES AND CHANGES TO ACCOUNTING POLICIES

    The accounting policies followed by Dome are set out in the year end audited consolidated statements as at December 31, 2009, and have been adopted for these financial statements.

    In February 2008, the CICA issued Section 3064, “Goodwill and Intangible Assets,” which replaces Section 3062, “Goodwill and Other Intangible Assets.”  This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and is effective for the Company beginning October 1, 2009.  Concurrent with the adoption of this standard, EIC-27, “Revenues and Expenditures in the Pre-operating Period,” will be withdrawn.  The adoption of this standard is not expected to have a material effect on the Company’s financial statements.

    In January 2009, the CICA issued Section 1582 “Business Combinations” to replace Section 1581.  Prospective application of the standard is effective January 1, 2011, with early adoption permitted.  This new standard effectively harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards (“IFRS”).  The new standard revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination.  The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.”

    Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination.  These standards are effective January 1, 2011, unless they are early adopted at the same time as Section 1582 “Business Combinations.”  The Company is currently assessing the impact of adopting these standards and has not yet determined its effect on its financial statements.

    In February 2008, the CICA Accounting Standards Board confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011.  The Company is currently assessing the impact of adopting IFRS and has not yet determined its effect on its financial statements.

FINANCIAL INSTRUMENTS AND FINANCIAL RISK

    The Company’s financial instruments include cash and cash equivalents and accounts payable and accrued liabilities.  The carrying values of these financial instruments approximate their fair values due to the near-term maturity of these financial instruments.

    Credit Risk – The Company maintains a majority of its cash and cash equivalents with a major Canadian financial institution.  The Company maintains the remainder of its cash and cash equivalents with a major Gabonese financial institution.  Deposits held with these institutions may exceed the amount insurance provided on such deposits.

    Currency Risk – As the Company operates on an international basis, currency risk exposures arise from transactions and balances denominated in foreign currencies.  The Company’s foreign exchange risk arises primarily with respect to the Canadian dollar and Central African CFA francs.  The majority of the Company’s cash and cash equivalents are denominated in Canadian dollars.  The majority of the Company’s expenses are denominated in Canadian dollars and Central African CFA francs.  Fluctuations in the exchange rates between these currencies and the US dollar could have a material effect on the Company’s business, financial condition and results of operations.  The Company does not engage in any hedging activity.

    Liquidity Risk – The Company manages liquidity risk by maintaining adequate cash and cash equivalents balances.  The Company continuously monitors and reviews both actual and forecasted cash flows, and also matches the maturity profile of financial assets and liabilities.

FINANCIAL INSTRUMENTS AND FINANCIAL RISK (continued)

Interest Rate Risk – The Company’s cash equivalents are subject to interest rate risk.  The Company’s interest rate risk management policy is to purchase highly liquid investments with a term to maturity of three months or less on the date of purchase.  The Company does not engage in any hedging activity.

    Commodity Price Risk – Mineral prices are volatile and have risen and fallen sharply in recent periods. The prices are subject to market supply and demand, political and economic factors, and commodity speculation, all of which can interact with one another to cause significant price movements.  The Company does not engage in any hedging activity.

PROPOSED MERGER AND SUBSEQUENT EVENTS

In November 2009, the Company entered into a Letter of Intent superceeded by a formal merger agreement (the “Merger Agreement”) dated December 4, 2009 pursuant to which the Company proposed to merge with Metalline Mining Company ("Metalline").  On December 4th, 2009 a formal merger agreement was signed.  Under the terms of the merger agreement:

(i)
The Merger Agreement was subject to the condition that the Company arrange a private placement in the securities of Metalline consisting of 6.5 million units with each unit consisting of one share and a warrant in order to raise approximately $3 million.  The units were priced at $0.46 per share and two warrants entitle the holder to purchase a further share of Metalline at $0.57 per share within one year.  This financing closed December 23, 2009.  It was a further condition of the merger that the Company arranges its own financing to raise $13 million, which condition was satisfied on January 11, 2010.  The financing consisted of the sale of 28,911,111 special warrants at a price of $0.45 per special warrant.  Each special warrant is convertible into one share of the Company without payment of further consideration.  The financing was led by Cormark Securities Inc. and assisted by Haywood Securities Inc., (the “Brokers”).  The Brokers will receive a commission equal to 6% of the gross proceeds of part of the offering, plus an advisory fee of $300,000.  Upon the conversion of the special warrants into shares of the Company, and the exercise of the outstanding options referred to in Note 5 (of financial statements – the option holders have agreed to exercise the options prior to the closing) a total of 49,260,624 shares of the Company will be outstanding just prior to the merger.  This will result in each shareholder of the Company receiving a 0.968818 of Metalline share for each share of the Company.

(ii)
Under the terms of the Merger Agreement, Metalline is to file a Registration Statement in the US and both companies will mail to their respective shareholders a Joint Proxy Statement/Prospectus in connection with general meetings at which the merger agreement will be presented for approval.  Upon approval by the shareholders of both companies, and necessary regulatory approval, Metalline will acquire all of the outstanding shares of the Company by the issuance of 47,724,561 common shares of Metalline.  At the closing of the merger of Metalline and the Company, the Metalline warrants issued to investors in connection with the above Metalline private placement will be cancelled.  If the merger is not completed by July 10, 2010, the agreement will terminate.

(iii)
Also on December 4th, the Company entered into an agreement with Cormark Securities Inc. (“Cormark”) pursuant to which Cormark, along with Haywood Securities Inc. (together the “Brokers”), has agreed to market, on a best-efforts basis, a private placement of special warrants of the Company (each a “Special Warrant”) to raise gross proceeds of $13,010,000 (the “Offering”).  Each Special Warrant issued in the Dome private placement will be priced at $0.45 per Special Warrant and will be exercisable to acquire, without additional consideration, one share of common stock of the Company upon the satisfaction of the Release Conditions (as defined below).

The Company will pay the Brokers at the closing of the transaction a cash commission equal to 6.0% of the gross proceeds of part of the Offering plus an advisory fee of $300,000.

The Offering closed on January 11, 2010.

The Release Conditions are: (i) the approval of the TSX Venture Exchange and the NYSE Amex to the merger of the Company and Metalline, (ii) the US registration statement of Metalline registering the shares of Metalline to be issued to the holders of Dome shares having been declared effective and (iii) the Company having confirmed that all the conditions under the merger agreement, including the requisite approval of the shareholders of both Dome and Metalline, have been satisfied or waived.

In the event that the Release Conditions have not been satisfied on or before the date which is 180 days after the closing date of the Offering the trustee shall return to each holder of Special Warrants an amount equal to 100% of the aggregate issue price of the number of Special Warrants held by such holder.

INFORMATION WITH RESPECT TO CONTINUING DIRECTORS AND OFFICERS

    Information required under Items 401, 402, 407(e)(4) and 404 of Regulation S-K regarding Metalline’s current executive officers and directors who will continue their service as an executive officer or director of Metalline following the merger is incorporated herein by reference from Metalline’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009.

    At the effective time of the merger, Metalline will cause its Board of Directors to be expanded from five to seven persons.  Metalline has agreed to include two nominees on its slate of directors designated by Dome, being Brian Edgar and Murray Hitzman.  Upon his election and closing of the merger Mr. Edgar is expected to be appointed to serve as the Chairman of Metalline’s Board of Directors.  Dr. Kolvoord, who has served on Metalline’s Board of Directors since 2002, is not included on the slate of nominees but supports the Board’s slate, with Duncan Hsia to serve in the seat Dr. Kolvoord currently holds.  Metalline’s current executive officers, including Dr. Kolvoord, will remain as executive officers following the merger.

    In sum, if the merger transaction is closed and each of the nominees is elected to serve as a director, Metalline’s Board of Directors will comprise:

Brian Edgar (Chairman)
Merlin Bingham
Wesley Pomeroy
Robert Kramer
Gregory Hahn
Duncan Hsia
Murray Hitzman

    The following table sets forth the names, ages and anticipated positions with Metalline of the two persons nominated by Dome to serve on Metalline’s Board of Directors as well as that of Duncan Hsia, Metalline’s nominee to serve in the Board seat currently occupied by Roger Kolvoord.  There are no family relationships among Messrs. Edgar, Hitzman or Hsia, or between any of them and any current Metalline executive officer or director.  Further, none of Messrs. Edgar, Hitzman or Hsia has been involved in any legal proceedings during the past five years that is required to be disclosed pursuant to Item 401 of Regulation S-K or otherwise material to an evaluation of their ability or integrity as a director.

Name	Age	Anticipated Position with Metalline
Brian Edgar	60	Chairman of the Board

Murray Hitzman*	55	Director

Duncan Hsia*	43	Director

* Messrs. Hitzman and Hsia would each be deemed "independent" as that term is defined in Section 803A of the NYSE Amex Company Guide.

Brian Edgar.  Mr. Edgar has broad experience working in junior and mid-size level natural resource companies.  He has served as Dome’s President and Chief Executive Officer since February of 2005.  Further, Mr. Edgar has served on Dome’s Board of Directors since 1998.  Mr. Edgar currently serves as a director of several other publicly traded companies, including BlackPearl Resources Inc., Denison Mines Corp., Lucara Diamond Corp., Lundin Mining Corporation, Red Back Mining Inc. and ShaMaran Petroleum Corp., all of which trade on the Toronto Stock Exchange or the TSX Venture Exchange.  Prior to establishing Rand Edgar Capital Corp. (succeeded by Rand Edgar Investment Corp.), Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for sixteen years.

Murray Hitzman.  Dr. Hitzman has extensive experience in the mining sector and began work in the mining industry with Anaconda Copper Mining Company.  From 1982 through 1993, Dr. Hitzman worked throughout the world for Chevron Resources Company and initiated and managed base and precious metal exploration projects throughout the world.  In 1993, Dr. Hitzman was named Geological Society of America Congressional Fellow and served from September, 1993 to August, 1994, on the staff of U.S. Senator Joseph Lieberman (D - CT) working on natural resource and environmental issues.  Dr. Hitzman was named Executive Branch Fellow by the American Association for the Advancement for Science/Sloan Foundation during 1994.  As the Executive Branch Fellow he served as a senior policy analyst in the White House Office of Science and Technology Policy from September, 1994 through March, 1996 specializing in natural resource, environmental, and geoscience issues.  In June, 1996, Dr. Hitzman became a professor at the Colorado School of Mines, and in 2000 was named Head of the Department of Geology and Geological Engineering (he stepped down as such in August, 2007).  Dr. Hitzman serves as a director of several publicly held companies being Cardero Resources Corp.  (NYSE Amex: CDY); Mansfield Minerals Inc. (TSX Venture: MDR.V), and Teal Exploration and Mining Inc. (publicly traded in Germany).  Dr. Hitzman has a Bachelor of Arts in Geology from Dartmouth College, a Bachelor of Arts in Anthropology from Dartmouth College, a Master of Science in Geology from the University of Washington and a Ph.D.  in Geology from Stanford University, California.

Duncan Hsia.  Mr. Hsia has worked as a consultant to both the private and public sectors in a variety of industries for Andersen Consulting in the U.S. and Europe.  From 1999 to the present Mr. Hsia has served as an analyst in the financial industry and primarily focuses his analysis and research on public and private companies in the mining and commodities sectors.  He has authored articles on the financial markets for various newsletters and websites.  From 1993 through 1999 Mr. Hisa worked for PeopleSoft, Inc. where he held various positions including Regional Manager for PeopleSoft's Western Region Consulting Group and corporate manager for PeopleSoft's Account Management division.  Mr. Hsia has a B.S. in Economics from the Wharton School of Business and a B.A.S. from the Moore School of Engineering at the University of Pennsylvania.

Executive Compensation

    Information required under Item 402 of Regulation S-K regarding Metalline’s current executive officers and directors who will continue their service as an executive officer or director of Metalline following the merger is incorporated herein by reference from Metalline’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009.

    Mr. Edgar has served as an executive officer of Dome and is expected to be appointed as the Chairman of Metalline’s Board of Directors at the effective time of the merger transaction.  The following table sets out the compensation received by Mr. Edgar during Dome’s fiscal years ended September 30, 2009 and 2008.

SUMMARY COMPENSATION TABLE

			Option	All Other
Name and	Fiscal	Salary	Awards	Compensation(1)	Total
Principal Position	Year	($)	($)	($)	($)

Brian Edgar, Chief Executive Officer and President	2009	$200,000	$25,549 (2)	See Note (1)	$225,549
	2008	$240,000	$Nil	See Note (1)	$240,000

(1)
For its fiscal years ended September 30, 2008 and September 30, 2009, Dome paid $120,000 to Rand Edgar Investment Corp., a company wholly-owned by Brian D. Edgar and William Rand, both directors of Dome, for management and administrative services rendered to Dome.

(2)	Amount represents the dollar amount recognized for financial reporting purposes for fair value of options to acquire 350,000 shares on November 18, 2008.

Compensation of Directors

    To date, neither Mr. Hitzman nor Mr. Hsia have received any compensation from either Metalline or Dome.  Effective February 1, 2008, Metalline’s independent directors began being receiving quarterly compensation of $9,000 and 10,800 shares of Metalline’s common stock per fiscal quarter for their services.  In addition, they have been and may be compensated with discretionary stock option grants.  Upon their election and/or appointment to Metalline’s Board of Directors Messrs. Hsia and Hitzman will begin receiving the standard compensation provided to Metalline’s other independent Board members and Mr. Edgar is expected to receive a monthly salary of $7,500 as Executive Chairman of the Company.

Related Party Transactions; Director Independence

    Except as described below, none of the directors or executive officers of Metalline nor Dome, or any person who owned of record or was known to own beneficially more than 5% of Metalline’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since November 1, 2008, or in any proposed transaction, which has materially affected or will affect the Company, except as follows:

▪
Certain Dome officers and directors participated in a Metalline private placement transaction that closed on December 22, 2009.  Each of these Dome affiliates purchased Metalline units at $0.46 per unit with each unit consisting of one share of Metalline common stock and one warrant, with each two warrants (subject to certain conditions) being exercisable at $0.57 per share.  The Dome affiliates that  participated in that private placement included:

Name	Investment Amount
Brian Edgar	$460,000
Matthew Mason	$1,150,000
William Rand	$276,000
Karin Lutz	$46,000
Pardeep Sibia	$46,000
Timothy Young	$920,000

▪
Dome engaged the services of Rand Edgar Investment Corp (“REIC”) commencing March 2001 for $10,000 US (plus gst) per month.  REIC is owned by two Dome directors and provides advisory services relating to general corporate development, financial matters, raising additional capital, corporate maintenance, administrative services and provisions of office space.  This agreement is effective until July 31, 2012.

▪
Certain of Metalline’s significant stockholders participated in a private placement conducted by Metalline during its 2009 fiscal year.  That private placement consisted of units with each unit being comprised of one share of Metalline common stock and one half of a warrant, with each whole warrant being exercisable at $0.50 per share.  The units were issued at $0.25 per share.  The investors in this private placement included certain persons who beneficially own greater than 5% of the Company’s common stock being: John Barrett ($550,000 total investment), Steven Carlitz ($100,000 total investment), and Lazarus Investment Partners, LLP ($73,000 investment amount).

▪
On October 27, 2009, Mr. Hsia exercised warrants to purchase 1,263,450 shares of Metalline common stocks.  Mr. Hsia exercised these warrants in accordance with a one-time offer and agreement between Metalline and four holders of certain Metalline warrants, whereby the exercise price of certain warrants were reduced in consideration for their immediate exercise in full by the holders. Mr. Hsia paid an aggregate of $413,380 upon the exercise of the warrants.

Director Independence

    Wesley Pomeroy, Robert Kramer and Gregory Hahn each have served on Metalline’s Board of Directors and each is expected to continue to serve on the Board of Directors after the closing of the merger transaction with Dome.  Each is considered “independent” as that term is defined in Section 803A of the NYSE Amex Company Guide.  Each currently serves on our nominating, compensation and audit committees.  If elected/appointed to Metalline’s Board of Directors both Messrs. Hsia and Hitzman would be considered independent as that term is defined in Section 803A of the NYSE Amex Company Guide.  However, Mr. Edgar would not be considered “independent.”

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Metalline

      The number of shares outstanding of Metalline’s common stock as of March 9, 2010 (the record date) was 55,366,829.  Each share of Metalline common stock is entitled to one vote per share.

Security Ownership of Certain Beneficial Owners

      The following table sets forth the beneficial ownership of Metalline’s common stock as of March 4, 2010 by each person (other than the directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Metalline Beneficial Ownership(1)	Percent of Metalline Common stock

John C. Barrett PO Box 10433 Pompano Beach FL 33061	6,774,000 (2)	12.0%

Lazarus Investment Partners LLP c/o Lazarus Management Company LLC 2401 E. 2nd Avenue, #600 Denver, CO 80206	3,251,667 (3)	5.9%

Steven Carlitz 1411 Aster Lane Cupertino, CA 95014	3,120,931 (4)	5.6%
____________

(1)	Calculated in accordance with rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Includes warrants to acquire 1,100,000 shares of common stock held by John C. Barrett and John C. Barrett Revocable Trust.
(3)	Includes warrants to acquire 146,000 shares of common stock.
(4)	Includes warrants to acquire 200,000 shares of common stock.

Security Ownership of Metalline Management

      The following table sets forth the number of shares of the Metalline’s common stock beneficially owned by each of Metalline’s current directors, each nominee to serve as a director, the Company’s executive officers and each named executive officer, and the number of shares beneficially owned by all of the Company’s current directors and named executive officers as a group as of March 9, 2010:

Name and Address of Beneficial Owner	Position	Amount and Nature of Metalline Beneficial Ownership(1)	Percent of Metalline Common stock

Merlin Bingham 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Chief Executive Officer, President and Director	2,951,365(2)	5.2%

Roger Kolvoord 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Executive Vice President and Director	1,387,406(3)	2.5%

Wesley Pomeroy 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Director	726,400 (4)	1.3%

Robert Kramer 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Director	714,650 (5)	1.3%

Gregory Hahn 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Director	402,400 (6)	*

Robert Devers 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Chief Financial Officer	411,875(7)	*

Terry Brown 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Vice President-Operations	395,313(8)	*

Duncan Hsia 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Nominee for Director	1,609,700(9)	2.8%

Brian Edgar 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Nominee for Director	1,000,000	1.8%

Murray Hitzman 804 Ballantine Road Golden CO 80401	Nominee for Director	-	-

All current directors, nominees, executive officers and named executive officers as a group (10 persons)		9,599,109 (10)	16.2%
____________

*	Indicates less than one percent.

(1)	Calculated in accordance with rule 13d-3 under the Securities Exchange Act of 1934.

(2)
Includes: (i) 1,330,639 shares of common stock; (ii) 74,726 common shares held by Mr. Bingham’s spouse; (iii) options to acquire 1,435,250 shares of common stock; and (iv) vested options held by Mr. Bingham’s spouse to acquire 110,750 shares of common stock.

(3)	Includes: (i) 369,406 shares of common stock; and (ii) options to acquire 1,018,000 shares of common stock.

(4)	Includes: (i) 272,400 shares of common stock; (ii) vested options to acquire 304,000 shares of common stock; and (iii) warrants to acquire 150,000 shares of common stock.

(5)	Includes: (i) 143,400 shares of common stock; (ii) vested options to acquire 554,000 shares of common stock; and (iii) warrants to acquire 17,250 shares of common stock.

(6)	Includes: (i) 98,400 shares of common stock; and (ii) vested options to acquire 304,000 shares of common stock.

(7)	Includes options to acquire 411,875 shares of common stock.

(8)	Includes: (i) 52,500 shares of common stock; and (ii) vested options to acquire 342,813 shares of common stock.

(9)
Includes: (i) 914,950 shares of common stock; (ii) warrants to purchase 376,000 shares of common stock; (iii) 267,500 shares of common stock held in trust for the benefit of Mr. Hsia’s children; and (iv) warrants to acquire 50,250 shares held in trust for the benefit of Mr. Hsia’s children.

(10)	Includes securities reflected in footnotes 2 - 9.

Dome

      The number of shares outstanding of Dome’s common stock as of March 9, 2010 (the record date) was __________.  Each share of Dome common stock is entitled to one vote per share.

Security Ownership of Management and Beneficial Owners

    The following table sets forth the beneficial ownership of Dome’s common stock as of March 9, 2010 by each directors and executive officer of the Dome.

Name and Address of Beneficial Holder	Position	Number of Dome Shares Beneficially Owned, Directly or Indirectly, or Controlled or Directed at Present(1)	Percent of Dome (2)
William A. Rand 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Chairman	3,268,979 (3)	16.1%

Brian D. Edgar 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	President, Chief Executive Officer and Director	3,704,419 (4)	18.3%

Robert F. Chase 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Director	195,000	1%

Matthew J. Mason 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Director	1,150,000	5.7%

Timothy A. Young 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Director	1,150,000	5.7%

Timothy T. Barry 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Chief Geologist and Director	600,000	3%

Pardeep Sibia 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Chief Financial Officer	131,000	0.4%

Karin Lutz 885 West Georgia St. Suite 2200 Vancouver, BC V6C 3E8	Corporate Secretary	76,500 (5)	0.6%

All current directors, executive officers and named executive officers as a group (8) persons		10,275,898	50.8%

(1)	The information as to shares beneficially owned or controlled has been provided by the directors themselves.
(2)
Assumes the exercise of all outstanding Dome options and the issuance of 100,000 shares of common stock as a finders fee in connection with the merger.  Assumes no warrants or special warrants of Dome have been exercised.

(3)	Includes 3,252,313 shares held by Mr. Rand, 16,666 shares held in trust for his children.
(4)	Includes 3,275,853 held by Mr. Edgar, 59,000 held by his spouse, 19,566 held by his children.
(5)	Includes 500 shares held by her spouse.

    The following table sets for the beneficial ownership of Dome’s common stock as of March 9, 2010 by each person (other than the directors and executive officers of Dome) who owned of record, or was known to won beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Dome Beneficial Ownership	Percent of Dome Common stock(1)

Rand Edgar Capital Corp.	1,372,728 (2)	6.8%

(1)  Assumes no warrants or special warrants of Dome have been exercised.
(2)  The shares of Rand Edgar Capital Corp. are owned equally by the spouses of William A. Rand and Brian D. Edgar respectively.

INTERESTS OF METALLINE AND DOME AFFILIATES IN THE MERGER, AND OTHER MATTERS TO BE ACTED UPON

    None of the affiliates of Metalline or Dome have any substantial interest, direct or indirect, in any matter to be acted upon at the Metalline or Dome meeting except through their share ownership in Metalline and/or Dome.  As set forth in the following table, certain of Dome’s affiliates hold equity interests in Metalline:

Name; Position with Dome	Metalline Common Shares Owned
Brian D. Edgar (President, Chief Executive Officer and Director)	1,000,000

Matthew J. Mason (Director)	2,500,000

William Rand (Chairman)	600,000

Pardeep Sibia (Chief Financial Officer)	100,000

Timothy A. Young (Director)	2,000,000

Karin Lutz (Corporate Secretary)	100,000

    Dome’s affiliates will not receive any separate or different consideration than that to be received by Metalline’s stockholders if the merger transaction is completed.  However, Mr. Edgar is expected to serve as a Director and Chairman of Metalline on a post transaction basis.

    Also, as described above certain Dome affiliates are Dome stockholders and will upon closing the merger will be entitled to receive shares of Metalline common stock in exchange for their Dome shares.  However, the exchange ratio to be received by the Dome affiliates will be the same as that of other Dome stockholders.

    Certain Dome affiliates (being those identified in the above table) hold warrants to acquire shares of Metalline common stock.  Those warrants do not vest unless the proposed merger transaction is not completed pursuant to the agreement between the parties.  If that agreement is terminated the warrants become exercisable but will expire on December 22, 2010.  The warrants were acquired in a private placement transaction closed on December 22, 2009 and exercisable at $0.57 per share.

PRO FORMA

Metalline and Dome’s Unaudited Pro Forma Condensed Combined Financial Information

    The unaudited pro forma condensed combined balance sheet assumes that the merger took place on October 31, 2009 and combines Metalline’s October 31, 2009 consolidated balance sheet with Dome’s September 30, 2009 consolidated balance sheet.

    The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 31, 2009 assumes that the merger took place on November 1, 2008, the first day of Metalline’s 2009 fiscal year.  Metalline’s audited consolidated statement of operations for the fiscal year ended October 31, 2009 has been combined with Dome’s audited consolidated statement of operations for the fiscal year ended September 30, 2009.

    The historical consolidated financial information of Metalline and Dome has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.  The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.  In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Metalline and Dome for the applicable periods:

•	Separate historical financial statements of Metalline as of and for the year ended October 31, 2009 and the related notes included in the Annual Report on Form 10-K filed on January 11, 2010.

•	Separate historical financial statements of Dome as of and for the year ended September 30, 2009 and the related notes included in this proxy statement as Annex D.

    All pro forma financial statements use Metalline’s period-end dates and no adjustments were made to Dome’s information for its slightly different year end dates.

    For purposes of these pro-forma financial statements, the special warrant offering made in conjunction with the merger transaction and described in Note 1 is reflected as a separate financing transaction of the combined company and accordingly the value of the Metalline common shares issued for these special warrants are not considered part of the merger consideration.

    The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated.  In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.  There were no material transactions between Metalline and Dome during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

    The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP standards.  Metalline has been treated as the acquirer in the merger for accounting purposes.  The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement.  The assets and liabilities of Dome have been measured based on various preliminary estimates using assumptions that Metalline believes are reasonable based on information that is currently available.  Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.  Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

METALLINE AND DOME
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF OCTOBER 31, 2009

	Metalline	Dome (a)	Pro-Forma Adjustments		Pro-Forma Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,482,943	$2,513,071	$14,439,900	(A)	$18,435,914
Other receivables	18,303	—	—		18,303
Prepaid expenses	134,122	12,808	—		146,930
Total Current Assets	1,635,368	2,525,879	14,439,900		18,601,147

MINING CONCESSIONS	3,713,722	7,200	4,792,800	(B)	8,513,722

OFFICE & MINING EQUIPMENT	1,685,392	—	60,000	(C)	1,745,392
Less accumulated depreciation	(679,659)	—	—		(679,659)
	1,005,733		60,000		1,065,733
OTHER ASSETS
Value-added tax receivable	960,753	—	—		960,753
less allowance for uncollectible taxes	(273,761)	—	—		(273,761)
Goodwill			6,304,636	(D)	6,304,636

TOTAL ASSETS	$7,041,815	$2,533,079	$25,597,336		$35,172,230

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$55,037	$3,468	$—		$58,505
Income tax payable	9,290	—	—		9,290
Deferred salaries and costs	393,903	—	—		393,903
Accrued liabilities and expenses	346,446	—	—		346,446
Total Current Liabilities	804,676	3,468	—		808,144

COMMITMENTS AND CONTINGENCIES	—	—	—		—

STOCKHOLDERS’ EQUITY
Common stock	488,344	18,700	523,546	(E)	1,030,590
Additional paid-in capital	55,144,214	11,774,464	16,310,237	(F)	83,228,915
Accumulated Deficit	(51,917,015)	(9,263,553)	8,763,553	(G)	(52,417,015)
Other comprehensive income (loss)	2,521,596	—	—		2,521,596
Total Stockholders’ Equity	6,237,139	2,529,611	25,597,336		34,364,086

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,041,815	$2,533,079	$25,597,336		$35,172,230

(a)	Amounts are presented in U.S. dollars and in accordance with U.S. GAAP as described in Note 3.

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments are explained in Note 6.

METALLINE AND DOME
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2009

	Metalline	Dome (a)	Pro-Forma Adjustments		Pro-Forma Combined

REVENUES	$—	$—	$—		$—

EXPLORATION AND PROPERTY HOLDING COSTS
Exploration and property holding costs	1,206,178	553,531	—		1,759,709
Depreciation and asset write-off	174,927	—	30,000	(H)	204,927
TOTAL EXPLORATION AND PROPERTY HOLDING COSTS	1,381,105	553,531	30,000		1,964,636

GENERAL AND ADMINISTRATIVE EXPENSES
Salaries and payroll expenses	1,494,244	233,744	(233,744)	(I)	1,494,244
Office and administrative expenses	255,297	113,598	—		368,895
Professional services	943,384	47,853	560,000	(J)	1,551,237
Directors fees	302,332	72,997	81,947	(K)	457,276
Management Fees	—	67,686	—		67,686
Provision for uncollectible value-added taxes	56,102	—	—		56,102
Depreciation	20,539	—	—		20,539
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	3,071,898	535,878	408,203		4,015,979

LOSS FROM OPERATIONS	(4,453,003)	(1,089,409)	(438,203)		(5,980,615)

OTHER INCOME (EXPENSES)
Interest and investment income	1,542	25,070	—		26,612
Foreign currency transaction gain (loss)	(264,919)	(163,643)	—		(428,562)
TOTAL OTHER INCOME (EXPENSE)	(263,377)	(138,573)	—		(401,950)

LOSS BEFORE INCOME TAXES	(4,716,380)	(1,227,982)	(438,203)		(6,382,565)

INCOME TAXES	7,730	—	—		7,730

NET LOSS	$(4,724,110)	$(1,227,982)	$(438,203)		$(6,390,295)

DEEMED DIVIDEND ON EXERCISE OF WARRANTS	(126,090)	—	—		(126,090)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(4,850,200)	$(1,227,982)	$(438,203)		$(6,516,385)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.12)	$(0.07)		(L)	$(0.07)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	41,482,728	18,699,573	33,926,497	(L)	94,108,798

(a)	Amounts are presented in U.S. dollars and in accordance with U.S. GAAP as described in Note 3.

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments are explained in Note 7.

METALLINE AND DOME

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction

    On December 4, 2009, Metalline executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Dome Ventures Corporation (“Dome”) whereby upon the closing of the transaction described in the Merger Agreement, Dome will become a wholly owned subsidiary of Metalline.  Dome is a publicly held resource company based in Vancouver, British Columbia, Canada.  The Company is listed on the TSX Venture Exchange (TSX-V) under the symbol “DV.U”.  Dome holds three exploration licenses in Gabon, West Africa and recently announced a joint venture agreement with AngloGold Ashanti Limited on two of its licenses, Ndjole and Mevang.  At the same time Dome entered into a second joint venture agreement on the Ogooue license held by AngloGold Ashanti Limited.

    Pursuant to the Merger Agreement, Dome arranged a private placement of 6,500,000 units of Metalline at a price of $.46 per unit, with each unit consisting of one share of Metalline’s common stock and one common stock purchase warrant of Metalline, two of which warrants will entitle the holder to purchase one share of common stock.  The warrants are exercisable if the Merger Agreement between Dome and Metalline is terminated and then only for a term extending until one year following the date of issuance, with an exercise price of $0.57 per share of common stock.  This private placement was completed on December 22, 2009 with total net proceeds of $2,990,000.

    Further pursuant to the Merger Agreement, Dome raised $13,010,000 through private placement of special warrants of Dome on January 10, 2010.  The private placement was completed through a syndicate of Canadian investment dealers and each special warrant will automatically convert into one share of Dome common stock immediately prior to the effective time of the Merger.  The funds are being held in escrow pending the closing of the transaction.

    Upon completion of funding transactions described above, both Dome and Metalline must submit the proposed transaction to their respective stockholders for approval, and accordingly completing the transaction is subject to both parties receipt of their stockholders’ approval.  As such, the Merger Agreement obligates Metalline to prepare and file with the Securities and Exchange Commission a registration statement pursuant to which it will seek stockholder approval of the transaction and register the shares of common stock to be issued to Dome’s stockholders.

    Upon the closing of the transaction described in the Merger Agreement, Metalline will acquire all of the outstanding shares of Dome by the issuance of 47,724,561 shares of common stock.  The specific number of Metalline common shares to be received by each Dome shareholder on a per share basis will depend on the number of Dome shares outstanding at the closing of the transaction.  Additionally, upon the effective date of the transaction all outstanding Dome warrants will be exchanged for warrants to acquire Metalline common stock on equivalent terms.  The parties anticipate that the Metalline common stock issued in the transaction will be listed on both the NYSE Amex and the TSX Venture Exchange.

    The Merger Agreement sets forth a number of conditions precedent for completion of the transaction, and contains other standard provisions for transactions of this nature, including transaction protection terms, standard representations, warranties and covenants.  There can be no assurance that Metalline will be able to meet the conditions precedent to the transaction contemplated by the Merger Agreement.  The parties expect to complete the transaction during the second calendar quarter of 2010.  If the Merger is not completed by July 7, 2010, the Merger Agreement will terminate.

Note 2 – Basis of Presentation

    The merger will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”).  Metalline will account for the transaction by using Metalline’s historical information and accounting policies and adding the assets and liabilities of Dome as of the completion date of the merger at their respective fair values.  Pursuant to ASC 805-10, under the acquisition method, the total estimated purchase price (consideration transferred) as described in Note 4, Estimate of Consideration Expected to be Transferred, will be measured at the closing date of the merger using the market price of Metalline common stock at that time.  Therefore, this may result in a per share equity value that is different from that assumed for purposes of preparing these unaudited pro forma condensed combined financial statements.  The assets and liabilities of Dome have been measured based on various preliminary estimates using assumptions that Metalline management believes are reasonable utilizing information currently available.  Use of different estimates and judgments could yield materially different results.

    The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates.  The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of Dome as of the effective date of the merger will be allocated to goodwill in accordance with ASC 805-10.  The purchase price allocation is subject to finalization of Metalline’s analysis of the fair value of the assets and liabilities of Dome as of the effective date of the merger.  Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation.  Such adjustments could be material.

    For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, Metalline used the guidance in ASC Topic 820-10, “Fair Value Measurement and Disclosure — Overall” (“ASC 820-10”), which established a framework for measuring fair values.  ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price).  Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability.  Additionally, under ASC 820-10, fair value measurements for an asset assume the highest and best use of that asset by market participants.  As a result, Metalline may be required to value assets of Dome at fair value measures that do not reflect Metalline’s intended use of those assets.  Use of different estimates and judgments could yield different results.

    In accordance with ASC 805-10, transactions entered into primarily for the benefit of the combined entity, rather than primarily for the benefit of the acquired company should be accounted for as a separate transaction.  The special warrant offering described in Note 1 is being completed for the benefit of the combined entity and therefore the value of the Metalline common shares issued in exchange for the special warrants is treated as a separate financing transaction and not included as part of the merger consideration.  Based upon the exchange rate of .968818 shares of Metalline common shares to Dome common shares, the Company has determined that 28,009,594 common shares of Metalline will be issued pursuant to special warrant offering and 19,714,968 common shares of Metalline will be issued for merger consideration.

    Under ASC 805-10, acquisition-related transaction costs (e.g., investment banker, advisory, legal, valuation, and other professional fees) and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred.  The unaudited pro forma condensed combined balance sheet reflects the $500,000 of anticipated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding decrease in retained earnings.  These costs are also reflected in the unaudited pro forma condensed combined statement of operations as an addition to professional fees.

    The unaudited pro forma condensed combined financial statements do not reflect any significant cost savings with respect to the merger.  Although Metalline’s management expects some minor costs savings will result from the merger, there can be no assurance that these cost savings will be achieved.  The unaudited pro forma condensed combined financial statements do not reflect any estimated restructuring and integration charges associated with the merger.  Such restructuring and integration charges will be expensed in the appropriate accounting periods following the completion of the merger in accordance with applicable GAAP standards (ASC 420-10, “Exit or Disposal Cost Obligations — Overall”).

Note 3 – Accounting Policies

    The historical consolidated financial statements of Dome have been prepared using Canadian generally accepted accounting principles (“Canadian GAAP”).  Canadian GAAP permits the deferral of exploration costs until the underlying exploration properties are brought into production.  U.S. GAAP requires these costs be treated as period costs and expensed as incurred.  Dome has elected not to defer exploration costs in its 2009 consolidated financial statements, but to expense them as period costs, which is consistent with U.S. GAAP.  Accordingly, no significant Canadian GAAP to U.S. GAAP adjustments were identified.  For further information, refer to “Differences between Canadian and United States generally accepted accounting principles” under note 12 to Dome’s audited consolidated financial statements attached to this proxy statement as Annex A.

    Upon completion of the merger, Metalline will perform a detailed review of Dome’s accounting policies.  As a result of that review, Metalline may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.  At this time, Metalline is not aware of any accounting policy differences.

Note 4 – Estimate of Consideration Expected to be Transferred

    The following is a preliminary estimate of consideration expected to be transferred to effect the acquisition of Dome:

	Conversion Calculation	Estimated Fair Value
Number of shares of Dome common stock outstanding as of February 24, 2010	18,699,513
Number of shares of Dome common stock to be issued for exercise of options (a)	1,550,000
Number of shares of Dome common stock to be issued for services (b)	100,000
Adjusted number of shares of Dome common stock outstanding as of February 24, 2010	20,349,513
Multiplied by Metalline’s stock price as of February 24, 2010 multiplied by the exchange ratio of 0.96882 ($0.67 * 0.96882)	$0.649	$13,209,028
Fair value of the Metalline warrants issued to replace Dome warrants at closing (c)		$648,519
Estimated consideration expected to be transferred (d)		$13,857,547

(a)
Immediately prior to completion of the proposed merger transaction, Dome anticipates that options to acquire 1,550,000 shares of Dome common stock will be exercised at $0.11 for total net proceeds of $170,500 increasing the number of shares outstanding at the time of the merger.

(b)	Dome plans to issue 100,000 shares of common stock for services in connection with the merger thereby increasing the number of shares outstanding immediately prior to the merger.

(c)
Represents the fair value of Metalline warrants issued to replace Dome warrants at closing.  ASC 805-10 requires that the fair value of replacement warrants be included in the consideration transferred.  The fair value of the Metalline equivalent warrants was estimated as of February 26, 2010 to be $648,519 using the Black-Scholes valuation model utilizing the assumptions noted below.

Assumptions used for the valuation of replacement warrants:

Stock price	$0.67
Post conversion strike price	$0.41
Average expected volatility	98%
Dividend yield	None
Average risk-free interest rate	0.12%
Average contractual term	.33 years
Black-Scholes average value per warrant	$0.2910

    The expected volatility of the Metalline’s stock price is based on the average historical volatility which is based on daily observations and duration consistent with the expected life assumption and implied volatility.  The average contractual term of the warrants is based on the remaining contractual exercise term of each warrant.  The risk free interest rate is based on U.S. treasury securities with maturities equal to the expected life of the warrants.

(d)
The estimated consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the merger is completed.  In accordance with ASC 805-10, the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the merger at the then-current market price.  This requirement will likely result in a per share equity component different from the $0.67 assumed in these unaudited pro forma condensed combined financial statements and that difference may be material.  Assuming a $0.02 change in Metalline’s closing common stock price, the estimated consideration transferred would increase or decrease by approximately $394,000, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.  Based on the recent stock history of Metalline’s common stock price, Metalline believes that the stock price could fluctuate by as much as 20% per share, which would result in a corresponding increase or decrease in goodwill of approximately $2.56 million.

Note 5 – Estimate of Assets Acquired and Liabilities Assumed

    The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Metalline in the merger, reconciled to the estimate of consideration expected to be transferred:

Net book value of net assets acquired at September 30, 2009	$2,529,611
Adjustments to:
Cash	170,500
Mining Concessions	4,792,800
Office and Mining Equipment	60,000
Goodwill	6,304,636
Total adjustments	11,327,936
Estimate of consideration expected to be transferred	$13,857,547

    The following is a discussion of the adjustments made to Dome’s assets and liabilities in connection with the preparation of these unaudited pro forma condensed combined financial statements.

    Cash:  Prior to the effective time of the merger, all of the holders of Dome stock options plan to exercise options to acquire 1,550,000 common shares of Dome for total net proceeds of $170,500.  Accordingly, the cash proceeds from the exercise of these options will increase the cash acquired by Metalline.

    Mining Concession:  As of the effective time of the merger, mining concessions are required to be measured at fair value.  At this time, Metalline has estimated the fair value of the mining concessions to be $4,800,000 based upon the information available to the Company at the time the pro-forma financial information was prepared.  Accordingly, the Company has proposed an adjustment of $4,792,800 to increase the book value of these mining concessions to this estimated fair value.  The Company is in the process of preparing a more detailed fair value analysis of the mining concessions and the estimated fair value is subject to change and could vary materially from the actual adjustment on the closing date.

    Office and Mining equipment:  As of the effective time of the merger, office and mining equipment is required to be measured at fair value.  For purposes of these unaudited pro forma condensed combined financial statements, Metalline estimated that the fair value adjustment to increase office and mining equipment would approximate $60,000.  The estimate of fair value is preliminary and subject to change and could vary from the actual adjustment on the closing date.  The estimated remaining useful life of the underlying assets is estimated to be 2 years.

    Goodwill:  Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the identifiable assets acquired and liabilities assumed.  Goodwill is not amortized but rather is subject to impairment testing, on at least an annual basis.

Note 6 – Adjustments to Unaudited Pro-Forma Condensed Combined Balance Sheet

Item (A):  Adjustments to Cash and Cash Equivalents are comprised of the following:

Proceeds from private placement of 6,500,000 Metalline units at $.46 per unit on December 23, 2009	$2,990,000
Proceeds from special warrant offering of 28,911,111 warrants at $.45 per warrant – converted to 28,009,594 Metalline common shares based upon an exchange rate of .968818	13,010,000
Less commission, fees, and expenses paid on special warrant offering.	(1,230,600)
Proceeds from exercise of 1,550,000 Dome stock options at $.11 per share as anticipated pursuant to terms of the merger.	170,500
Estimated acquisition- related transaction costs of Metalline and Dome	(500,000)
$14,439,900

Item (B):  Reflects adjustments to Mining Concessions for the following:

Estimated fair value of Gabon mining concessions (a)	$4,800,000
Eliminate Dome’s historical cost basis of mining concession	(7,200)
$4,792,800

(a)
The estimated fair value of the Gabon mining concessions was determined by Metalline based upon the fair value measurement framework in ASC 820-10 and information available to the Company at the time the pro-forma financial information was prepared.  The Company is in the process of preparing a more detailed study of the fair value of the mining concessions and the estimated fair value is subject to change and could vary materially from the actual adjustment on the closing date

Item (C):  To add $60,000 for estimated fair value of office and mining equipment owned by Dome’s wholly owned subsidiary, Dome Ventures SARL Gabon.

Item (D):  To recorded estimated transaction goodwill based upon estimate of consideration expected to be transferred identified in Note 4 of $13,857,547 less identifiable net assets of $7,552,911.

Item (E):  Reflects adjustments to Common Stock for the following:

Issuance of Metalline common stock in private placement of 6,500,000 Metalline units at $.46 per unit on December 23,2009	$65,000
Issuance of 28,009,594 shares of Metalline common stock based upon exchange ratio of 0.96882 from special warrant offering of 28,911,111 warrants at $.45 per warrant	280,096
Issuance of 19,714,968 shares of Metalline common stock as merger consideration based upon exchange ratio of 0.96882 for each share of Dome common stock	197,150
Eliminate Dome’s historical common stock	(18,700)
$523,546

Item (F):  Reflects adjustments to Additional Paid in Capital for the following:

Proceeds of $2,990,000 for private placement of 6,500,000 Metalline units at $.46 per unit on December 23,2009, less $65,000 par value recorded to common stock	$2,925,000
Proceeds from special warrant offering of $13,010,000 net of $280,096 par value recorded to common stock	12,729,904
Less offering costs paid on special warrant offering	(1,230,600)
Merger consideration at fair value of $13,857,547, net of $197,150 par value recorded to common stock	13,660,397
Eliminate Dome’s historical additional paid in capital	(11,774,464)
$16,310,237

Item (G):  Reflects adjustments to Accumulated Deficit for the following:

Estimated acquisition- related transaction costs of Metalline and Dome	$(500,000)
Eliminate Dome’s historical accumulated deficit	9,263,553
$(8,763,553)

Note 7 – Adjustments to Unaudited Pro-Forma Condensed Statement of Operations

Item (H): Reflects additional depreciation expense for $60,000 estimated fair value of vehicles identified in Dome merger over its estimated useful life of 2 years.

Item (I): Reflects elimination of general and administrative salaries and wages for Mr. Brian Edgar and other Dome employees.  Mr. Edgar will no longer be compensated as officer of Dome, but will be paid director fees pursuant to item (K) below.

Item (J): Reflects $500,000 of estimated cash transaction costs for legal, accounting and other professional fees related to the merger and $60,000 of stock based compensation for 100,000 shares of Dome that will be granted immediately prior to closing.  The fair value of the Dome shares was estimated based upon the closing price of Dome as of February 24, 2009.

Item (K): Reflects adjustments to Directors fees for the following:

Year Ended October 31, 2009
Eliminate Dome’s historical stock based compensation paid to directors	$(72,997)
Record cash portion of directors fees paid to new Metalline directors	126,000
Record stock based compensation for quarterly shares issued to new independent director estimated at $0.67 per share.	28,944
$81,947

Item (L):  The weighted average basic and diluted shares of Dome as disclosed in Dome’s annual report for the fiscal year ended September 30, 2009 were converted at the 0.96882 conversion ratio and added to the weighted average basic shares of Metalline.  The number of common shares of Metalline issued pursuant to the private placement and special warrant offerings were considered to be outstanding as of November 1, 2008.  Below is a detailed calculation of earnings per share.

Year Ended October 31, 2009
Numerator:
Pro-Forma Net loss applicable to common shares attributable to Metalline/Dome	$(6,516,385)

Denominator:
Metalline weighted average basic and diluted shares outstanding	41,482,728
Dome weighted average basic and diluted shares outstanding converted at 0.96882 conversion ratio	18,116,476
Metalline shares issued in Private Placement	6,500,000
Metalline shares issued for special warrants at 0.96882 conversion ratio	28,009,594
Pro-Forma weighted average basic and diluted shares outstanding	94,108,798

Basic and Diluted earnings per share	$(0.07)

Material Changes

(4) Describe any and all material changes in the registrant’s affairs that have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K or latest annual report to security holders (whichever the registrant elects to deliver pursuant to paragraph (a) of this Item) and that were not described in a Form 10-Q or quarterly report delivered with the prospectus in accordance with paragraph (a)(2)(ii) or (iii) of this Item.

THE METALLINE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING

Date, Time and Place

      The special meeting in lieu of an annual meeting of stockholders of Metalline will be held at the offices of its legal counsel, Burns Figa & Will, P.C., at 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, Colorado 80111 on April 15, 2010, at 10:00 a.m. Mountain Time.

Purpose of the Metalline Special Meeting

    At the Metalline Special Meeting, Metalline stockholders will be asked:

•	to vote on a proposal to approve the issuance of Metalline common stock in connection with the merger;

•	to vote on a proposal to amend the Articles of Incorporation of Metalline to increase the authorized number of shares of Metalline common stock from 160,000,000 to 300,000,000;

•	to vote on a proposal to approve and adopt the Metalline 2010 Stock Option and Stock Bonus Plan;

•	to vote on the election of the slate of director nominees;

•	to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm; and

•
to vote upon an adjournment of the Metalline special meeting in lieu of annual meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes for the approval of any of the foregoing proposals).

    Completion of the merger is conditioned on approval of the issuance of Metalline common stock in the merger.  None of the following are conditions to completion of the merger:  (i) approval of the amendment to Metalline’s Articles of Incorporation; (ii) approval of the Metalline 2010 Stock Option and Stock Bonus Plan; (iii) election of any individual director on the slate of nominees; and (iv) ratification of the appointment of Hein & Associates LLP.

Recommendation of the Board of Directors of Metalline

    At a special meeting held on December 3, 2009, the Metalline Board of Directors determined that the merger and the other transactions contemplated by the merger agreement, including the issuance of Metalline common stock in the merger, are advisable and in the best interests of Metalline and its stockholders.  Accordingly, the Metalline Board of Directors recommends that the Metalline stockholders vote “FOR” the proposal to issue shares of Metalline common stock in the merger.  Additionally, the Metalline Board of Directors recommends that stockholders vote “FOR” the proposal to amend the Metalline Articles of Incorporation, “FOR” the proposal to adopt the 2010 Stock Option and Stock Bonus Plan, “FOR” the election of the Board of Directors’ slate of nominees, and “FOR” the ratification of Hein & Associates LLP as its independent registered accounting firm.

    Metalline stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger, the amendment to Metalline’s Articles of Incorporation, the Metalline 2010 Stock Option and Stock Bonus Plan, the slate of nominees standing for election, and the ratification of Hein & Associates LLP.  In addition, Metalline stockholders are directed to the merger agreement, the form of amendment to Metalline’s Articles of Incorporation and the Metalline 2010 Stock Option and Stock Bonus Plan, all of which are included as Annexes in this joint proxy statement/prospectus.

Metalline Record Date; Stock Entitled to Vote

    Holders of shares of Metalline common stock at the close of business on March 9, 2010, which is the record date, are entitled to notice of and to vote at the Metalline special meeting and any adjournment or postponement thereof.  On the record date there were outstanding a total of _________ shares of Metalline common stock.  Each outstanding share of common stock is entitled to one vote on each proposal and any other matter coming before the Metalline special meeting.

Voting by Metalline’s Directors and Executive Officers

    On the record date, approximately _____% of the outstanding shares of Metalline common stock were held by Metalline directors and executive officers and their affiliates.  All of the Metalline directors and executive officers have entered into agreements to vote their shares in favor of all the issuance of the Metalline shares.

Quorum

    Stockholders who hold at least one-third of the shares issued and outstanding and who are entitled to vote at the Metalline special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Metalline special meeting.  However, even if a quorum is present at the Metalline special meeting, the issuance of shares can only be approved if a majority of the votes cast are in favor of the proposal exceeds the votes cast against the proposal.

    All shares of Metalline common stock represented at the Metalline special meeting, including shares that are represented but that vote to abstain, and shares that are represented but that are held by brokers, banks and other nominees who do not have authority to vote such shares (i.e., a broker non-vote), will be treated as present and entitled to vote for purposes of determining the presence or absence of a quorum.

Required Vote

    The required votes to approve the Metalline proposals are as follows:

●
The issuance of Metalline common stock to Dome stockholders, the approval of the Metalline 2010 Stock Option and Stock Bonus Plan, and the ratification of the appointment of Hein & Associates LLP will each be approved if a majority of the votes cast on each such proposal vote in favor of such proposal.  Votes to abstain and broker non-votes will have no effect.

●
The amendment to Metalline’s Articles of Incorporation will be approved if the number of votes cast in favor of the proposal exceeds a majority of the number of votes entitled to be cast on the proposal.  Votes to abstain and broker non-votes will have the effect of a vote against this proposal.

●
The election of directors will be by plurality of votes cast, without respect to withheld votes for a nominee.  Broker non-votes will have no effect.  The election of director nominees Edgar and Hitzman is conditioned on completion of the merger.

Failure to Vote and Broker Non-Votes

    If you are a Metalline stockholder and fail to vote or fail to instruct your broker, bank or other nominee to vote, it will have no effect on the following proposals:  the issuance of Metalline common stock to Dome stockholders; the approval of the Metalline 2010 Stock Option and Stock Bonus Plan; the ratification of the appointment of Hein & Associates LLP; and the election of the directors.

    However, if you are a Metalline stockholder and fail to vote or fail to instruct your broker, bank or other nominee to vote on the proposal to amend Metalline’s Articles of Incorporation, it will have the effect of a vote against this proposal.

Abstentions

    If you are a Metalline stockholder and you vote to abstain, it will have no effect on the following proposals:  the issuance of Metalline common stock to Dome stockholders; the approval of the Metalline 2010 Stock Option and Stock Bonus Plan; the ratification of the appointment of Hein & Associates LLP; and the election of the directors.

    However, if you are a Metalline stockholder and you vote to abstain on the proposal to amend Metalline’s Articles of Incorporation, it will have the effect of a vote against this proposal.

Record Holders

    If you are a record holder of Metalline common stock, a proxy card is enclosed for your use.  Metalline requests that you vote your shares by telephone or through the Internet, or sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.  Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card.  When the enclosed proxy card is returned properly executed, the shares of Metalline common stock represented by it will be voted at the Metalline special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Your vote is important.  Accordingly, if you are a record holder of Metalline common stock, please sign and return the enclosed proxy card or vote via telephone or the Internet whether or not you plan to attend the Metalline special meeting in person.

    If a proxy card is signed and returned without an indication as to how the shares of Metalline common stock represented are to be voted with regard to a particular proposal, the Metalline common stock represented by the proxy will be voted in accordance with the recommendation of the Metalline Board of Directors.  At the date hereof, the Metalline Board of Directors has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related Metalline proxy card other than the matters set forth in Metalline’s Notice of Special Meeting of Stockholders.  In accordance with Nevada law, business transacted at the Metalline special meeting will be limited to those matters set forth in such notice.  Nonetheless, if any other matter is properly presented at the Metalline special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Shares Held in Street Name

     If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.”  You are not the “record holder” of such shares.  If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee.  As the beneficial holder, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority.  This is often called a “broker non-vote”.

    Please follow the voting instructions provided by your broker, bank or other nominee, so that they may vote your shares on your behalf.  Please note that you may not vote shares held in street name by returning a proxy card directly to Metalline or Dome or by voting in person at your special meeting unless you first provide a proxy from your broker, bank or other nominee.

    If you are a Metalline stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any matter over which they do not have discretionary authority.  Such a broker non-vote will have no effect on the vote on any of the Metalline proposals, assuming a quorum is present and, except for the proposal to amend Metalline’s Articles of Incorporation, in which case it will have the effect of a vote against that proposal.

Changing Your Vote

    If you are a record holder of Metalline:  If you are a record holder of shares of Metalline common stock, you can change your vote at any time before your proxy is voted at your special meeting.  You can do this in one of three ways:

•	you can grant a new, valid proxy bearing a later date (including by telephone or Internet);

•	You can send a signed notice of revocation; or

•
You can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

    If you choose either of the first two methods, your notice of revocation or your new proxy must be received no later than the beginning of the Metalline special meeting.  If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

    If you hold shares of Metalline in “street name”:  If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

Solicitation of Proxies

    Metalline is soliciting proxies for the Metalline special meeting and, in accordance with the merger agreement, the cost of proxy solicitation for the Metalline special meeting will be borne by Metalline.  In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Metalline, without additional remuneration, by personal interview, telephone, facsimile or otherwise.  Metalline will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares and will provide customary reimbursement to such firms for the cost of forwarding these materials.  Metalline may engage and retain an outside firm to assist in its solicitation of proxies in an attempt to ensure a sufficient number of votes are cast on the proposed measures, however, as of the date hereof has yet done so.

Confidential Voting

    It is Metalline’s policy that all proxies, ballots and tabulations of stockholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

THE DOME SPECIAL MEETING

Date, Time and Place

    The special meeting of stockholders of Dome will be held at Dome’s offices at Suite 2200, 885 West Georgia Street, Vancouver, BC V6C 3E8,  Canada on April 14, 2010, at 10:00 a.m. Pacific Time.

Purpose of the Special Meeting

At the Dome special meeting, Dome stockholders will be asked:

•
to consider, and if thought advisable, to approve the Agreement and Plan of Merger and Reorganization, dated as of December 4, 2009, by and among Dome, Metalline and Metalline Mining Delaware, Inc., a wholly owned subsidiary of Metalline, pursuant to which Metalline Mining Delaware, Inc. will be merged with and into Dome; and

•	to approve an adjournment of the Dome special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to approve the merger agreement.

Recommendation of the Board of Directors of Dome

    At a meeting held on December 2, 2009, the Dome Board of Directors determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Dome and its stockholders.  Accordingly, the Dome Board of Directors recommends a vote “FOR” the approval of the merger agreement.

Dome Record Date; Stock Entitled to Vote

    Holders of shares of Dome common stock at the close of business on March 9, 2010, are entitled to vote at the special meeting and any adjournment or postponement of the special meeting.  Each outstanding share of common stock is entitled to one vote on each proposal and any other matter coming before the Dome special meeting.

Voting by Dome’s Directors and Executive Officers

    On the record date, approximately 51% of the outstanding shares of Dome common stock were held by Dome directors and executive officers and their affiliates.

Quorum

    Stockholders who hold at least one-third of the shares issued and outstanding and who are entitled to vote at the Dome special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Dome special meeting. However, even if a quorum is present at the Dome special meeting, the merger can only be approved if a majority of the votes entitled to be cast vote in favor of the proposal.

    All shares of Dome common stock represented at the Dome special meeting, including shares that are represented but that vote to abstain, and shares that are represented but that are held by brokers, banks and other nominees who do not have authority to vote such shares (i.e., a broker non-vote), will be treated as present and entitled to vote for purposes of determining the presence or absence of a quorum.

Required Vote

    Approval of the merger requires the affirmative vote of at least a majority of all votes entitled to be cast on the proposal by holders of outstanding common stock.

Failure to Vote and Broker Non-Votes

    If you are a Dome stockholder and fail to vote or fail to instruct your broker, bank or nominee to vote, it will have the same effect as a vote against the merger proposal.

Abstentions

    If you are a Dome stockholder and you vote to abstain or instruct your broker, bank or nominee to vote to abstain, it will have the same effect as a vote against the merger proposal.

Record Holders

    If you are a record holder of Dome common stock, a proxy card is enclosed for your use. Dome requests that you vote your shares by telephone or through the Internet, or sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. When the enclosed proxy card is returned properly executed, the shares of Dome common stock represented by it will be voted at the Dome special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

    Your vote is important. Accordingly, if you are a record holder of Dome common stock, please sign and return the enclosed proxy card or vote via telephone or the Internet whether or not you plan to attend the Dome special meeting in person.

    If a proxy card is signed and returned without an indication as to how the shares of Dome common stock represented are to be voted with regard to a particular proposal, the Dome common stock represented by the proxy will be voted in accordance with the recommendation of the Dome Board of Directors. At the date hereof, the Dome Board of Directors has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related Dome proxy card other than the matters set forth in Dome’s Notice of Special Meeting of Stockholders. In accordance with Delaware law, business transacted at the Dome special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the Dome special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Appointment of Proxies

    The enclosed proxy form is solicited by and on behalf of management of Dome.  The persons named in the enclosed form of proxy are directors or officers of Dome.  A Dome stockholder has the right to appoint a person (who need not be a Dome stockholder) to represent them at the Dome stockholder meeting other than the persons designated in the form of proxy provided by Dome.  To exercise this right, the Dome stockholder should strike out the name of the management designees in the enclosed form of proxy and insert the name of the desired representative in the blank space provided in the form of proxy or submit another appropriate form of proxy.

Deadline for Receipt of Proxies

    To be used at the Dome meeting, proxies must be received by Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Canada (Fax:  1-866-249-7775 [within North America] or (416) 263-9524 [outside North America]) by mail or fax no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the meeting, or any adjournment thereof, or may be accepted by the chairman of the meeting prior to the commencement of the meeting.

Shares Held in Street Name

    Only registered holders of shares of common stock of Dome or the persons they appoint as their proxyholders are permitted to vote at the Dome meeting.  If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.”  You are not the “registered holder” of such shares.  If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee.  As the beneficial holder, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority.  This is often called a “broker non-vote”.

    Please follow the voting instructions provided by your broker, bank or other nominee, so that they may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Dome or by voting in person at the Dome special meeting unless you first provide a proxy from your broker, bank or other nominee.

    If you are a Dome stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any matter over which they do not have discretionary authority.  Such a broker non-vote will have the effect of a vote against the merger proposal.

Changing Your Vote

    A registered shareholder who has given a proxy may revoke it by an instrument in writing

(a)
executed by the shareholder giving same or by the shareholder's attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and

(b)
delivered at the head office of the Corporation at Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, Canada at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken or in any other manner provided by law.

    If you hold shares of Dome in “street name”:  If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

Voting of Proxies

    Shares represented by a Dome stockholder’s proxy form will be voted or withheld from voting in accordance with the stockholder's instructions on any ballot that may be called for at the meeting and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.  In the absence of any instructions, the proxy agent named on the proxy form will cast the shareholder's votes in favor of the passage of the resolutions set forth herein and in the Notice of Meeting.

    The enclosed Proxy form confers discretionary authority upon the persons named therein with respect to (a) amendments or variations to matters identified in the Notice of Meeting and (b) other matters which may properly come before the meeting or any adjournment thereof.  At the time of printing of this prospectus/proxy statement, management of Dome knows of no such amendments, variations or other matters to come before the meeting other than the matters referred to in the Notice of Meeting.

Solicitation of Proxies

    Dome is soliciting proxies for the Dome special meeting and, in accordance with the merger agreement, the cost of proxy solicitation for the Dome special meeting will be borne by Dome. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Dome, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Dome will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares and will provide customary reimbursement to such firms for the cost of forwarding these materials.

Confidential Voting

    It is Dome’s policy that all proxies, ballots and tabulations of stockholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

THE MERGER PROPOSAL

Effects of the Merger

    Upon completion of the merger, Merger Sub, a wholly owned subsidiary of Metalline that has been organized to effect the merger, will merge with and into Dome.  Dome will be the surviving corporation in the merger and will become a wholly owned subsidiary of Metalline.

    In the merger, each outstanding share of Dome common stock (other than shares owned by Metalline or Merger Sub, which will be cancelled) will be converted into the right to receive approximately 0.96882 shares of Metalline common stock.  The aggregate number of shares to be issued to Dome stockholders at closing is fixed in the Agreement and Plan of Merger and Reorganization at 47,724,561 shares of Metalline common stock.  The exact per share exchange ratio will be based upon the number of outstanding shares of Dome at the closing.  See “Terms of the Merger; Merger Consideration” below.  The exchange ratio will not be adjusted to reflect stock price changes prior to the closing of the merger.  Metalline stockholders will continue to hold their existing Metalline shares.

Background of the Merger

    In light of the nature of the mining industry, management of each of Metalline and Dome generally is familiar with the other’s business.  In addition, both companies periodically review and assess developments in the mining sectors in which they participate and the strategic alternatives and joint ventures that are formulated between and among other mining companies.

    In the spring and summer of 2009 the Metalline Board of Directors held numerous meetings to discuss Metalline’s future, and the lack of available capital for continued financing.  In February 2009 the officers and directors of Metalline agreed to substantially defer salaries and compensation to conserve cash, and drilling and related operations at the Sierra Mojada site were significantly scaled back.  Metalline was attempting to raise additional funds through a private placement of its securities, but because of the significant decline in the capital markets overall, as well as the decline in Metalline’s stock price, raising funds was a difficult task.  Metalline’s fund raising efforts were conducted through its officers and directors.  Additionally, on May 1, 2009 Metalline received a letter from NYSE AMEX identifying areas of non-compliance with listing standards and requiring Metalline to submit a plan to regain compliance with the listing standards in order for Metalline to retain its listing on that exchange.

    During these numerous board meetings the board members ultimately concluded that, in order to maximize stockholder value, Metalline needed to consider a strategic transaction that would provide more depth to Metalline.  Any partner in a strategic transaction would need to bring to the table the ability to finance the Sierra Mojada project for the long term, not just an immediate cash infusion.  However, finding the right strategic partner would take some time and patience, and in the short term Metalline would need to continue with its efforts to obtain short term financing to fund its exploration activities and for general corporate purposes.

    The short term plan involved raising funds through the private placement of its equity securities to enable the Company to continue its scaled back exploration activities and retain critical key employees at the Sierra Mojada site.  The long term plan involved identifying strategic partners and setting up meetings with potential third parties to determine level of interest and what type strategic relationship might work between the parties.  At each board meeting the individual members reported back on their list of contacts and progress made, if any.  Confidentiality agreements were signed at the first level of interest.  There was initial interest from several potential strategic partners.  Additionally, as discussions progressed work continued on an independent geologic report from Metalline’s outside experts.  Metalline received a few proposals for funding, each of which was discussed and dismissed because the terms were not favorable to its existing stockholders.  Metalline also received offers to acquire interests in the Sierra Mojada project directly, and for joint operating arrangements for the project, none of which benefited the Metalline stockholders directly and each of which posed the substantial threat that Metalline could lose most or all of its rights in the Sierra Mojada project should Metalline fail to meet its obligations under such an arrangement.  The board was extremely cautious about considering any proposal that could ultimately result in loss of the project or cause significant dilution of stockholders equity in the project.  This type of proposal was the least acceptable to the board members, as it failed to compensate the Metalline stockholders for true value in the project.  Therefore, the most beneficial strategic transaction involved long term funding capabilities at the Metalline corporate level, rather than at the project level.  Proposals were also considered for structures that involved Metalline being acquired by a non-domestic entity, which involved discussions on the legal and tax implications, and the resulting impact to the Metalline stockholders.  This structure was considered as possible, but only if the resulting value to the Metalline stockholder provided sufficient premium to more than compensate for the taxable exchange that would likely occur at the stockholder level.

    In September 2009, the management of Dome was also assessing potential strategic transactions that could enhance shareholder value.  Mr. Matt Mason, a Dome director, was at the same time working with his associate, Mr. Stephen Stanley, in developing an unrelated venture when Mr. Mason learned that Metalline was searching for financing or a new partner.  At the request of Mr. Mason, Mr. Stanley agreed that this investment opportunity could go to Dome in consideration for his receipt of a 100,000 share finder's fee.  Mr. Mason advised Mr. Brian Edgar, Dome's Chief Executive Officer, President and a director, that some kind of deal may be possible with Metalline if Dome was interested.  After Dome’s initial investigations into Metalline’s operations, Mr. Edgar had conversations with Mr. Greg Hahn, a Metalline director, and Metalline’s President and Chairman, Mr. Merlin Bingham, about a potential business combination between Dome and Metalline.

    Ultimately, the Metalline board was left with one proposal that was beneficial from a structure standpoint – the proposal from Dome.  Dome executed a confidentiality agreement with Metalline on October 2, 2009 and advanced its due diligence.  After Dome representatives reviewed drilling and exploration data on the Sierra Mojada project, conversations quickly progressed.  The Dome board presented its initial written proposal to Metalline within two weeks, which Metalline did not sign, but continued to discuss deal terms and structure with Dome.  During this time Metalline had ongoing discussions with other interested parties, but none progressed in terms of value and structure to compete with the Dome proposal.  Several Metalline representatives traveled to Toronto, Ontario and met with Dome representatives on Monday, November 2, 2009 to continue discussions.  As a result of that meeting, Dome again presented the Metalline board with a written proposal.  A letter of intent was signed on November 13, 2009, and the merger agreement was signed on December 4, 2009.

Recommendation of the Board of Directors of Metalline; Metalline’s Reasons for the Merger

    At a special meeting held on December 3, 2009, the Metalline Board of Directors considered the merger and the other transactions contemplated by the merger agreement.  On December 22, 2009, the Metalline Board of Directors recommended the proposals be submitted for shareholder vote, including the proposal to issue shares of Metalline common stock to effect the merger transaction with Dome. The Metalline Board of Directors recommends that the Metalline stockholders vote “FOR” the proposal to issue shares of Metalline common stock in the merger.    In reaching this determination, the Metalline Board of Directors consulted with Metalline’s management and its legal, financial and other advisors, and also considered numerous factors, including the following factors:

    Expected Strategic Benefits of the Merger.  The combination of Metalline and Dome is expected to result in several significant strategic benefits to the combined company, which will benefit Metalline and its stockholders.  These strategic benefits include the following:

•
Ability to Advance the Sierra Mojada Project.  The merger provides significant capital resources to allow the Company to continue to advance the Sierra Mojada project and create long-term value for our existing investors.

•
Gabon Mining Concessions.  The addition of Gabon mining concessions provides our investors with exposure to an early stage mining project in another country which is well funded with a strong joint venture partner that could provide additional long-term value to our stockholders.

•
Warrant Holders Retain Long-term Growth Potential.  The warrant holders of Metalline continue to hold their warrants in the combined company.  Under other proposed structures, deal terms required redemption of warrant holders at nominal prices for out of the money warrants.

•
Increased Depth in Mining Industry and Capital Markets.  Dome principals have extensive experience in both the mining industry and the associated capital markets for this sector.  The experience and strategic relationships within these areas should help develop the project that is attractive to the capital markets.

•
Exposure to the Canadian Investment Community.  The addition of Dome stockholders to the Metalline stockholder base plus the anticipated TSX Venture Exchange listing provides additional following and a presence in the Canadian investment community.

•	Increased Shareholder Liquidity. Increased market capitalization and a broader shareholder base resulting from the merger should create improved trading liquidity for shareholders.

•
No Tax Consequences to our Shareholders.  The structure of the transaction between Metalline and Dome allows Metalline to continue as the parent company, with no adverse tax consequences to the Metalline stockholders because the Metalline stockholders merely continue as stockholders of the combined company.

•
Maintain Control of Project.  The structure of the merger allows additional funding at Metalline level, with no risk of losing control over the Sierra Mojada project, and therefore allowing Metalline stockholders the ability to profit from the long term potential of the project on less dilutive terms than otherwise available to Metalline.

    Expected Financial Benefits of the Merger.  The combination of Metalline and Dome is expected to result in several significant financial benefits to the combined company and its stockholders.  These financial benefits include the following:

•
Short-Term Capital Funding.  The terms of the merger included a short term cash infusion (achieved December 22, 2009 with closing of Metalline private placement, with investments made primarily by Dome affiliates) which allowed Metalline to expand its drilling and exploration activities rather than conducting limited operations on a significantly scaled back exploration plan;

•
Mid-Term Capital Funding.  The additional capital resources, including the approximately $13 million raised through the special warrant offering will provide necessary working capital to fund exploration activities over the next 2-3 years and allow Metalline to further develop the Sierra Mojada;

•	Access to Capital Markets. Dome brings strategic relationships with several respected investment banking firms in Canada for potential future funding needs; and

•
Regain Compliance with NYSE AMEX Listing Standards.  The additional capital resources will help Metalline regain compliance with the minimum stockholders equity requirement in the NYSE Amex listing guidelines and help ensure the continued listing of Metalline’s common stock on that exchange.

    The Board of Directors of Metalline weighed these factors against a number of other factors identified in its deliberations as weighing negatively against the merger, including:

•
A significant consideration in arriving at the exchange ratio was a valuation based in large part on relative market values of Metalline and Dome, respectively, even though Dome’s stock is thinly traded;

•
The exchange ratio was determined through negotiations based in part on market value during the month preceding the proposal from Dome, and therefore Metalline stockholders do not benefit from any increase in market value between that time and the consummation of the merger;

•
The private placement pricing and terms for Metalline were based on market value of Metalline common stock during the month preceding the proposal from Dome, and therefore Metalline did not have the ability to adjust its price in that offering for increases in its stock price that occurred up to the closing of the private placement in Metalline on December 22, 2009;

•
Because Dome is a fully reporting company under the securities laws in the provinces of Alberta and British Columbia, Canada, the merger requires that Metalline assume those reporting obligations and become a fully reporting company in Canada.  The increased costs of Canadian securities law compliance are expected to result in an increase in Metalline’s legal and regulatory costs;

•	Audit costs will be higher due to the location of Dome assets in Gabon, Africa, plus the resulting consolidation among assets and currencies of Gabon, Canada, Mexico and the United States;

•
To date, Metalline’s corporate office expense has been minimal.  The combined company will establish offices in Vancouver, British Columbia and Denver, Colorado, as well as continuing its corporate office in Coeur d’Alene, Idaho.

    This discussion of the information and factors considered by the Board of Directors of Metalline includes the principal positive and negative factors considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the Board of Directors of Metalline.  The Board of Directors of Metalline did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the merger are advisable and in the best interests of Metalline and its stockholders.  Rather, the Board of Directors of Metalline viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered.  In addition, individual members of the Board of Directors of Metalline may have given differing weights to different factors.  It should be noted that this explanation of the reasoning of the Board of Directors of Metalline and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus, beginning on page __.

Recommendation of the Board of Directors of Dome; Dome’s Reasons for the Merger

    At a meeting held on December 2, 2009, the Dome Board of Directors considered the merger, and determined that that merger is advisable and in the best interests of Dome and its stockholders.  Accordingly, the Dome Board of Directors recommends that the Dome stockholders vote “FOR” the proposal to approve the merger.  In considering the business combination proposal from Metalline and in reaching its conclusion that the merger is advisable and in the best interests of Dome and its stockholders, the Board of Directors of Dome consulted with its management and financial, legal and other advisors, and considered a variety of factors weighing in favor of or relevant to the merger, including the factors listed below.

    Expected Benefits of the Merger.  The combination of Metalline and Dome is expected to result in several significant strategic and financial benefits to the combined company, which will benefit Dome and its stockholders as stockholders of the combined company.  These benefits include the following:

•
Premium to Dome Shareholders.  The exchange ratio in the merger represents a premium of approximately 48% to Dome shareholders based on the volume-weighted average price of the Metalline shares on the AMEX and the Dome shares on the TSX-V for the 20% trading day period prior to the announcement of the merger agreement and a premium of approximately 57% over the closing price of the Dome shares on December 3, 2009, the last full trading day prior to the announcement of the merger agreement.

•
Sierra Mojada Exploration Project.  The merger will allow Dome shareholders to be exposed to the potential benefits of Metalline’s Sierra Mojada exploration project, which Dome and Metalline expect to advance with the operating capital provided by the Dome Private Placement.

•	Shareholder Liquidity. Increased market capitalization and a broader shareholder base resulting from the merger should create improved trading liquidity for shareholders.

•	Market Exposure. The combined company will provide enhanced market exposure to Dome’s shareholders through the proposed TSX listing and the AMEX listing of the combined company.

•
Strong Management Team.  Combining Dome’s and Metalline’s highly experienced management team creates a management team with complementary skills in exploration, business and project development and operations.

•	Potential Synergies. The combined company will benefit from management synergies, including the removal of duplication of certain public company costs.

•
Alternative Transactions.  Prior to the merger, the Board of Directors of Dome will remain able to consider and respond to unsolicited bona fide acquisition proposals that are more favorable to Dome shareholders than the arrangement.  The Board of Directors of Dome believes that the termination fee payable to Metalline in certain circumstances is reasonable and not preclusive of other proposals.

•
Required Shareholder Approval.  The Board of Directors of Dome considers the requirement that a majority of the outstanding shares of Dome common stock vote to approve the merger to be protective of the rights of the Dome shareholders.

    The Board of Directors of Dome weighed these factors against a number of other factors identified in its deliberations as weighing negatively against the merger, including:

•	The exchange ratio is fixed and, as a result, the Metalline shares issued on closing of the merger may have a market value different than at the time of announcement of the merger.

•	The merger of Dome and Metalline is subject to several conditions and because there can be no certainty that these conditions will be satisfied or waived, the merger may not be successfully completed.

•	The Merger Agreement may be terminated by Dome or Metalline in certain circumstances, in which case the market price for Dome shares may be adversely affected.

•
Dome has not verified the reliability of the information regarding Metalline and its properties included in this joint proxy statement/prospectus and information not known to Dome may result in unanticipated liabilities or expenses, increase the cost of integrating the businesses of Dome and Metalline or adversely affect the operational plans of the combined company and its results of operations and financial condition.

    This discussion of the information and factors considered by the Board of Directors of Dome includes the principal positive and negative factors considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the Board of Directors of Dome.  The Board of Directors of Dome did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the merger are advisable and in the best interests of Dome and its stockholders.  Rather, the Board of Directors of Dome viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered.  In addition, individual members of the Board of Directors of Dome may have given differing weights to different factors.  It should be noted that this explanation of the reasoning of the Board of Directors of Dome and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus, beginning on page 24.

Severance Benefits Under Employment Agreements

    In 2009, Metalline entered into employment agreements that provided for payments to be made to certain key management employees who are terminated following a change in control of Metalline or whose employment agreements are not renewed for the calendar year following the year in which the change in control occurs.  The merger will likely constitute a change in control under these employment agreements.  These agreements currently cover four Metalline executive officers, and the material terms of each of these agreements, including the severance provisions, are described in Metalline’s Form 10-K for the fiscal year ended October 31, 2009 accompanying this joint proxy statement/prospectus.  Thus, if any of the employment agreements were terminated within the calendar year following the closing of the transaction the effected executive may be entitled to a severance payment under the terms of his employment agreement.  As of the date hereof, the parties do not currently anticipate any of the applicable employment agreements being terminated during such time period.

Financial Interests of Dome Directors and Officers in the Merger

    In considering the recommendation of the Dome Board of Directors that you vote “FOR” the merger proposal, you should note that with respect to those Dome directors and executive officers that will serve as officers or directors of the combined company they have financial interests in the merger that are different from, or in addition to, those of other Dome stockholders generally.  The Board of Directors of Dome was aware of these differences and considered them, among other matters, in approving the merger and in recommending to the stockholders that the stockholders approve the merger proposal.

Positions with the Combined Company

    One current member of the Dome Board of Directors, (Brian Edgar – Dome’s President and Chief Executive Officer) is included in the slate of nominees and is expected to become a director and Chairman of the combined company, and one additional Dome nominee (Dr. Murray Hitzman) is on the slate of director nominees.  Both Mr. Edgar and Dr. Hitzman are expected to assume their roles if elected and the merger is consummated.  Additionally, certain officers of Dome will become executive officers of the combined company, as described below under “Board of Directors and Management After the Merger.”

Director and Officer Indemnification and Insurance

    From and after the completion of the merger, Metalline has agreed that all rights to indemnification existing as of the date of the merger agreement for acts or omissions occurring prior to the merger in favor of the directors or officers of Dome as provided in its articles of incorporation and by-laws or in written contracts in effect on the date of the merger agreement will survive the merger and continue until the earlier of the expiration of the applicable statute of limitations with respect to any claims against directors or officers of Dome arising out of such acts or omissions and the sixth anniversary of the merger.

Board of Directors and Management After the Merger

    At the effective time of the merger, the Metalline Board of Directors will be expanded from its current size of five members to seven members.  Metalline has the right to appoint five members to the board, and the slate of nominees to the Board of Directors (as further described in proposal No. 4) includes four members of the pre-merger Metalline Board of Directors, one new nominee (Mr. Duncan Hsia).  Dome has the right to name two nominees to the post-merger Metalline board at the effective time of the merger.  Brian Edgar, currently a Dome director and the Dome President and Chief Executive Officer, is one nominee.  Murray Hitzman is the other Dome nominee.  Both will take office upon election by the stockholders and after the merger is consummated.

    Following the merger, Merlin Bingham, currently Chairman of the Board of Directors and President of Metalline, will continue to serve as President and a director of Metalline.  Brian Edgar, currently the President, Chief Executive Officer and a director of Dome, will serve as Chairman of the Board of Directors of Metalline.  All other executive officers of Metalline are anticipated to continue to serve as executive officers of Metalline following the merger.

Material U.S. Federal Income Tax Consequences of the Merger

    The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Dome common stock.  The discussion is based on and subject to the Code, the Treasury regulations promulgated thereunder, administrative rulings and court decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations.  The discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Dome stockholders in light of their personal circumstances or to such stockholders subject to special treatment under the Code, such as, without limitation: banks, thrifts, mutual funds and other financial institutions, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations and pension funds, insurance companies, dealers or brokers in securities or foreign currency, individual retirement and other deferred accounts, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, stockholders who hold their shares as part of a straddle, hedging, conversion or constructive sale transaction, partnerships or other pass-through entities, stockholders holding their shares through partnerships or other pass-through entities, stockholders whose shares are not held as “capital assets” within the meaning of Section 1221 of the Code, and stockholders who received their shares through the exercise of employee stock options or otherwise as compensation.  In addition, the discussion does not address any state, local or foreign tax consequences.

    For purposes of this discussion, a U.S. holder means a beneficial owner of Dome common stock who is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; or

•	a trust or estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

    This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences.  Each Dome stockholder is urged to consult such stockholder’s tax advisor with respect to the particular tax consequences to such stockholder.

    The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Based upon the foregoing, the material U.S. federal income tax consequences of the merger will be as follows:

•	none of Metalline, Dome or Merger Sub will recognize gain or loss in the merger;

•	Dome stockholders will not recognize gain or loss in the merger;

•	the tax basis of the shares of Metalline common stock received in the merger by a Dome stockholder will be the same as the tax basis of the shares of Dome common stock exchanged therefor; and

•	the holding period for the shares of Metalline common stock received in the merger by a Dome stockholder will include the holding period of the shares of Dome common stock exchanged therefor.

 The foregoing discussion is not binding on the Internal Revenue Service (“IRS”) or any court, and none of Metalline, Merger Sub or Dome intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger.  Consequently, there can be no certainty that the IRS will not challenge the conclusions reflected above or that a court would not sustain such a challenge.

U.S. Information Reporting

    A Dome stockholder who receives shares of Metalline common stock as a result of the merger will be required to retain records pertaining to the merger.  Each Dome stockholder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives shares of Metalline common stock in the merger will be required to file a statement with such U.S. federal income tax return setting forth such stockholder’s basis in the Dome common stock surrendered and the fair market value of such stock immediately before the merger.  A “significant holder” is a Dome stockholder who, immediately before the merger, owned at least 5% of the outstanding stock of Dome.

Accounting Treatment of the Merger

    Metalline prepares its financial statements in accordance with GAAP.  The merger will be accounted for by applying the acquisition method, which requires the determination of the acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill.  Accounting Standards Codification Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”) provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the relative voting rights of the stockholders of the constituent companies in the combined entity, the composition of the Board of Directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

    Based on Metalline being the entity issuing its equity interests in the merger, the current Metalline directors representing four out of seven directors of the combined company and the other terms of the merger, Metalline will be considered to be the acquirer of Dome for accounting purposes.  This means that Metalline will allocate the purchase price to the fair value of Dome’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

Material Canadian Federal Income Tax Consequences of the Merger

General

    The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to a beneficial owner of Dome common stock who disposes of Dome common stock pursuant to merger and who, for the purposes of the Income Tax Act (Canada) and regulations thereto (the “Canadian Tax Act”) and at all relevant times (i) holds the Dome common stock, and will hold any Metalline common stock received pursuant to the Offer, as capital property; (ii) deals at arm’s length with and is not affiliated with Metalline or Dome; and (iii) in respect of whom Dome or Metalline is not a “foreign affiliate” (as defined in the Canadian Tax Act).  Persons meeting such requirements are referred to as a “Holder” or “Holders” herein, and this summary only addresses such Holders.  Dome common stock will generally constitute capital property to a Holder unless the Holder holds such shares in the course of carrying on a business or as part of an adventure in the nature of trade.  This summary is not applicable to persons holding options to acquire Dome common stock, warrants to acquire Dome common stock or other rights to acquire Dome common stock or persons who acquired Dome common stock on the exercise of employee stock options, and all such persons should consult their own tax advisors in this regard.  In addition, this summary is not applicable to a Holder that is a “financial institution” (as defined in the Canadian Tax Act for the purposes of the mark-to-market rules), a “specified financial institution” as defined in the Canadian Tax Act, a Holder an interest in which is a “tax shelter investment” for the purposes of the Canadian Tax Act, or a Holder to whom the “functional currency” (as defined in the Canadian Tax Act) reporting rules apply.  Such Holders should consult their own tax advisors.

    This summary is based on the current provisions of the Canadian Tax Act, all specific proposed amendments to the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) before the date hereof (“Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof and assumes that the Proposed Amendments will be enacted in the form proposed.  No assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all.  This summary does not otherwise take into account or anticipate changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative policy or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

    This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to Holders in all circumstances.  This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder.  Accordingly, all Holders should consult their own independent tax advisors having regard to their own particular circumstances.

Holders Resident in Canada

    This part of the summary is generally applicable to Holders who, for purposes of the application of the Canadian Tax Act are, or are deemed to be, resident in Canada (a “Canadian Holder” or “Canadian Holders”).

Currency

    For the purposes of the Canadian Tax Act, all amounts related to the disposition of Dome common stock and acquisition, holding or disposition of Metalline common stock (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars.  All amounts denominated in a foreign currency (other than amounts related to the acquisition of Metalline common stock pursuant to the merger where a Canadian Holder does not recognize a gain or loss) must be converted to an amount expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the effective date (as determined in accordance with the Canadian Tax Act) of the related acquisition, disposition or recognition of income or such other rate of exchange as is acceptable to the CRA.

Consequences of the Merger to a Canadian Holder

    A Canadian Holder who receives Metalline common stock for his, her or its Dome common stock on merger will generally do so on a tax-deferred basis.  Unless an election, as discussed in the next paragraph, is made and any gain or loss in respect of the merger is included in a holder’s income, such holder will be deemed to have disposed of the Dome common stock for proceeds of disposition equal to the aggregate adjusted cost base of that Dome common stock immediately before the merger and to have acquired the Metalline common stock at a cost equal to such adjusted cost base.  The adjusted cost base to a Canadian Holder of Metalline common stock acquired pursuant to the merger will be determined by averaging the cost of that Metalline common stock with the adjusted cost base of all other Metalline common stock held at that time by the Canadian Holder.  To achieve this tax deferral the Canadian Holder is not required to take any further action.

    A Canadian Holder who wishes to exchange its Dome common stock on a taxable basis is required to elect for the rules in the Canadian Tax Act pertaining to a "foreign merger", as defined in the Canadian Tax Act not to apply.  The election must be made in the Canadian Holder’s Canadian federal income tax return for the taxation year of the Canadian Holder in which the merger occurs.  If a Canadian Holder elects that the rules in the Canadian Tax Act pertaining to a "foreign merger" do not apply to the transaction and in such holder’s return of income for the taxation year of the merger includes in income any portion of the gain or loss from the merger, the Canadian Holder will not be eligible for any tax deferral on the merger.  In that case, the Canadian Holder will be considered to have disposed of its Dome common stock for proceeds of disposition equal to the fair market value at that time of the Metalline common stock acquired in exchange for such shares.  The Canadian Holder will realize a capital gain (or capital loss) to the extent that the fair market value at that time of the Metalline common stock acquired on the exchange, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of such Dome common stock.  The cost to a Canadian Holder of the Metalline common stock acquired on this exchange will be equal to the fair market value at the time of the exchange of such shares of Metalline common stock.  The adjusted cost base to a Canadian Holder of Metalline common stock acquired pursuant to the merger will be determined by averaging the cost of that Metalline common stock with the adjusted cost base of all other Metalline common stock held at that time by the Canadian Holder.

Tax Treatment of Capital Gains and Capital Losses

    Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder in a taxation year will be included in computing the Canadian Holder’s income in such year.  A Canadian Holder will be required to deduct one-half of any capital loss (an “allowable capital loss”) realized on the merger against taxable capital gains realized by the Canadian Holder in the year.  Any allowable capital loss not deductible in the year it is realized generally may be carried back and deducted against taxable capital gains in any of the three preceding years or carried forward and deducted against taxable capital gains in any subsequent year (in accordance with the rules contained in the Canadian Tax Act).  Capital gains realized by an individual or trust, other than certain specified trusts will be relevant in computing possible liability for the alternative minimum tax.

    A Canadian Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay, in addition to the tax otherwise payable under the Canadian Tax Act, an additional refundable tax of 6 2⁄3% on its “aggregate investment income” for the year (which is defined in the Canadian Tax Act to include taxable capital gains).

Holding and Disposing of Metalline Common Stock

Dividends on Metalline Common Stock

    The full amount of dividends received or deemed to be received by a Canadian Holder on the Metalline common stock, including amounts deducted for foreign withholding tax, if any, will be included in computing the Canadian Holder’s income.  For an individual (including a trust) the gross-up and dividend tax credit rules in the Canadian Tax Act will not apply to such dividends.  A Canadian Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income.  A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2⁄3% in respect of its “aggregate investment income” for the year, which will include such dividends.  United States tax, if any, payable by a Canadian Holder in respect of dividends received on the Metalline common stock may be eligible for a foreign tax credit or deduction under the Canadian Tax Act to the extent and under the circumstances described in the Canadian Tax Act.  Prospective investors should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

Dispositions of Metalline Common Stock

    In general, a disposition or a deemed disposition of Metalline common stock will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of Metalline common stock, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Canadian Holder of the Metalline common stock immediately before the disposition.  The tax treatment of capital gains and capital losses is discussed above under “Consequences of the Merger to a Canadian Holder”.

    United States tax, if any, levied on any gain realized on the disposition of Metalline common stock may be eligible for a foreign tax credit or deduction under the Canadian Tax Act to the extent and under the circumstances described in the Canadian Tax Act.  Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

Proposals Regarding Foreign Investment Entities

    Under legislation contained in former Bill C-10, amendments to the Canadian Tax Act were proposed by the Minister of Finance (Canada) regarding the taxation of certain interests in non-resident entities that are “foreign investment entities” (the “FIE Proposals”), to be generally applicable for taxation years commencing after 2006.  Parliament was dissolved on September 7, 2008, before the FIE Proposals were enacted.

    As part of the January 27, 2009 Federal Budget, the Minister of Finance (Canada) announced that the government would be reviewing the FIE Proposals and submissions made to the government thereon before proceeding with any amendments regarding the taxation of “foreign investment entities”.  There can be no assurance that the FIE Proposals will ultimately be enacted in the form set out in Bill C-10, or at all.

    Pursuant to the FIE Proposals, where a holder holds a “participating interest” (such as a share), that is not an “exempt interest” in a corporation that is a “foreign investment entity” (a “FIE”) at the corporation’s tax year-end, the holder will be required to take into account, in computing income for the Canadian Holder’s taxation year that includes such taxation year-end: (i) an amount based on a prescribed rate of return on the “designated cost” of such participating interest held by the Canadian Holder at the end of each month ending in the Canadian Holder’s taxation year at which time the participating interest is held by the Canadian Holder; (ii) in certain limited circumstances, any gains or losses accrued on such participating interest for the year; or (iii) in certain limited circumstances, the Canadian Holder’s proportionate share of the FIE’s income (or loss) for the year, calculated in accordance with the Canadian Tax Act.

    Under the FIE Proposals, a corporation will not be a FIE if the “carrying value” of all of its “investment property” is not greater than one-half of the “carrying value” of all its property or if, throughout the taxation year, its principal undertaking is the carrying on of a business that is not an “investment business” within the meaning of those terms in the FIE Proposals.  Provided the carrying value test is met at the end of a taxation year of the corporation, then the corporation will not be a FIE for such taxation year.

    In any event, the FIE Proposals will not apply in a taxation year of a Canadian Holder of Metalline common stock if, at the end of the taxation year of Metalline that ends in such year, the Metalline common stock are an “exempt interest” to such Canadian Holder.  Generally, Metalline common stock will constitute an exempt interest to a Canadian Holder at the end of a particular taxation year if:

(a)	it is reasonable to conclude that the Canadian Holder has, at that time, no “tax avoidance motive” (within the meaning of the FIE Proposals) in respect of the Metalline common stock;

(b)
throughout the period of Metalline’s taxation year that includes that time, either: (i) Metalline is governed by and exists under the laws of the United States and Metalline is a resident of the United States for purposes of the Canada-United States Tax Convention (1980); or (ii) Metalline is a resident of the United States for the purposes of the Canadian Tax Act and the Metalline common stock are listed on a designated stock exchange as defined in the Canadian Tax Act (which includes the TSX Venture Exchange and the NYSE AMEX); and

(c)	throughout the period of Metalline’s taxation year that includes that time, the Metalline common stock are an “arm’s length interest” of the Canadian Holder within the meaning of the FIE Proposals.

    The determination of whether a Canadian Holder has a tax avoidance motive in respect of the Metalline common stock within the meaning of the FIE Proposals will depend upon the particular circumstances of the holder.  Canadian Holders should consult their own tax advisors regarding the determination of whether they have such a tax avoidance motive.

    The Metalline common stock will qualify as an “arm’s length interest” at any time in respect of a Canadian Holder for purposes of the FIE Proposals provided: (i) it is reasonable to conclude that there are at least 150 persons each of which holds, at that time, Metalline common stock having a total fair market value of at least C$500 or the Metalline common stock are identical to shares of Metalline which are listed on a designated stock exchange and such shares were traded at least 10 consecutive days on that stock exchange in the period that begins 30 days before that time; (ii) it is reasonable to conclude that the Metalline common stock can normally be acquired and sold by members of the public in the open market; and (iii) the aggregate fair market value, at that time, of the Metalline common stock that are held by the Canadian Holder, or an entity or individual with whom the Canadian Holder does not deal at arm’s length, does not exceed 10% of the fair market value of all of the Metalline common stock at that time.  No assurances can be given that the Metalline common stock will qualify as an arm’s length interest to any particular Canadian Holder at any time in the future.

    The determination of whether or not Metalline is a FIE must be made on an annual basis at the end of each taxation year of Metalline and no assurances can be given that Metalline will not be a FIE at the end of any of its taxation years.  In the event that the FIE Proposals are enacted as last proposed and do apply to the Metalline common stock, a Canadian Holder may be required to include in income for each taxation year an amount of income or gains computed in accordance with the FIE Proposals, regardless of whether or not the Canadian Holder actually receives any income or realizes any gains relating to such Metalline common stock.

    The FIE Proposals are complex and have been subject to extensive commentary and amendment.  Canadian Holders should consult their own tax advisors regarding the potential application of the FIE Proposals in their particular circumstances.

Foreign Property Information Reporting

    A holder of Metalline common stock who is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property”, including such Metalline common stock, at any time in the taxation year or fiscal period exceeds C$100,000 will be required to file an information return for the year or fiscal period disclosing prescribed information, including the cost amount and any income in the taxation year, in respect of such property.

    Subject to certain exceptions, a taxpayer resident in Canada in the taxation year will be a “specified Canadian entity”.  Canadian Holders are encouraged to consult their own tax advisors as to whether they must comply with these rules.

Eligibility for Investment

    The Metalline common stock will be a qualified investment for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans and tax-free savings accounts, provided the Metalline common stock are listed on a designated stock exchange as defined in the Canadian Tax Act (which currently includes the TSX Venture Exchange and the NYSE AMEX).

    Provided that the holder of a tax-free savings account does not hold a “significant interest” (as defined in the Canadian Tax Act) in Metalline or any corporation, partnership or trust that does not deal at arm’s length with Metalline, and provided that such holder deals at arm’s length with Metalline, the Metalline common stock will not be a prohibited investment for a trust governed by the tax-free savings account.

Holders Not Resident in Canada

    In addition to the comments set out under the heading “General” above, this portion of the summary is generally applicable to Holders who, at all relevant times for the purposes of the application of the Canadian Tax Act, have not been and are not resident in Canada or deemed to be resident in Canada and do not use or hold, and are not deemed to use or hold their Dome common stock in carrying on a business in Canada.  Holders meeting all such requirements are hereinafter referred to as a “Non-Canadian Holder” or “Non-Canadian Holders”, and this part of the summary only addresses such Non-Canadian Holders.  Special rules, which are not discussed in this summary, may apply to holders that are insurers carrying on an insurance business in Canada and elsewhere.

Consequences of the Merger to Canadian Holders

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition of Dome common stock pursuant to the Offer.

Holding and Disposing of Metalline Common Stock

    Dividends paid or deemed to be paid to a Non-Canadian Holder on Metalline common stock will not be subject to tax under the Canadian Tax Act.

    A Non-Canadian Holder will not be liable for Canadian income tax on a disposition or deemed disposition of Metalline common stock.

Description of Metalline’s Capital Stock

    Metalline’s authorized capital consists of 160,000,000 shares of $0.01 par value common stock.  Metalline’s common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is currently traded on the NYSE Amex.

    Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available for such purpose.  No holder of any shares of common stock has any preemptive rights to subscribe for any securities of the Company.  Upon liquidation, dissolution or winding up of the Company, each share of the common stock is entitled to share ratably in the amount available for distribution to holders of common stock.  All shares of common stock presently outstanding are fully paid and nonassessable.

    Each shareholder is entitled to one vote for each share of common stock held.  There is no right to cumulate votes for the election of directors.  This means that holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

Exchange of Shares in the Merger

    At or prior to the completion of the merger, an exchange agent will be appointed to handle the exchange of shares of Dome common stock for shares of Metalline common stock.  Upon completion of the merger, shares of Dome common stock will be automatically converted into the right to receive shares of Metalline common stock without the need for any action by the holders of Dome common stock.

Dome stockholders should not return stock certificates with the enclosed proxy card.

    After the completion of the merger, shares of Dome common stock will no longer be outstanding, will be automatically cancelled and will cease to exist and each certificate, if any, that previously represented shares of Dome common stock will represent only the right to receive the merger consideration as described above.

    Dome stockholders will not receive any fractional shares of Metalline common stock pursuant to the merger.  Instead, if the aggregate number of shares of Metalline common stock that a holder of Dome common stock is entitled to received in the merger is (i) a fractional share representing 0.5 or more of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded up to the next whole number or (ii) a fractional share representing less than 0.5 of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded down to the next whole number and no additional compensation will be paid in respect of such fractional share.

    Metalline stockholders need not take any action with respect to their stock certificates.

Treatment of Stock Options

    Upon completion of the merger, each outstanding stock option to purchase Dome common stock if any will be converted pursuant to the merger agreement into a stock option to acquire shares of Metalline common stock on the same terms and conditions as were in effect immediately prior to the completion of the merger.  The number of shares of Metalline common stock underlying each converted Dome stock option will be determined by multiplying the number of shares of Dome common stock subject to such stock option immediately prior to the completion of the merger by the 0.96882 exchange ratio, and rounding down to the nearest whole share.  The exercise price per share of each converted Dome stock option will be determined by dividing the per share exercise price of such stock option by the 0.96882 exchange ratio, and rounding up to the nearest whole cent.  However, Dome does not expect that any options will be outstanding at, or immediately prior, to the completion of the merger.

Listing of Metalline Common Stock

    Metalline intends to apply to have its common stock approved for listing on the TSX Venture Exchange, subject to official notice of issuance.  It is expected that following the merger, Metalline common stock will continue to trade on the NYSE AMEX under the symbol “MMG”.

De-Listing and Deregistration of Dome Stock

    When the merger is completed, the Dome common stock currently listed on the TSX Venture exchange will cease to be listed on the TSX Venture exchange.

No Appraisal Rights

    Under the Nevada General Corporation Law, the holders of Metalline common stock are not entitled to appraisal rights in connection with the merger or any of the Metalline proposals.  Under the Delaware General Corporation Law, the holders of Dome common stock are not entitled to appraisal rights in connection with the merger or the Dome proposal to approve the merger.  See “No Appraisal Rights” beginning on page ___.

Restrictions on Sales of Shares by Certain Affiliates

    The shares of Metalline common stock to be issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who is an “affiliate” of Metalline.  Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Metalline and may include the executive officers, directors and significant stockholders of Metalline.

Voting Agreements

    Pursuant to the merger agreement certain directors and officers of Metalline have entered into voting agreements in which each made certain covenants and representations that are applicable during the term of the voting agreement, including but not limited to:

•
To attend the Metalline special meeting of stockholders and vote any all shares beneficially owned or acquired after execution of the voting agreement in favor of the issuance of Metalline common shares to be issued as the merger consideration, and appointed Dome as his attorney in fact to vote their shares in favor of the proposal.

•	To vote against certain corporate actions or issues that may be submitted to Metalline’s stockholders for approval such as a merger which might impede the merger transaction; and

•	To not sell, transfer, encumber, or otherwise dispose of his or her shares of Metalline common stock.

      The officers and directors who entered into these voting agreements held an aggregate of 2,181,845 shares of Metalline common stock as of March 5, 2010.

Summary of the Merger Agreement

      The following summarizes material provisions of  the merger agreement.  The rights and obligations of Metalline and Dome are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus.  Metalline stockholders and Dome stockholders are urged to read the merger agreement carefully and in its entirety as well as this joint proxy statement/prospectus before making any decisions regarding the merger or the issuance of Metalline common stock.  The merger agreement has been filed with a Current Report on Form 8-K by Metalline on February 3, 2010 and by Dome on SEDAR at www.sedar.com.

    The merger agreement is included in this joint proxy statement/prospectus to provide you with information regarding its terms and is not intended to provide any factual information about Metalline or Dome.  The merger agreement contains representations and warranties by each of the parties to the merger agreement.  These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if the statements prove to be inaccurate;

•
have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus.  See “Where You Can Find More Information” beginning on page ____.

    This summary is qualified in its entirety by reference to the merger agreement, which is incorporated by reference into this prospectus.

Terms of the Merger; Merger Consideration

    The merger agreement provides for the merger of Merger Sub with and into Dome.  Dome will be the surviving corporation in the merger and will become a wholly owned subsidiary of Metalline.  Upon completion of the merger, Metalline will issue a fixed total of 47,724,561 shares of its common stock to the holders of Dome common stock.  The exact exchange ratio of Metalline shares issued to Dome stockholders on a per share basis will be determined pursuant to the  merger agreement by dividing 47,724,561 by the number of shares of Dome common stock outstanding immediately prior to the merger.  As of the date hereof, there are 20,249,513 shares of Dome outstanding.  Taking into account the automatic exercise of the special warrants issued by Dome in connection with the proposed merger on January 11, 2010, Dome expects the per share exchange ratio to be 0.96882 shares of Metalline common stock issued for each outstanding share of Dome common stock.  This per share exchange ratio assumes that none of Dome’s common share purchase warrants outstanding on the date hereof will be exercised prior to the merger.  In addition, as of the date hereof, all outstanding options of Dome have been exercised or expired and Dome does not expect to issue any additional options prior to the merger.

    Metalline will not issue any fractional shares of Metalline common stock in the merger.  Instead, if the aggregate number of shares of Metalline common stock that a holder of Dome common stock is entitled to received in the merger is (i) a fractional share representing 0.5 or more of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded up to the next whole number or (ii) a fractional share representing less than 0.5 of a share, the number of shares of Metalline common stock such holder is entitled to receive will be rounded down to the next whole number and no additional compensation will be paid in respect of such fractional share.

Completion of the Merger

    Unless the parties agree otherwise, the closing of the merger will take place no later than three business days after all conditions to the completion of the merger have been satisfied or waived.  The merger will be effective when the parties file articles of merger with the Secretary of State for the State of Delaware.

    Metalline and Dome currently expect to complete the merger in the first half of 2010, subject to receipt of required stockholder and regulatory approvals and the satisfaction or waiver of the conditions to the merger described in the merger agreement.

 Representations and Warranties

    The merger agreement contains reciprocal representations and warranties, many of which are qualified by materiality.  The representations and warranties relate to, among other topics, the following:

•	organization, standing and corporate power;

•	ownership of subsidiaries;

•	capital structure;

•	authority relative to the execution and delivery of the merger agreement, and the execution, delivery and enforceability of the merger agreement;

•	absence of conflicts with, or violations of, organizational documents and other agreements or obligations and required consents;

•	completeness and accuracy of documents and financial statements filed with securities regulatory authorities;

•	absence of undisclosed liabilities;

•	absence of certain changes and events from the end of the most recently completed fiscal year of a party to the date of execution of the merger agreement;

•	absence of certain litigation;

•	compliance with applicable laws and permits;

•	environmental matters;

•	compliance with material contracts;

•	ownership and title to material property; and

•	conduct of mining activities.

    The merger agreement also contains certain representations and warranties of Metalline with respect to its direct wholly owned subsidiary, Merger Sub, including its lack of prior business activities.

Conduct of Business

    Each of Metalline and Dome has undertaken certain covenants in the merger agreement restricting the conduct of their respective businesses between the date of the merger agreement and the effective time of the merger.  In general, each of Metalline and Dome has agreed to conduct its business in the ordinary course.

    In addition, each of Metalline and Dome has agreed to various specific restrictions relating to the conduct of its business between the date of the merger agreement and the effective time of the merger, including the following (subject in each case to exceptions specified in the merger agreement or previously disclosed in writing to the other party as provided in the merger agreement):

•	splitting, combining, sub-dividing or reclassifying any of its capital stock or issuing of any other securities in substitution for shares of its capital stock;

•	repurchasing, redeeming or otherwise acquiring its own capital stock, or declaring a dividend;

•	issuing or selling shares of capital stock, voting securities or other equity interests;

•	amending its charter or bylaws or equivalent organizational documents;

•	making any change in financial accounting methods, except as required by a change in GAAP;

•	incurring indebtedness outside the ordinary course of business, or encumbering any of its properties;

•	making capital expenditures outside of the ordinary course of business;

•	entering into or amending any contracts, or taking other actions, that would reasonably be expected to prevent or materially impede or delay the completion of the merger;

•
entering into or amending any material contract to the extent that completion of the merger or compliance with the merger agreement would cause a default, create an obligation or lien, or cause a loss of a benefit under such material contract;

•	canceling any material indebtedness or waiving any material claims of value;

•	cooperate with the other parties to the extent practicable to implement the merger.

No Solicitation of Alternative Proposals

    Each company has agreed that until the merger occurs or the merger agreement is terminated in accordance with its terms, each company will shut down any existing data rooms established to solicit offers and will not solicit offers or any other expression of interest intended to result in a merger or acquisition of their assets.  In addition, neither company will directly or indirectly through any officer, director, employee, representative, counsel, advisor or agent, as the case may be, take any action to solicit, assist or encourage inquiries, submissions, proposals or offers from any third party relating to, and will not initiate, continue or otherwise participate in any discussions, negotiations or agreements with a third party regarding, or otherwise co-operate in any way with or assist to participate in, or facilitate or encourage any efforts or attempt by, any third party with respect to:

    (a) the direct or indirect acquisition or disposition of all or any of either Dome’s or Metalline’s securities,

    (b) any amalgamation, merger, sale of all of any part of its assets, take-over bid, tender offer, plan of arrangement, issuer bid, reorganization, dividend or distribution, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving such party and all of any part of its assets; or

    (c) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the merger.

    Subject to certain conditions, the Board of Directors of each of Metalline and Dome will be permitted to consider, discuss, negotiate and furnish information with respect to Metalline or Dome, as applicable, to a person making a bona fide written takeover proposal and participate in discussions and negotiations with respect to such bona fide written proposal if the Board of Directors of such party determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such proposal constitutes a superior proposal.  A “superior proposal” with respect to a party means any bona fide written offer made by a third person to consummate any of the following transactions:  (i) a merger, consolidation, share exchange, business combination or other similar transaction involving either Dome or Metalline pursuant to which the stockholders of that party immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving a Dome or Metalline), directly or indirectly, of ownership of 100% of the then outstanding shares of stock, in each case on terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of such party determines, in its good faith judgment (after having received the advice of independent legal counsel (who may be the party’s regularly engaged independent legal counsel) and a financial advisor of internationally recognized reputation), to be (A) more favorable to its stockholders than the merger (taking into account probability of closing and all other terms and conditions of such proposal and the merger agreement and any changes to the financial terms of the merger agreement proposed by the other party to the merger agreement in response to such offer or otherwise), and (B) reasonably capable of being completed taking into account all legal, regulatory and other aspects of such proposal for which financing, to the extent required, is then committed.

Changes in Board Recommendations

    The Boards of Directors of each of Metalline and Dome have agreed that they will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by the board or any committee thereof of the merger agreement or the merger and the joint proxy statement/prospectus will include the recommendation of the respective boards to the respective stockholders in favor of approval of the merger and the share issuance pursuant to the merger agreement.

    Notwithstanding the foregoing, at any time prior to obtaining the applicable stockholder approval, the Board of Directors of Metalline or Dome, as applicable, may withdraw or modify its recommendation or recommend a superior proposal if such party receives a superior proposal and such board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that it is required to do so to comply with it fiduciary obligations under applicable law.  Prior to taking any such action, such Board of Directors must inform the other party of its decision to change its recommendation and give the other party five business days to respond to such decision, including by proposing changes to the merger agreement.

Efforts to Obtain Required Stockholder Votes

    Metalline has agreed to hold its special meeting and to use its reasonable best efforts to obtain stockholder approval of the issuance of shares of Metalline common stock to Dome stockholders in the merger.  The Board of Directors of Metalline has approved the merger and the issuance of stock and has adopted resolutions directing that such proposal be submitted to Metalline stockholders for their consideration.  Certain of Metalline’s officers, directors and regular employees may solicit proxies personally or by telephone or facsimile.  Metalline will not pay any officer, director, or employee additional compensation for doing so.  Metalline does not currently intend to retain a professional solicitor to assist in the solicitation of proxies but may later determine that it is appropriate to do so.

    Dome has also agreed to hold its special meeting and to use its reasonable best efforts to obtain stockholder approval of the merger agreement.  The Board of Directors of Dome has approved the merger and adopted resolutions directing that the merger agreement be submitted to the Dome stockholders for their consideration.

Efforts to Complete the Merger

    Metalline and Dome have agreed to:

•
make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the merger and the other transactions contemplated by the merger agreement; and

•
use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the parties or their subsidiaries as are necessary for the consummation of the merger and the other transactions contemplated by the merger agreement.

Governance

    Upon the effective time of the merger, the Metalline Board of Directors will be expanded from its current size of five members to seven members.  Four of the current members of the pre-merger Metalline Board of Directors will remain on the post-merger board, along with one new member nominated by Metalline (Duncan Hsia).  In addition, the board is nominating Brian Edgar to serve as Chairman and Murray Hitzman to serve as a director, each of whom is designated as a Dome nominee pursuant to the merger agreement.  If elected and if the merger is consummated, Mr. Edgar and Dr. Hitzman will each serve for a one year term or until their successors are elected and qualified.  If the merger does not occur, the number of directors will remain at five members.

    Following the merger, Merlin Bingham, currently Chairman of the Board of Directors and President of Metalline, will continue to serve as President and a director of the combined company.  Brian Edgar, currently a director and the President, and Chief Executive Officer of Dome, will serve as Chairman of the Board of Directors of the combined company.

Headquarters

    Following the merger, Metalline intends that it will continue to have its headquarters located in Coeur d’Alene, Idaho and will have a substantial operating presence in Vancouver, British Columbia, Canada and will likely open an office in Denver, Colorado.

Other Covenants and Agreements

    The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Metalline and Dome in the preparation of this joint proxy statement/prospectus;

•	access by each party to certain information about the other party during the period prior to the effective time of the merger;

•	the use of each party’s reasonable best efforts to cause the merger to qualify as a tax-free reorganization within the meaning of the Code; and

•
the use of reasonable efforts by Metalline to cause its common stock to be approved for listing on the NYSE AMEX, and the approval for listing of all Metalline shares of common stock on the TSX Venture Exchange (although Dome and Metalline expect the combined company’s shares to be listed on the TSX Exchange).

    Metalline has also agreed that all rights to indemnification existing as of the date of the merger agreement for acts or omissions occurring on or prior to the effective time in favor of the directors or officers of Dome as provided in its articles of incorporation and by-laws or in written contracts in effect on the date of the merger agreement, will survive the merger and continue in full force and effect until the earlier of the expiration of the applicable statute of limitations with respect to any claims against directors or officers of Dome arising out of such acts or omissions and the sixth anniversary of the effective date.

Conditions to Completion of the Merger

The obligations of Metalline and Dome to complete the merger are subject to the satisfaction of the following conditions:

•	the assistance of Dome in arranging for purchasers to subscribe for Metalline securities with aggregate gross proceeds of $2,990,000 to Metalline (this condition was met on December 22, 2009);

•	the completion of a private placement by Dome of special warrants for aggregate gross proceeds of $13,010,000 (this condition was met on January 11, 2010);

•	the approval of Dome’s stockholders of the merger agreement;

•	the approval of Metalline’s stockholders of the issuance of Metalline common stock in the;

•	the approval of the listing of the shares of Metalline common stock to be issued in the merger on the NYSE AMEX;

•	the approval of the listing of all Metalline common shares on the TSX Venture Exchange;

•	the receipt of all required consents or approval to the merger;

•
the effectiveness of the registration statement (of which this joint proxy statement/prospectus is a part) and no stop order suspending the effectiveness of the registration statement has been issued no proceeding for that purpose has been initiated;

•
no provision of any applicable law is in effect, and no judgment, injunction, order or decree has been entered since the date of the merger agreement and will be in effect, that makes the merger illegal or otherwise restrains, enjoins or otherwise prohibits the consummation of the merger, except where the violation of the law, judgment, injunction, order or decree that would occur if the merger were consummated would not have a material adverse effect on Dome or Metalline.

    In addition, each of Metalline’s and Dome’s obligations to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the other party being true and correct in all material respects;

•	the other party having complied and performed in all material respects with its covenants in the merger agreement;

•	adoption of necessary resolutions and taking of all other corporate action; and
•
there is no adverse material change in the business and affairs of the other party, or any event, occurrence or development which would materially and adversely affect the ability of the other party to complete the merger.

    Approval of Metalline’s other proposals presented to stockholders at its special meeting in lieu of annual meeting is not a condition to completion of the merger.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, even after the receipt of the requisite stockholder approvals, under the following circumstances:

•	by mutual written consent of Metalline and Dome;

•	by either Metalline or Dome if:

       ➢ the merger is not completed by May 30, 2010;

       ➢ any law or regulation is passed that makes the merger illegal or any decree or order is issued that enjoins either Metalline or Dome from completing the merger.

•
by Dome upon written notice to Metalline if (i) the Metalline Board withdraws, modifies or changes in a manner adverse to Dome its approval or recommendation of the share issuance to Dome stockholders pursuant to the  merger agreement, (ii) the Metalline Board approves or recommends a superior proposal (as defined in the  merger agreement), or (iii) the merger is not submitted for the approval of Metalline stockholders by May 15, 2010;

•
by Metalline upon written notice to Dome if: (i) the Dome Board withdraws, modifies or changes in a manner adverse to Metalline its approval or recommendation of the merger, (ii) the Dome Board approves or recommends a superior proposal, or (iii) the Merger is not submitted for the approval of Dome stockholders by May 15, 2010;

•	by Metalline upon written notice to Dome in order to enter into a definitive written agreement with respect to a superior proposal;

•	by Dome upon written notice to Metalline in order to enter into a definitive written agreement with respect to a superior proposal;

•	by Dome if the Metalline stockholders shall not have approved the share issuance to the Dome stockholders pursuant to the Merger Agreement;

•	by Metalline if the Dome stockholders shall not have approved the merger;

•	upon notice by Dome to Metalline if certain conditions for the benefit of Dome have not been satisfied or waived by Dome; or

•	upon notice by Metalline to Dome if certain conditions for the benefit of Metalline have not been satisfied or waived by Metalline.

Additionally, the following conditions precedent in the Merger Agreement have already been met:

•	Metalline received gross proceeds of $2,990,000 by way of a private placement on or before December 23, 2009; and

•	Dome completed a private placement of special warrants for gross proceeds of $13,010,000, which amount is held in escrow until the effective time of the merger.

Expenses and Termination Fees; Liability for Breach

    Except as provided below, each party will pay all fees and expenses incurred by it in connection with the merger and the other transactions contemplated by the merger agreement.

    If the merger agreement is validly terminated, the merger agreement will become void and have no effect, without any liability or obligation on the part of any party

    Metalline will be obligated to pay a fee of $964,000 (referred to as a “break fee”) to Dome if:

•
Dome terminates the merger agreement because (i) the Metalline board withdraws, modifies or changes in a manner adverse to Dome its approval or recommendation of the share issuance to Dome stockholders pursuant to the merger agreement, (ii) the Metalline board approves or recommends a superior proposal (as defined in the merger agreement), or (iii) the merger is not submitted for the approval of Metalline stockholders by May 15, 2010;

•	Metalline terminates the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal; or

•
Dome terminates the merger agreement because Metalline stockholders have not approved the share issuance at the Metalline stockholder meeting, and (i) a bona fide unsolicited proposal for a competing transaction has been made by any person other than Dome prior to the Metalline stockholder meeting and not withdrawn and (ii) either (x) a competing transaction is consummated, after the date of the merger agreement and prior to the expiration of twelve months following the termination of the merger agreement or (y) Metalline enters into a definitive agreement with respect to a competing transaction after the merger agreement and prior to the expiration of twelve months following the termination of the merger agreement, and thereafter consummates such transaction.

    Dome will be obligated to pay a break fee of $964,000 to Metalline if:

•
Metalline terminates the merger agreement because: (i) the Dome board withdraws, modifies or changes in a manner adverse to Metalline its approval or recommendation of the merger, (ii) the Dome board approves or recommends a superior proposal, or (iii) the merger is not submitted for the approval of Dome stockholders by May 15, 2010;

•	Dome terminates the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal; or

•
Metalline terminates the merger agreement because Dome stockholders have not approved the merger at the Dome stockholder meeting, and (i) a bona fide unsolicited proposal for a competing transaction has been made by any person other than Metalline prior to the Dome stockholder meeting and not withdrawn and (ii) either (x) a competing transaction is consummated, after the date of the merger agreement and prior to the expiration of twelve months following the termination of the merger agreement or (y) Dome enters into a definitive agreement with respect to a competing transaction after the date of the merger agreement and prior to the expiration of twelve months following the termination of the merger agreement, and thereafter consummates such transaction,

    In addition to the termination fees described above, fees to the placement agents related to the Dome private placement of the special warrants will be due in the following circumstances:

•
If the merger agreement is terminated and a break fee is payable by either Dome or Metalline, such party must pay to the placement agents a fee equal to 50% of the agency fee, plus agents’ expenses, as described in an engagement letter between Dome and the agents.  Generally, the agency fees equate to 6% of the offering gross proceeds.

•
If the merger agreement is terminated as a result of the failure of either Dome or Metalline to obtain approval of its stockholders of the merger or share issuance, as applicable, regardless of whether a break fee is payable, such party must pay to the agents a fee equal to 50% of the agency fee plus agents’ expenses.

•
If the merger agreement is terminated as a result of the failure of both Dome and Metalline to obtain the requisite approval of their respective stockholders and no break fee is payable by either party, then Dome and Metalline must pay, shared equally between them, to the agents a fee equal to 50% of the agency fee plus the agents’ expenses.

Amendments, Extensions and Waivers

    The merger agreement may be amended by the parties at any time before or after the receipt of the approvals of the Metalline stockholders or the Dome stockholders required to consummate the merger.  However, after any such stockholder or stockholder approval, there may not be, without further approval of Metalline stockholders or Dome stockholders, any amendment of the merger agreement for which applicable law requires further stockholder or stockholder approval, respectively.

    At any time prior to the effective time of the merger, with certain exceptions, any party may (a) extend the time for performance of any obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, (c) waive compliance by another party with any of the agreements contained in the merger agreement, or (d) waive the satisfaction of any of the conditions contained in the merger agreement.

Specific Performance

    Metalline and Dome acknowledge and agree in the merger agreement that irreparable damage would occur if any of the provisions of the merger agreement is not performed in accordance with its specific terms.  The parties further agree that they shall be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement.

METALLINE PROPOSAL NO. 2
AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Background and Discussion of Proposed Amendment

    The Board of Directors of Metalline has approved an amendment to Metalline’s Articles of Incorporation to increase the number of shares of authorized common stock from 160,000,000 shares to 300,000,000 shares.

    The proposed increase in the authorized common stock has been recommended by the Board of Directors to ensure that an adequate supply of authorized unissued shares is available for general corporate needs.  With respect to Metalline’s authorized capital:  (i) 55,366,829 shares of Common Stock were outstanding on March 5, 2010; (ii) an aggregate of 6,000,000 shares of authorized common stock have been reserved under the 2000 and 2006 option plans, and a total of 15,107,371 shares reserved for warrants at the closing of the merger; (iii) 47,724,561 shares will be issued in the merger, if approved by the stockholders; and (iv) if the stockholders approve the 2010 Plan, an additional approximately 10,300,000 shares of authorized Common Stock will be reserved for issuance under Metalline’s 2010 option plan.  The additional authorized shares of common stock may be used for additional options and warrants, including option grants upon hiring additional personnel necessary for the expanding exploration activities, for raising additional capital that may be necessary for the increased exploration work to be conducted by Metalline on its Sierra Mojada project, and to ensure sufficient shares will be available in the event the Metalline Stockholder Rights Plan, which was approved by stockholders of record in 2007, is triggered due to a change in control or third party offer, as described in that plan.  The Metalline Stockholder Rights Plan can only be effective with respect to protection of stockholders’ interests if twice the number of shares are authorized as is outstanding at any point in time.  There are currently no plans or arrangements relating to the issuance of any of the additional shares of common stock.  Such shares would be available for future issuance without further action by the stockholders, unless required by Metalline’s Articles of Incorporation or Bylaws or by applicable law.

Anti-Takeover Effects.  The issuance of additional shares of common stock by Metalline may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management.  The increase in authorized shares of common stock has not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of Metalline or to effect large accumulations of its common stock.

Dilutive Effects.  The authorization and subsequent issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.  The actual effect on the holders of common stock cannot be ascertained until the shares of common stock are issued in the future.  However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Vote Required; Recommendation of the Board of Directors of Metalline; Reasons for the Amendment to the Articles of Incorporation

    This proposal requires the affirmative vote of a majority of the votes entitled to be cast on the proposal.  Unless you specify otherwise, your proxy will be voted “FOR” the adoption of the 2010 Plan described in this proposal.  Because of the approvals being asked from stockholders in this joint proxy statement, and the expansion of Metalline’s exploration activities, the Board believes it is necessary to increase the authorized capital of Metalline.  The Board may determine, in its discretion, not to adopt and file the amendment if the merger is not consummated, even if the stockholders of Metalline approve the amendment.  The Board of Directors recommends that stockholders vote “FOR” the proposed amendment to the Articles of Incorporation.

METALLINE PROPOSAL NO. 3
ADOPTION OF METALLINE 2010 STOCK OPTION AND STOCK BONUS PLAN

Summary of the 2010 Plan

    On December 22, 2009, the Board of Directors of Metalline adopted the 2010 Stock option and Stock Bonus Plan, which we refer to as the 2010 Plan.  Under the 2010 Plan, the lesser of (i) 30,000,000 shares or (ii) 10% of the total shares outstanding will be reserved to be issued upon the exercise of options or the grant of stock bonuses.  The 2010 Plan includes two types of options.  Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended are referred to as incentive options.  Options which are not intended to qualify as incentive options are referred to as non-qualified options.  Bonuses, which may also be granted under the 2010 Plan, are the outright issuance of shares of common stock.

    Stockholder approval of the 2010 Plan is sought:  (i) to permit the issuance of options which will qualify as incentive options pursuant to the Internal Revenue Code; and (ii) to comply with Section 711 of the NYSE AMEX Company Guide, which requires stockholder approval of equity compensation plans in which officers, directors, employees, or consultants may participate.

    As of March 9, 2010 no options or bonuses have been granted under the 2010 Plan, although in certain circumstances options or bonuses can be granted prior to approval by the stockholders.

    The 2010 Plan is intended to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of Metalline by offering them the opportunity to acquire an ownership interest in it.  The Board of Directors believes that this also will help to align the interests of its management and employees with the interests of stockholders.  The terms of the 2010 Plan concerning the incentive options and non-qualified options are substantially the same except that only employees of Metalline or its subsidiaries are eligible to receive incentive options.  Non-qualified options may be granted to employees, officers and consultants of Metalline.

    The number of shares reserved for issuance under the plan is a maximum aggregate so that the number of incentive options and/or non-qualified options that may be granted reduces the number of bonuses which may be granted, and vice versa.

Administration of the 2010 Plan

    The 2010 Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which we refer to as the committee.  In addition to determining who will be granted options or bonuses, the committee has the authority and discretion to determine when options and bonuses will be granted and the number of options and bonuses to be granted.  The committee also may determine a vesting and/or forfeiture schedule for bonuses and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the 2010 Plan.  The committee may determine the purchase price of the shares of common stock covered by each option and determine the fair market value per share.  The committee also may impose additional conditions or restrictions not inconsistent with the provisions of the 2010 Plan.  The committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the 2010 Plan.

    The committee also has the power to interpret the 2010 Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Eligibility

    Participants in the 2010 Plan may be selected by the committee from employees, officers, consultants and advisors (including board members) of Metalline and its subsidiary and affiliated companies.  The committee may take into account the duties of persons selected, their present and potential contributions to the success of Metalline and such other considerations as the committee deems relevant to the purposes of the 2010 Plan.  As of March 9, 2010, there are approximately 53 employees (including four officers and employees of our subsidiaries) who are eligible to participate in the 2010 Plan.

    The grant of options or bonuses under the 2010 Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or Metalline to terminate the recipient’s employment, although a specific grant of options or bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the bonuses or options.

Adjustment

    In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding option.  The committee also may make provisions for adjusting the number of bonuses or underlying outstanding options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding common stock.  options and bonuses may provide that in the event of the dissolution or liquidation of Metalline, a corporate separation or division or the merger or consolidation of Metalline, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the committee may provide that each option granted under the 2010 Plan shall terminate as of a date fixed by the committee.

Other Provisions

    The exercise price of any option granted under the 2010 Plan must be no less than 100% of the “fair market value” of Metalline’s common stock on the date of grant.  Any incentive stock option granted under the 2010 Plan to a person owning more than 10% of the total combined voting power of the common stock must be at a price of no less than 110% of the fair market value per share on the date of grant.

    The exercise price of an option may be paid in cash, in shares of Metalline common stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property.  The committee determines whether or not property other than cash or common stock may be used to purchase the shares underlying an option and shall determine the value of the property received.

Income Tax Consequences of the 2010 Plan

    The Incentive options issuable under the 2010 Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Internal Revenue Code of 1986.  Pursuant to Section 422 of the Internal Revenue Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option.  In addition, provided that the stock underlying the option is not sold within two years after the grant of the option and is not sold within one year after the exercise of the option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss.  An optionee also may be subject to the alternative minimum tax upon exercise of his options.  Metalline will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the options.  The exercise price of incentive options granted cannot be less than the fair market value of the underlying common stock on the date the options were granted.  In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying the options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum $100,000 permitted for incentive options.  No incentive option may be granted to an employee who, at the time the option would be granted, owns more than ten percent of the outstanding stock of Metalline unless the exercise price of the options granted to the employee is at least 110% of the fair market value of the stock subject to the option and the option is not exercisable more than five years from the date of grant.

    Non-qualified options will not qualify for the special tax benefits given to incentive options under Section 422 of the Internal Revenue Code.  An optionee does not recognize any taxable income at the time he or she is granted a non-qualified option.  However, upon exercise of the option, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.  The ordinary income recognized by the optionee will be treated as compensation and will be subject to income tax withholding by Metalline (if an employee) or self-employment tax (if a non-employee).  Upon an optionee’s sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss.  Upon an optionee’s exercise of a non-qualified option, Metalline will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee (provided that Metalline effects withholding with the respect to the deemed compensation if the optionee is an employee).

    With respect to bonuses, generally, a grantee will recognize as ordinary income the fair market value of the bonuses as of the date of receipt.  If the grantee is an employee, then the grant is compensation and will be subject to income tax withholding by us (if an employee) or self-employment tax (if a non-employee).

Vote Required; Recommendation of the Board of Directors of Metalline; Reasons for the Adoption of the 2010 Plan

    This proposal requires the affirmative vote of a majority of the votes cast by the stockholders at the meeting.

    The Board of Directors of Metalline recommends that stockholders vote “FOR” the proposal to adopt the 2010 Plan.  Unless you specify otherwise, your proxy will be voted “FOR” the adoption of the 2010 Plan described in this proposal.  The 2010 Plan provides a means of compensating recipients without utilizing Metalline’s cash resources.  Moreover, the Board of Directors believes that the 2010 Plan will better align the interests of our employees, officers, consultants and advisors with the interests of our stockholders by providing for increased share ownership which will provide an additional incentive for those persons to work for the success of Metalline and to maximize stockholder value.  In addition, the Board of Directors believes that the 2010 Plan provides an incentive for those persons to put forth maximum efforts for our success in order to maximize the value of the compensation provided to them through the bonuses and options.

METALLINE PROPOSAL NO. 4
ELECTION OF DIRECTORS

Summary of Proposal

    The Board of Directors is nominating a slate of five directors for election to serve for a one year term or until their successors are elected and qualified, being Messrs. Bingham, Kramer, Hahn, Pomeroy, and Hsia.  In addition, the Board of Directors has approved the expansion of the board to seven members, to take effect upon closing of the merger.  The Board is nominating Brian Edgar to serve as Chairman and Murray Hitzman to serve as a director, each of whom is designated as a Dome nominee pursuant to the merger agreement.  Certain information regarding Hsia, Edgar and Hitzman is included under the heading “Information with Respect to Continuing Directors and Officers of this Prospectus and Joint Proxy Statement”.  If elected and if the merger is consummated, Mr. Edgar and Dr. Hitzman will each serve for a one year term or until their successors are elected and qualified.  If the merger does not occur, the number of directors will remain at five members.

Vote Required; Recommendation of the Board of Directors for Nominees

    Unless you indicate otherwise, your proxy will be voted “FOR” for the election of the seven nominees named below.  The election of directors will be by plurality of votes cast for each nominee, without respect to withheld votes for a nominee.  If, at the time of the meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If elected, Merlin Bingham, Duncan Hsia, Wesley Pomeroy, Robert Kramer, Gregory Hahn, Brian Edgar and Murray Hitzman will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal, with Messrs. Edgar and Hitzman not taking office unless and until the merger closes.  The Board of Directors recommends a vote “FOR” the election of Messrs. Bingham, Hsia, Pomeroy, Kramer, Hahn, Edgar and Hitzman.

METALLINE PROPOSAL NO. 5
RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary of Proposal

    On December 22, 2009, Metalline’s Board of Directors unanimously approved its Audit Committee’s recommendation to appoint Hein & Associates LLP (“Hein”) as its independent registered public accounting firm.  Further, the Board of Directors directed that we submit the selection of Hein for ratification and approval by our stockholders at the special in lieu of annual meeting.  Although Metalline is not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Board of Directors may reconsider its selection of Hein.  The Board considers Hein to be well qualified to serve as the independent auditors for the Company, however even if the selection is ratified, our Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board of Directors determines that the change would be in our best interests.

Vote Required; Recommendation of the Board of Directors for Ratification of Hein & Associates LLP

    This proposal requires the affirmative vote of a majority of the votes cast at the meeting.  Unless you indicate otherwise, your proxy will be voted “FOR” the ratification of Hein & Associates LLP as our independent registered accounting firm.  The Board of Directors recommends a vote “FOR” this proposal.

STOCKHOLDER PROPOSALS

Metalline

    Metalline intends to hold its next meeting of stockholders during its 2011 fiscal year.

    For inclusion in the proxy statement and form of proxy relating to the 2011 annual meeting, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must have been received by the Metalline Secretary not later than November 12, 2010 (or, if Metalline holds its 2011 annual meeting on a date that is more than 30 days after Aapril 15, 2011, proposals must be received not later than a reasonable period of time before Metalline begins to print and send its proxy materials for its 2011 annual meeting).

Dome

    It is not expected that Dome will hold an annual meeting of stockholders for 2010 unless the merger is not completed.  In order to be considered for inclusion in the proxy statement for the 2010 annual meeting of Stockholders, should one be held, Stockholder proposals must have been submitted in writing and received not later than ____________, 2009 (or, if Dome holds its 2010 annual meeting on a date that is not within 30 days of ________________, 2010, received not later than a reasonable period of time before Dome begins to print and send its proxy materials for its 2010 annual meeting).

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

    Only one set of the meeting materials (being this joint prospectus/proxy statement and accompanying materials are being delivered by Metalline to its stockholders sharing an address unless Metalline has received contrary instructions from one or more of the stockholders.  Upon the written or oral request of a stockholder, Metalline will deliver promptly a separate copy of the meeting materials at a shared address to which a single copy was delivered.  Stockholders desiring to receive a separate copy in the future may contact us by mail at 1330 E. Margaret Avenue, Coeur d’Alene, Idaho 83815 or by telephone (208) 665-2002.

    Metalline stockholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us by mail at 1330 E. Margaret Avenue, Coeur d’Alene, Idaho 83815 or by telephone (208) 665-2002 to request that a single copy be delivered.

WHERE YOU CAN FIND MORE INFORMATION

    Metalline files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Metalline, who file electronically with the SEC.  The address of that site is www.sec.gov.

    Additional documents and reports filed by Dome are available on SEDAR at www.sedar.com.

    Investors may also consult Metalline’s or Dome’s website for more information about Metalline or Dome, respectively.  Metalline’s website is www.metallinemining.com.   Dome’s website is www.domeventures.com.   Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

    Metalline has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part.  The registration statement registers the shares of Metalline’s common stock to be issued to Dome’s stockholders in connection with the merger.  The registration statement, including the attached exhibits, contains additional relevant information about Metalline and Metalline common stock.  The rules and regulations of the SEC allow Metalline to omit certain information included in the registration statement from this joint proxy statement/prospectus.

    In addition, the SEC allows Metalline to disclose important information to you by referring you to other documents filed separately with the SEC.  This information is considered to be a part of this joint proxy statement/prospectus.

    This joint proxy statement/prospectus incorporates by reference the documents listed below that Metalline has previously filed or will file with the SEC.  Dome has also filed these documents with the Canadian Securities Authorities on SEDAR at www.sedar.com.  These documents contain important information about Metalline, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2009, filed January 11, 2010 which is being delivered with this joint proxy statement/prospectus.

•	Current Reports on Form 8-K, filed November 18, 2009, December 4, 2009, December 24, 2009, and January 11, 2010.

•
The description of the Metalline common stock contained in Metalline’s Registration Statement on Form 10-SB filed with the SEC under Section 12(g) of the Exchange Act on October 15, 1999, including any subsequently filed amendments and reports updating such description.

•
The description of the rights associated with Metalline’s common stock contained in Metalline’s Registration Statement on Form 10-SB, filed with the SEC on October 15, 1999, and any amendment or report filed for the purpose of updating such description.

    In addition, Metalline incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Metalline special meeting.  Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.  Dome will also file these documents incorporated by reference with the Canadian Securities Authorities on SEDAR at www.sedar.com.

    You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Metalline will provide you with copies of these documents, without charge, upon written or oral request to:

Metalline Mining Company
1330 E. Margaret Ave
Coeur d’Alene, Idaho 83815
Telephone:  (208) 665-2002
Attn:  Investor Relations

    You can obtain any of these documents which Dome has file with the Canadian Securities Authorities on SEDAR at www.sedar.com or Dome will provide you with copies of any of the Dome documents referenced in this joint proxy statement/prospectus from Dome upon written or oral request to:

Dome Ventures Corporation
Suite 2200, 885 West Georgia Street
Vancouver, BC V6C 3E8
Telephone:  (604) 687-5800

    In the event of conflicting information in this joint proxy statement/prospectus in comparison to any document incorporated by reference into this joint proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

      You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus.  No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus.  This joint proxy statement/prospectus is dated March 10, 2010.  You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date.  You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document.  Neither our mailing of this joint proxy statement/prospectus to Metalline stockholders or Dome stockholders nor the issuance by Metalline of shares of common stock in connection with the merger will create any implication to the contrary.

APPROVAL OF DOME’S DIRECTORS

    The contents and the sending of the notice of meeting and joint proxy statement/prospectus which constitutes a management information circular prepared for Dome stockholders in accordance with the disclosure requirements applicable under Canadian securities laws has been approved by the Dome board of directors.

Dated:  March 10, 2010

On behalf of the Board of Directors of Dome:

/s/ William A. Rand

Part II

INFORMATION NOT REQUIRED IN THE JOINT PROXY STATEMENT/PROSPECTUS

Item 20.  Indemnification of Directors and Officers

    This section describes the indemnification rights that will apply to Metalline and Dome upon completion of the merger.  Upon completion of the merger and in accordance with the merger agreement, Dome will be subject to Merger Sub’s certificate of incorporation and bylaws.

    Under Section 78.7502 of the Nevada General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he (i) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law (duty of good faith) or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he (i) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law (duty of good faith) or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Section 78.752 of the Nevada General Corporation Law also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the authority to indemnify them against liability and expense.

    Article XI of Metalline’s Amended and Restated Bylaws provide that the company will indemnify officers, directors and certain other persons to the fullest extent permitted under the Nevada General Corporation Law.

    Article XI of Metalline’s Amended and Restated Bylaws provide that a director shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

    Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.  Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145.

    Article VII of Merger Sub’s Certificate of Incorporation provides that the company will advance expenses to and indemnify officers, directors and certain other persons to the fullest extent permitted under the Delaware General Corporation Law.

    Article VIII of Merger Sub’s Certificate of Incorporation provides that a director shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent not permitted under the Delaware General Corporation Law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Metalline or Dome pursuant to the foregoing provisions, or otherwise, Metalline and Dome has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Metalline or Dome in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Metalline or Dome, as applicable, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules

    The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 22.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(f)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the joint proxy statement/prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(f)           any preliminary joint proxy statement/prospectus or joint proxy statement/prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)           any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)           The undersigned registrant hereby undertakes to supplement the joint proxy statement/prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the joint proxy statement/prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

161

(e)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the joint proxy statement/prospectus, to each person to whom the joint proxy statement/prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the joint proxy statement/prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the joint proxy statement/prospectus, to deliver, or cause to be delivered to each person to whom the joint proxy statement/prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the joint proxy statement/prospectus to provide such interim financial information.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4/A No. 1 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coeur d’Alene, Idaho on March 5, 2010.

METALLINE MINING COMPANY

By:	/s/ Merlin Bingham
Merlin Bingham, Chief Executive Officer, President and Chairman of the Board

By:	/s/ Robert J. Devers
Robert J. Devers, Chief Financial Officer and Principal Accounting Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Chief Executive Officer, President and Chairman of the Board	March 5, 2010
Merlin Bingham
*	Executive Vice President and Director	March 5, 2010
Roger Kolvoord
*	Director	March 5, 2010
Wesley Pomeroy
*	Director	March 5, 2010
Robert Kramer
*	Director	March 5, 2010
Gregory A. Hahn

*By:   /s/ Robert J. Devers
    Attorney-in-fact

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Agreement and Plan of Merger and Reorganization.3

3.1(a)	Articles of Incorporation.1

3.1(b)	Certificate of Amendment to Articles of Incorporation.2

3.2	Bylaws.2

4.1	Rights Agreement, dated as of June 11, 2007, between the Company and OTC Stock Transfer, as Rights Agent. 7

5.1	Opinion of Burns, Figa & Will, P.C.,previously filed

8.1	Opinion of Blake, Cassels & Graydon LLP, previously filed

8.2	Opinion of Burns Figa & Will, P.C., previously filed

10.1	2000 Equity Incentive Plan. 5

10.2	2006 Stock Option Plan. 5

10.4	Employment Agreement with Merlin Bingham, effective January 1, 2007.5

10.5	Employment Agreement with Roger Kolvoord, effective January 1, 2007. 5

10.6	Employment Agreement with Terry Brown, effective January 1, 2007. 5

10.7	Employment Agreement with Robert Devers, effective January 1, 2008.6

10.8	2010 Stock Option and Stock Bonus Plan. 3

14	Code of Ethics.5

21.1	Subsidiaries of the Registrant, 4

23.1	Consent of Hein & Associates LLP, filed herewith.

23.2	Consent of Manning Elliot LLP, filed herewith.

23.3	Consent of Pincock Allen and Holt, previously filed

99.1	Sierra Mojada location map.4

____________
(1)           Incorporated by reference from Form 10-SB, filed October 15, 1999.
(2)           Incorporated by reference from Form 10-QSB, filed September 19, 2006.
(3)            Incorporated by reference from Form 8-K, filed February 3, 2010.
(4)           Incorporated by reference from Form 10-K, filed January 11, 2010.
(5)           Incorporated by reference from Form 10-KSB, filed January 31, 2007.
(6)           Incorporated by reference from Form 8-K, filed January 22, 2008.
(7)	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on June 11, 2007.

ANNEX A – DOME VENTURES CORPORATION CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

DOME VENTURES CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
SEPTEMBER 30, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Dome Ventures Corporation

We have audited the consolidated balance sheets of Dome Ventures Corporation as at September 30, 2009 and 2008 and the consolidated statements of operations, comprehensive loss and deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Manning Elliot LLP

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

December 2, 2009 (except as to Notes 11(b)(iii) and (iv) and 12 which are as of January 29, 2010)

COMMENTS BY AUDITORS ON CANADA-UNITED STATES REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated December 2, 2009 (except as to Notes 11(b)(iii) and (iv) and 12 which are as of January 20, 2010), is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ Manning Elliot LLP

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

December 2, 2009 (except as to Notes 11(b)(iii) and (iv) and 12 which are as of January 29, 2010)

DOME VENTURES CORPORATION
CONSOLIDATED BALANCE SHEETS
AS AT SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

	2009 $	2008 $ (Restated – Note 3)
ASSETS

Current assets
Cash and cash equivalents	2,513,071	3,735,340
Prepaid expenses and deposits	12,808	14,571

	2,525,879	3,749,911
Mineral properties (Note 5)	20,805	–

	2,546,684	3,749,911

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities (Note 8(b))	3,468	105,463

SHAREHOLDERS' EQUITY

Share capital (Note 6)	18,700	18,700
Contributed surplus (Note 6)	11,774,464	11,661,319
Deficit	(9,249,948)	(8,035,571)

	2,543,216	3,644,448

	2,546,684	3,749,911

COMMITMENTS (Note 5)
SUBSEQUENT EVENTS (Note 11)

Approved on Behalf of the Board of Directors:

/s/ “Brian D. Edgar”	/s/ “William A. Rand”
Brian D. Edgar, Director	William A. Rand, Director

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

	2009 $	2008 $ (Restated – Note 3)

Revenues	–	–

Expenses:
General exploration costs	539,926	1,542,101
Regulatory fees	26,007	33,952
Management fees (Note 8(a))	67,686	68,054
Office and miscellaneous (Note 8(a))	45,404	45,060
Professional fees	47,853	26,977
Rent (Note 8(a))	32,400	32,400
Stock based compensation	113,145	17,847
Travel and entertainment	9,787	11,334
Wages and benefits (Note 8(a))	193,596	265,397

Net loss before other items	(1,075,804)	(2,043,122)

Other items:
Interest income	25,070	140,819

Foreign exchange loss	(163,643)	(177,881)

Net loss and comprehensive loss for the year	(1,214,377)	(2,080,184)

Deficit, beginning of year	(8,035,571)	(5,955,387)

Deficit, end of year	(9,249,948)	(8,035,571)

Loss per share, basic and diluted	(0.07)	(0.19)

Weighted average number of shares outstanding	18,699,573	11,260,176

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

	2009 $	2008 $ (Restated – Note 3)
Operating activities:
Net loss for the year	(1,214,377)	(2,080,184)
Items not involving cash:
Stock-based compensation expense (Note 6(d))	113,145	17,847

Change in non-cash working capital items:
Prepaid expenses and deposits	1,763	(5,058)
Accounts payable and accrued liabilities	(101,995)	(21,359)

Net cash used in operating activities	(1,201,464)	(2,088,754)

Investing activities:
Mineral property acquisition costs	(20,805)	–

Net cash used in investing activities	(20,805)	–

Financing activities:
Proceeds from issuance of common shares	-	971,500
Share issuance costs	-	(24,219)

Net cash from financing activities	-	947,281

Decrease in cash and cash equivalents	(1,222,269)	(1,141,473)

Cash and cash equivalents, beginning of year	3,735,340	4,876,813

Cash and cash equivalents, end of year	2,513,071	3,735,340

Cash and cash equivalents are comprised of:
Cash in bank accounts	225,635	837,249
Term deposits	2,287,436	2,898,091

	2,513,071	3,735,340

SUPPLEMENTAL CASH FLOW INFORMATION

	$	$
Cash paid for:
Interest	–	–
Income taxes	–	–

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Dome Ventures Corporation (the "Company") was incorporated in Canada and domesticated to the United States in 1999. The Company's permanent establishment is in British Columbia, Canada. The Company’s principal business activities include the acquisition and exploration of mineral properties domiciled in Gabon, Africa. The Company is in the exploration stage and has not yet determined whether any of its mineral properties contain ore reserves that are economically recoverable.

As at September 30, 2009, the Company had accumulated losses since inception of $9,249,948. The continuance of the Company’s operations is dependent on obtaining sufficient additional financing when necessary in order to explore and realize the recoverability of the Company’s investments in mineral properties, which is dependent upon the existence of economically recoverable reserves and market prices for the underlying minerals.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

These consolidated financial statements are denominated in United States dollars and have been prepared using Canadian generally accepted accounting principles. The accounts include those of the Company and its wholly-owned British Virgin Islands subsidiaries Dome Asia Inc. and Dome International Global Inc., as well as Dome International Global Inc.’s wholly-owned Gabon subsidiary Dome Ventures SARL Gabon and 99.99%-owned Nigerian subsidiary Dome Minerals Nigeria Limited. All significant inter-company transactions and balances have been eliminated on consolidation.

Certain figures presented for comparative purposes have been reclassified to conform to the presentation adopted for the current year.

(b)	Use of Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Significant areas requiring the use of estimates relate to recoverability or valuation of mineral properties, the utilization of future income tax assets, the valuation of asset retirement obligations and stock-based compensation. Actual results may ultimately differ from those estimates.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash, money market investments and other highly liquid investments with original maturities of three months or less. The Company’s cash equivalents have been classified as held-for-trading and are recorded at fair value on the balance sheet. Fair values are determined directly by reference to published price quotations in an active market. Changes in the fair value of these instruments are reflected in foreign exchange loss in the statement of operations.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES(continued)

(d)	Mineral Properties

Property exploration costs, including maintenance fees, incurred prior to the determination of the economic feasibility of mining operations and a decision to proceed with development are charged to operations as incurred. All direct costs related to the acquisition of resource property interests are capitalized. The carrying value of mineral properties is assessed when an event occurs indicating impairment. The carrying value is assessed using factors such as future asset utilization and the future undiscounted cash flows expected to result from the use or sale of the related assets. An impairment loss is recognized in the period when it is determined that the carrying amount of the asset is not recoverable and exceeds its fair value. At that time, the carrying amount is written down to fair value.

(e)	Asset Retirement Obligations

The Company accounts for asset retirement obligations under CICA Handbook section 3110, “Asset Retirement Obligations”. Under the standard, a liability is recognized for the future retirement obligations associated with the Company’s mineral properties. The fair value of the obligation is recorded on a discounted basis. This amount is capitalized as part of the cost of the related property and is subject to depletion. At September 30, 2009, the Company has not incurred any asset retirement obligations.

(f)	Stock-Based Compensation

The Company has a stock option plan, which is described in note 6(d), and accounts for all stock-based payments using the fair value method. Under the fair value method, stock-based payments are measured at the fair value of the equity instruments issued, with the resulting compensation expense recognized over the vesting period of the options granted and a corresponding increase to contributed surplus.

The fair value of stock-based payments to non-employees is re-measured during the vesting period as the options are earned, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.

(g)	Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on temporary differences between the accounting and taxes bases of existing assets and liabilities, and are measured using the tax rates expected to apply when these differences reverse. A valuation allowance is recorded against any future tax asset if it is more likely than not that the asset will not be realized.

(h)	Foreign Currency Translation

The majority of the Company’s assets and operations are denominated in Canadian dollars and CFA Francs. The Company reports in US dollars.

Transactions in foreign currencies such as Canadian dollars and CFA Francs are translated into US dollars at the exchange rates in effect on the transaction dates using the temporal method. Monetary balance sheet items denominated in Canadian dollars or CFA Francs are translated into US dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)	Earnings/Loss per Share
Basic earnings/loss per share is computed by dividing net income/loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by adjusting the weighted average number of common shares outstanding using the treasury stock method, to reflect the potential dilution of securities that could result from the exercise of “in-the-money” stock options and warrants. Common equivalent shares are not included in the computation of weighted average number of shares outstanding if their effect would be outstanding.

3.	CHANGE IN ACCOUNTING POLICY

During the first quarter of the 2009 fiscal year, the Company changed its accounting policy for mineral property exploration costs.  In prior years, the Company capitalized the acquisition costs and deferred exploration expenditures directly to mineral properties following the principles outlined in Accounting Guideline 11.  Under its new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, including all maintenance fees, are charged to operations as incurred.  All direct costs related to the acquisition of resource property interests will be capitalized.  Management believes that this treatment provides a more relevant and reliable depiction of the asset base of the Company prior to establishing the economic feasibility of its resource base.

The Company has accounted for this change in accounting policy on a retroactive basis.  The financial statements as at and for the year ended September 30, 2008 were restated as follows: mineral properties were reduced by $2,578,746 and the deficit increased by $2,578,746; exploration and project investigation expenses increased by $1,486,474 and net loss increased by $1,486,474.

4.	ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS

New Accounting Standards

(a)	CICA 3862, “Financial Instruments – Disclosures” and CICA 3863, “Financial Instruments Presentation

These standards relate to the disclosures and presentation of financial instruments. They apply to interim and annual financial statements for fiscal years beginning on or after October 1, 2007, and must be adopted at the same time, replacing CICA 3861, “Financial Instruments – Disclosure and Presentation”. The Company adopted these standards for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The disclosures required by this standard are presented in Note 9.

(b)	CICA 1535, “Capital Disclosures”

This standard relates to the disclosure of capital management strategies. It applies to interim and annual financial statements for fiscal years beginning on or after October 1, 2007. The Company adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The disclosures required by this standard are presented in Note 10.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

4.	ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS (continued)

New Accounting Standards (continued)

(c)	CICA 3031, “Inventories”

In June 2007, the CICA issued Section 3031, “Inventories” to replace existing Section 3030. The new section, which is effective January 1, 2008, establishes standards for the measurement and disclosure of inventories. The Company adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The adoption of this standard did not have a material effect on the Company’s financial statements.

(d)	CICA 1400, “General Standards of Financial Statement Presentation”

In May 2007, the CICA issued amended Handbook Section 1400, “General Standards of Financial Statement Presentation”. The section provides revised guidance related to management’s responsibility to assess and disclose the ability of an entity to continue as a going concern. This amended standard applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Company adopted this standard for its interim and annual financial statements for its fiscal year commencing October 1, 2008. The adoption of this standard did not have a material effect on the Company’s financial statements.

  Recent Accounting Pronouncements

(e)	CICA 3064, “Goodwill and Intangible Assets”

In February 2008, the CICA issued Section 3064, “Goodwill and Intangible Assets,” which replaces Section 3062, “Goodwill and Other Intangible Assets.” This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and is effective for the Company beginning October 1, 2009. Concurrent with the adoption of this standard, EIC-27, “Revenues and Expenditures in the Pre-operating Period,” will be withdrawn. The adoption of this standard is not expected to have a material effect on the Company’s financial statements.

(f)	CICA 1582, “Business Combinations”, CICA 1601, “Consolidated Financial Statements” and CICA 1602, “Non-Controlling Interests”

In January 2009, the CICA issued Section 1582 “Business Combinations” to replace Section 1581. Prospective application of the standard is effective January 1, 2011, with early adoption permitted. This new standard effectively harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards (“IFRS”). The new standard revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination. The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.”

Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. These standards are effective January 1, 2011, unless they are early adopted at the same time as Section 1582 “Business Combinations.” The Company is currently assessing the impact of adopting these standards and has not yet determined its effect on its financial statements.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

4.	ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS (continued)

Recent Accounting Pronouncements (continued)

(g)	International Financial Reporting Standards

In February 2008, the CICA Accounting Standards Board confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011. The Company is currently assessing the impact of adopting IFRS and has not yet determined its effect on its financial statements.

5.	MINERAL PROPERTIES

As at September 30, 2009, cumulative expenses incurred in Gabon are $3,075,341, all of which have been expensed except for $20,805 related to property acquisition expenditures, which have been capitalized. The following table summarizes exploration costs in Gabon by type of expenditure:

	2009 $	2008 $

Camp and housing rental	127,425	107,457
Field supplies, equipment and labour	673,849	554,048
Field transportation	264,096	245,511
Consulting fees	108,874	45,118
Geological, geophysical and geochemical	964,198	812,917
Maps, reports and sampling costs	521,188	505,951
Office and miscellaneous	92,338	18,253
Transportation, travel and accommodations	323,373	289,491

	3,075,341	2,578,746

During the year, the Company spent $517,400 on mineral exploration activity in Gabon, West Africa and $43,329 on mineral property investigation costs in Spain. The Gabon activity relates to license acquisition, equipment acquisition, administrative set-up costs and geological, geochemical and geophysical investigation. In September 2006, the Company was granted a prospection license in Gabon in connection with this activity. The license was effective until September 2008. In accordance with Gabonese law, the Company filed applications for three exploration licenses covering approximately 2,000 square kilometres each within the Company’s prospection license.  These exploration licenses were granted in July 2008 and entitle the Company to employ sub-surface exploration methods, such as drilling and trial mining. These transferable licenses are valid for three years and are renewable twice with each renewal lasting for three years. The Company must spend 200,000,000 CFA francs in order to renew each exploration license for a second term of three years and 400,000,000 CFA francs in order to renew the license for a third term of three years. The Company must spend 800,000,000 CFA francs in the third term. The Company may apply for a mining license at any time during these periods. As at September 30, 2009, 1 United States dollar approximates 448 CFA francs.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

6.	SHARE CAPITAL

(a)	Authorized Share Capital

50,000,000 preferred shares, convertible into common shares on a one-to-one basis, with a par value of $0.001, of which 20,000,000 are designated series A preferred shares
100,000,000 common shares with a par value of $0.001 per share

(b)	Issued and Outstanding Share Capital

	Number of Shares	Share Capital $	Contributed Surplus $

Preferred shares issued: Balance, September 30, 2007	5,561,537	5,562	6,512,590
Converted to common shares during the year	(5,561,537)	(5,562)	(6,512,590)

Balance September 30, 2008 and 2009	–	–	–

Common shares issued:
Balance, September 30, 2007	10,282,976	10,283	4,186,456
Issued for preferred shares during the year	5,561,537	5,562	6,512,590
Stock options exercised during the year	555,000	555	165,945
Issued for private placements during the year	2,300,000	2,300	802,700
Compensation expense of stock options granted during the year	–	–	17,847
Less: share issuance costs	–	–	(24,219)

Balance, September 30, 2008	18,699,513	18,700	11,661,319

Compensation expense of stock options granted during the year	–	–	113,145

Balance September 30, 2009	18,699,513	18,700	11,774,464

(i)
On June 16, 2008, the Company issued 300,000 units at $0.35 per unit for gross proceeds of $105,000 under a non-brokered private placement. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder thereof to purchase one additional common share for 24 months from the date of closing at a price of $0.40 per common share.  As the Company’s share capital has a stated par value of $0.001, $300 was allocated to share capital.  The remainder of the proceeds received from the private placement of $104,700 and the contributed surplus related to the fair value of the attached warrants remain in contributed surplus.  In connection with the private placement, the Company incurred share issuance costs of $10,331.

(ii)
On June 26, 2008, the Company issued 2,000,000 units at $0.35 per unit for gross proceeds of $700,000 under a non-brokered private placement. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder thereof to purchase one additional common share for 24 months from the date of closing at a price of $0.40 per common share.  As the Company’s share capital has a stated par value of $0.001, $2,000 was allocated to share capital.  The remainder of the proceeds received from the private placement of $698,000 and the contributed surplus related to the fair value of the attached warrants remain in contributed surplus.  In connection with the private placement, the Company incurred share issuance costs of $13,888.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

6.	SHARE CAPITAL (continued)

(b)	Issued and Outstanding Share Capital (continued)

(iii)
On September 15, 2008, the Company exercised its right to convert preferred shares to common shares on a one-to-one basis.  As a result, all 5,561,537 preferred shares were converted to 5,561,537 common shares with a par value of $5,562.

Warrant activity since September 30, 2007 is presented below:

	Number of Warrants	Weighted Average Exercise Price $
Balance, September 30, 2007	2,300,000	0.40
Issued during the year	-	-

Balance, September 30, 2008 and 2009	2,300,000	0.40

Warrants outstanding at September 30, 2009 expire between June 16, 2010 and June 26, 2010.

(c)	Stock Options

Under the Company’s February 3, 2004 stock option plan (the "Plan"), the Company may grant options to its directors, officers, employees or a company that is wholly-owned by a director, senior officer or employee, a consultant or a consultant company. Under the Plan, options granted will total no more than 10% of the issued and outstanding common shares at any time. The per-share exercise price of each option granted will be the current market price of a common share, unless set otherwise by the Company at the time of the grant, but will not be less than the discounted market price of a common share. Options will vest as of the grant date, unless set otherwise by the Company at the time of the grant. Each option's maximum term is five years.

Stock option activity since September 30, 2007 is presented below:

	Number of Options	Weighted Average Exercise Price $
Balance, September 30, 2007	875,000	0.33
Granted	100,000	0.40
Exercised	(555,000)	0.30
Forfeited	(170,000)	0.38

Balance September 30, 2008	250,000	0.39
Granted	1,550,000	0.11
Forfeited	(250,000)	(0.39)

Balance, September 30, 2009	1,550,000	0.11

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

6.	SHARE CAPITAL (continued)

(c)	Stock Options (continued)

The following table summarizes stock options outstanding at September 30, 2009:

Options Outstanding				Options Exercisable
Exercise Price $	Number of Shares	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price $	Number Exercisable	Weighted Average Exercise Price $

0.11	1,550,000	2.13	0.11	1,550,000	0.11

Stock options outstanding at September 30, 2009 expire on November 18, 2011.

During the year ended September 30, 2009, the Company granted 1,550,000 (2008 - 100,000) stock options to directors, officers and consultants of the Company. The weighted average fair values of each option granted was $0.073 (2008 – $0.24) calculated using the Black-Scholes option-pricing model at the date of each grant using the following assumptions:

	2009	2008
Expected stock price volatility	108.0%	88.7%
Risk-free interest rate	2.3%	3.0%
Expected option lives	3.0 years	2.5 years
Expected dividend yield	0%	0%

During the year ended September 30, 2009, the Company recognized $113,145 (2008 - $17,847) of compensation cost which has been recorded in stock-based compensation expense on the statement of operations, comprehensive loss and deficit.

7.	INCOME TAXES

In assessing the realization of the Company’s future income tax assets, management considers whether it is more likely than not that some portion of all of the future income tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The amount of future income tax assets considered realizable could change materially in the near term based on future taxable income generated during the carry-forward period.

The tax effect of United States tax losses carried forward and temporary differences in the recognition of items for accounting and tax purposes have been computed by applying the statutory rates of income tax applicable in the Company’s taxation jurisdictions of 35% (2008 - 34%). These tax losses carried forward and temporary differences comprise the Company's future income tax assets as follows:

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

7.	INCOME TAXES (continued)

	2009 $	2008 $ (Restated - Note 3)

Future income tax assets:
Tax losses carried forward	715,000	493,000
Temporary differences for mineral properties	1,230,000	1,062,000

	1,945,000	1,555,000
Valuation allowance	(1,945,000)	(1,555,000)

Net future income tax assets	–	–

As at September 30, 2009, the Company has tax losses of approximately $2,083,000 that can be used to offset taxable income in the United States in future years which expire as follows:

2021	$363,000
2022	97,000
2023	217,000
2024	108,000
2026	78,000
2028	587,000
2029	633,000

$2,083,000

        The following table reconciles the amount of income tax recoverable on application of statutory federal tax rates in the United States to the amount reported in these financial statements:

	2009 $	2008 $

Net loss before income taxes	(1,214,377)	(2,080,184)
Statutory rate	35%	34%

Expected future income tax recovery	(425,032)	(707,263)
Permanent differences	39,601	5,263
Change in enacted tax rates	(4,569)	–
Change in valuation allowance	390,000	702,000

Future income tax recovery	–	–

8.	RELATED PARTY TRANSACTIONS AND BALANCES

(a)
The Company has engaged the services of Rand Edgar Investment Corp. (“REIC” a company controlled by two of the Company’s directors) commencing March 2001 for $10,000 (plus GST) per month.  During the year ended September 30, 2009, the Company paid $123,878 to REIC for management and administrative services (2008 - $126,165).  Of this amount, $67,694 has been included in management fees, $7,318 in office and miscellaneous, $32,400 in rent, and $16,466 in wages and benefits in the statement of operations. This agreement is effective until July 31, 2012.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

8.	RELATED PARTY TRANSACTIONS AND BALANCES (continued)

(b)
As at September 30, 2009, $792 included in accounts payable and accrued liabilities on the balance sheet is payable to one of the Company's directors for expenses incurred on the Company’s behalf (2008 - $8,787). The amount is non-interest bearing, unsecured and due on demand.

(c)	As at September 30, 2009, $1,876 included in prepaid expenses and deposits on the balance sheet is due from a company controlled by two of the Company’s directors (2008 – $nil).

All of the above noted transactions were in the normal course of operations and are recorded at their exchange amounts, which is the consideration agreed upon by the related parties.

9.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK

(a)	Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents and accounts payable and accrued liabilities. The carrying values of these financial instruments approximate their fair values due to the near-term maturity of these financial instruments.

(b)	Credit Risk

The Company maintains a majority of its cash and cash equivalents with a major Canadian financial institution. The Company maintains the remainder of its cash and cash equivalents with a major Gabonese financial institution. Deposits held with these institutions may exceed the amount of insurance provided on such deposits.

(c)	Currency Risk

As the Company operates on an international basis, currency risk exposures arise from transactions and balances denominated in foreign currencies. The Company’s foreign exchange risk arises primarily with respect to the Canadian dollar and Central African CFA francs. The majority of the Company’s cash and cash equivalents are denominated in Canadian dollars. The majority of the Company’s expenses are denominated in Canadian dollars and Central African CFA francs. Fluctuations in the exchange rates between these currencies and the US dollar could have a material effect on the Company’s business, financial condition and results of operations. The Company does not engage in any hedging activity.

At September 30, 2009, the Company had cash and cash equivalents denominated in Canadian dollars of $2,470,973. A strengthening (weakening) of the United States dollar against the Canadian dollar of 10% would result in increase (decrease) in the Company’s loss for the year of $230,468 United States dollars.

(d)	Liquidity Risk

The Company manages liquidity risk by maintaining adequate cash and cash equivalent balances. The Company continuously monitors and reviews both actual and forecasted cash flows, and also matches the maturity profile of financial assets and liabilities.

(e)	Interest Rate Risk

The Company’s cash equivalents are subject to interest rate price risk. The Company’s interest rate risk management policy is to purchase highly liquid investments with a term to maturity of three months or less on the date of purchase. The Company does not engage in any hedging activity.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

9.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK (continued)

(f)	Commodity Price Risk

Mineral prices are volatile and have risen and fallen sharply in recent periods. These prices are subject to market supply and demand, political and economic factors, and commodity speculation, all of which can interact with one another to cause significant price movements. The Company does not engage in any hedging activity.

10.	CAPITAL MANAGEMENT

The Company defines capital as all components of shareholders’ equity. The Company has no debt obligations. The board of directors does not establish quantitative return on capital criteria for management due to the nature of the Company’s business. The Company does not pay dividends. The Company is not subject to any externally imposed capital requirements. The Company raises capital to fund its corporate and exploration costs through the sale of its common shares or units consisting of common shares and warrants.

11.	SUBSEQUENT EVENTS

a)	Execution of Joint Venture Agreements with AngloGold Ashanti Limited

In October 2009, the Company and AngloGold Ashanti Limited entered the Ogooue Joint Venture Agreement and the Ndjole and Mevang Joint Venture Agreement.  The Company’s working capital was increased by $400,000 paid by AngloGold Ashanti under the terms of the Ndjole and Mevang Joint Venture Agreement.

Ogooue Joint Venture Agreement

AngloGold Ashanti has acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa.  This license was acquired by AngloGold Ashanti for its gold potential.  The joint venture is an 80/20 joint venture in favour of AngloGold Ashanti.  AngloGold Ashanti has made a firm commitment to spend $100,000 on exploration and will sole fund the first $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at an appraised value 14 months after commencement of commercial production.

Ndjole and Mevang Joint Venture Agreement

The Company is the owner of the Ndjole and Mevang Exploration Licenses, each comprised of 2,000 square kilometers.  Under the terms of the joint venture, AngloGold Ashanti has earned a 20% interest by paying to the Company $400,000 on signing of the joint venture agreement.  AngloGold Ashanti can earn an additional 40% interest by paying the Company $100,000 per year over the next three years and by incurring exploration expenditures in the amount of $3.7 million over the next three years at the rate of $1 million in the first year, $1.2 million in the second year and $1.5 million in the third year.

Should AngloGold Ashanti fail to perform as set out above, a 100% interest in the licenses shall revert to the Company and the joint venture will cease.  AngloGold Ashanti shall be entitled to withdraw from the joint venture after it has spent $1 million on exploration expenditures.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

11.	SUBSEQUENT EVENTS (continued)

a)	Execution of Joint Venture Agreements with AngloGold Ashanti Limited (continued)

Ndjole and Mevang Joint Venture Agreement (continued)

AngloGold Ashanti can earn an additional 10% interest (70% total) by spending $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  When the parties have a 70/30 joint venture, if the Company elects not to contribute to work programs and budgets, AngloGold Ashanti can elect to earn an additional 15% interest (85% total) by carrying the project to a completed pre-feasibility study.

Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at appraised value 14 months after commencement of commercial production.

b)	Proposed Merger with Metalline Mining Company

In November 2009, the Company entered into a Letter of Intent pursuant to which the Company proposes to merge with Metalline Mining Company ("Metalline").  Under the terms of the Letter of Intent (as modified):

(i)
It is a condition that the Company will arrange a private placement in securities of Metalline consisting of 6.5 million units with each unit consisting of one share and one warrant in order to raise approximately $3 million.  The shares will be priced at $0.46 per share and each two warrants will entitle the holder to purchase a further share of Metalline at $0.57 per share within one year.  It is a further condition of the proceeding that the Company arranges its own financing of $13 million by the sale of Dome common shares.

(ii)
Subsequent to the closing of the above private placement, Metalline and the Dome financing, Metalline will acquire all of the outstanding shares of the Company by the issuance of 47,724,561 common shares of Metalline.  At the closing of the merger of Metalline and the Company, the Metalline warrants issued to investors in connection with the above Metalline private placement will be cancelled.  In the event that a formal agreement is not executed between the parties by December 4, 2009, the Letter of Intent will expire, unless extended by the parties.  The merger will be subject to the approval of the shareholders of both companies and any required regulatory approvals.  If the merger is not completed by May 30, 2010, the agreement will terminate.

(iii)
On December 4, 2009 the Company entered into a definitive merger agreement pursuant to which it will merge with a subsidiary of Metalline.  Under the terms of the agreement, the Company will merge with and become a wholly owned subsidiary of Metalline.  In order to effect this transaction, all the shares of the Company’s common stock will be cancelled in exchange for rights to receive shares of Metalline common stock listed on the NYSE Amex.  The Metalline rights will in turn be converted into 47,724,561 shares of Metalline.  All outstanding options and warrants will be substituted or exchanged for Metalline options or warrants as provided in the agreement.

The completion of the merger under the agreement is subject to the approval of both the Company’s and Metalline’s shareholders, the filing of proxy statements, filing of a registration statement, the approval of the TSX Venture Exchange and the NYSE Amex, and the registration statement for the Metalline common  stock to be issued pursuant to the agreement

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

11.	SUBSEQUENT EVENTS (continued)

b)	Proposed Merger with Metalline Mining Company (continued)

being declared effective by the Securities and Exchange Commission.

The merger under the agreement is also contingent upon Metalline receiving $2,990,000 through the issuance of Metalline units on or before December 23, 2009, and the Company arranging and receiving financing of $13,010,000 on terms acceptable to the Company on or before January 10, 2010.

(iv)
On January 11, 2010 the Company closed a private placement of special warrants at a price of $0.45 each for gross proceeds of $13,010,000.  Each special warrant will be automatically converted without additional consideration, into one share of common stock of the Company upon completion of the merger described in Note 11(b)(iii).  The Company will pay a $300,000 advisory fee and a commission of 6% of the gross proceeds to the agents upon closing of the merger described in Note 11(b)(iii).

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States (“US GAAP”).

The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

	As at September 30,
Balance Sheets	2009 $	2008 $
		(Restated Note 3)

Total assets under Canadian GAAP	2,546,684	3,749,911
Increase (decrease) in mineral properties acquisition costs (a)	(13,605)	7,200

Total assets under US GAAP	2,533,079	3,757,111

Shareholders’ equity under Canadian GAAP	2,543,216	3,644,448

Cumulative mineral properties adjustment (a)	(13,605)	7,200

Shareholders’ equity under US GAAP	2,529,611	3,651,648

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

	As at September 30,
Statements of Operations	2009 $	2008 $
		(Restated Note 3)

Net Loss under Canadian GAAP	(1,214,377)	(2,080,184)
Mineral property costs expensed and written-off (a)	(13,605)	–

Net loss in accordance with US GAAP	(1,227,982)	(2,080,184)

Net loss per share under US GAAP	(0.07)	(0.18)

	As at September 30,
Statements of Cash Flows	2009 $	2008 $
		(Restated Note 3)

Operating Activities
Operating activities under Canadian GAAP	(1,201,464)	(2,088,754)
Deferred exploration and acquisition costs (a)	(13,605)	–

Operating activities under US GAAP	(1,215,069)	(2,088,754)

Investing activities
Investing activities under Canadian GAAP	(20,805)	–
Deferred exploration (a)	13,605	–

Investing activities under US GAAP	(7,200)	–

Financing activities

Financing activities under Canadian and US GAAP	–	947,281

(a)	Mineral Property Expenditures

Canadian GAAP permits mineral property exploration and acquisition costs to be capitalized during the exploration for a commercially mineable deposit.  During the first quarter of fiscal 2009, the Company changed its accounting policy for mineral property exploration costs.  In prior years, the Company capitalized the acquisition and exploration expenditure costs directly to mineral properties.  Under the new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, are charged to operations as incurred. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end.

Under Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. Under US GAAP, these costs are characterized as operating activities.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Adoption of new United States accounting pronouncements

FASB Accounting Standards Codification (“ASC”)

On July 1, 2009, the Company adopted the FASB Accounting Standard Codification (“ASC”) (formerly SFAS No. 168, ‘‘The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162’’). The ASC is the single source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification reorganized the thousands of GAAP pronouncements into accounting topics and displays them using a consistent structure. Also included in the Codification is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification.  On the effective date of the ASC, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification became non authoritative. The ASC was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the ASC changed the Company’s references to US GAAP accounting standards but did not have any impact on the consolidated financial statements.

Codification Topic 820 – Fair Value Measurements

Codification Topic 820, (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“SFAS 157”)) was issued September 2006.  The Statement provides guidance for using fair value to measure assets and liabilities.  The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. This Statement applies under other accounting pronouncements that require or permit fair value measurements.  This Statement does not expand the use of fair value measurements in any new circumstances.  Under this Statement, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts.  Codification Topic 820 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal year beginning on January 1, 2008. The adoption of Codification Topic 820 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

Codification Topic 825 – Fair Value Option

In February 2007, the FASB issued Codification Topic 825, (formerly FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities).  This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain related assets and liabilities without having to apply hedge accounting. This statement is effective for the Company beginning January 1, 2008.  The adoption of Codification Topic 825 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Adoption of new United States accounting pronouncements (continued)

Codification Topic 805 – Business Combinations

In December 2007, the FASB issued Codification Topic 805, (formerly SFAS 141R), a revised standard on accounting for business combinations. The standard is converged with proposals issued by the Accounting Standards Board (“AcSB”) and the International Accounting Standards Board (“IASB”) on this subject. The major changes to accounting for business combinations are summarized as follows:

•	All business acquisitions would be measured at fair value
•	The existing definition of a business would be expanded
•	Pre-acquisition contingencies would be measured at fair value
•	Most acquisition-related costs would be recognized as expenses as incurred (they would no longer be part of the purchase consideration)
•	Obligations for contingent consideration would be measured and recognized at fair value at acquisition date (would no longer need to wait until contingency is settled)
•
Liabilities associated with restructuring or exit activities be recognized only if they meet the recognition criteria of Codification Topic 420  – Exit or Disposal Cost Obligations, (formerly SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities), as of the acquisition date.

•
Non-controlling interests would be measured at fair value at the date of acquisition (i.e., 100% of the assets and liabilities would be measured at fair value even when an acquisition is less than 100%)

•
Goodwill, if any, arising on a business combination reflects the excess of the fair value of the acquiree, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. Goodwill is allocated to the acquirer and the non-controlling interest.

•
n accounting for business combinations achieved in stages, commonly called step acquisitions, the acquirer is to re-measure its non-controlling equity investment in the acquiree at fair value as of the acquisition date and recognize any unrealized gain or loss in income.

The statement is effective for business combinations occurring in the first annual reporting period beginning on or after December 15, 2008 and is to be applied prospectively. This statement does not apply to the Company, as no business combination has occurred since December 15, 2008 and onward.  Therefore, the application of codification 805 had no impact on the September 30, 2009 financial statements.

Codification Topic 815 – Derivatives and Hedging

In March 2008, the FASB issued Codification Topic 815, (formerly Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”)). Codification Topic 815 intends to improve  financial reporting about derivative

DOME VENTURES CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed in United States Dollars)

12.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

Adoption of new United States accounting pronouncements (continued)

instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. Codification Topic 815 also requires disclosure about an entity’s strategy and objectives for using derivatives, the fair values of derivative instruments and their related gains and losses. Codification Topic 815 became effective for fiscal years and interim periods beginning after November 15, 2008. The Company did not identify any impact on its reconciliation of accounting principles generally accepted in the US as a result of applying Codification Topic 815.

Codification Topic 815-40 – Contracts in entity's own equity

In June 2008, the FASB ratified Codification Topic 815-40, (formerly EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”). Codification Topic 815-40 provides guidance in determining whether or not derivative financial instruments are indexed to a Company’s own stock. It is effective the first fiscal year beginning after December 15, 2008, including interim periods within those fiscal years. The adoption of Codification Topic 815-40 on January 1, 2008 had no impact on the consolidated financial statements of the Company.

ANNEX B – DOME VENTURES CORPORATION UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTERS ENDED DECEMBER 31, 2009 AND 2008

DOME VENTURES CORPORATION

Interim Consolidated Financial Statements

Three months ended December 31, 2009

DOME VENTURES CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)
(unaudited)

	December 31, 2009 $ (unaduted)	September 30, 2009 $ (audited)
ASSETS

Current assets
Cash and cash equivalents	$2,731,980	$2,513,071
Prepaid expenses and deposits	6,251	12,808

	2,738,231	2,525,879
Mineral properties (Notes(b) & 6)	20,805	20,805

	$2,759,036	$2,546,684

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$121,570	$3,468
	121,570	3,468

SHAREHOLDERS' EQUITY

Share capital (Note 5)	18,700	18,700
Contributed surplus (Note 5)	11,774,464	11,774,464
Deficit	(9,155,698)	(9,249,948)

	2,637,466	2,543,216

	$2,759,036	$2,546,684

Subsequent Events (Note 10)

Approved on Behalf of the Board of Directors:

/s/ “Brian D. Edgar”	/s/ “William A. Rand”
Brian D. Edgar, Director	William A. Rand, Director

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
(Expressed in US Dollars)
(unaudited)

	For the three months ended	For the three months ended
	December 31, 2009 (unaudited)	December 31, 2008 (unaudited)

Expenses:
General exploration costs	$42,722	$215,900
Regulatory fees	7,487	5,942
Management fees	17,355	16,132
Office and miscellaneous	11,485	18,412
Professional and consulting fees	208,826	13,255
Rent	8,100	8,100
Wages and benefits	61,414	54,284
Stock-based compensation	–	99,206
Foreign exchange (gain) loss	(50,290)	454,694

Net loss before other items	(307,099)	(885,925)

Other items:
Interest Income	1,349	15,519
Joint Venture Recoveries (Note 9)	400,000	–

	401,349	15,519

Net income (loss) and comprehensive income (loss)	94,250	(870,406)

Deficit – beginning of period	(9,249,948)	(8,035,571)

Deficit – end of period	(9,155,698)	(8,905,977)

Income (loss) per share – basic and diluted	0.005	(0.065)

Weighted average number of shares outstanding	18,699,513	13,382,000

The accompanying notes are an integral part of the consolidated financial statements.

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)
(unaudited)

	For the three months ended	For the three months ended
	December 31, 2009 (unaudited)	December 31, 2008 (Unaudited)

Operating Activities:
Net (loss) income from operations	$94,250	$(870,406)

Item not involving cash
Stock-based compensation expense	–	99,206

Changes in non-cash working capital items
Prepaid expenses and deposits	6,557	(4,641)
Accounts payable and accrued liabilities	118,102	(55,684)

Net cash provided (used) in operating activities	218,909	(831,525)

Financing Activities:
Issuance of shares	–	–

Net cash (used) in financing activities	–	–

Investing Activities:
Mineral properties	–	–

Net cash (used) in investing activities	–	–

Increase (decrease) in cash and cash equivalents	218,909	(831,525)

Cash and cash equivalents, beginning of period	2,513,071	3,735,340

Cash and cash equivalents, end of period	$2,731,980	$2,903,815

Cash and cash equivalents are comprised of:

Cash in bank accounts	$705,743	$514,857
Short-term money market instruments	2,026,237	2,388,958
	$2,731,980	$2,903,815

The accompanying notes are an integral part of the consolidated financial statements.

1.	Nature of Operations

Dome Ventures Corporation (“Dome” or the “Company”) was incorporated in Canada and domesticated to the United States in 1999.  The Company’s permanent establishment is in British Columbia, Canada.

The Company’s principal business activities currently include the acquisition and exploration of mineral properties domiciled in Gabon, Africa.  The Company is in the exploration stage and has not yet determined whether any of its mineral properties contain ore reserves that are economically recoverable.

As at December 31, 2009, the Company had accumulated losses since inception of $9,155,698.  The continuance of the Company’s operations is dependent on obtaining sufficient additional financing when necessary in order to explore and realize the recoverability of the Company’s investments in mineral properties, which is dependent upon the existence of economically recoverable reserves and market prices for the underlying minerals.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

2.	Summary of Significant Accounting Policies

a)      Basis of presentation
These interim consolidated financial statements are denominated in US dollars and have been prepared using Canadian generally accepted accounting principles.  The accounts include those of the Company and its wholly owned British Virgin Islands subsidiaries Dome Asia Inc., and Dome International Global Inc., and Dome Ventures SARL Gabon, as well as Dome International Global Inc.’s 99.99%-owned Nigerian subsidiary Dome Minerals Nigeria Limited.  All significant inter-company transactions and balances have been eliminated on consolidation.

b)      Mineral Properties
Property exploration costs, including maintenance fees, incurred prior to the determination of the economic feasibility of mining operations and a decision to proceed with development are charged to operations as incurred.  All direct costs related to the acquisition of resource property interests are capitalized.  The carrying value of mineral properties is assessed when an event occurs indicating impairment.  The carrying value is assessed using factors such as future asset utilization and the future undiscounted cash flows expected to result from the use or sale of the related assets.  An impairment loss is recognized in the period when it is determined that the carrying amount of the asset is not recoverable and exceeds its fair value.  At that time, the carrying amount is written down to fair value.

c)      Asset Reitrement Obligations
The Company accounts for asset retirement obligations under CICA Handbook section 3110, “Asset Retirement Obligations”.  Under the standard, a liability is recognized for the future retirement obligations associated with the Company’s mineral properties.  The fair value of the obligation is recorded on a discounted basis.  This amount is capitalized as part of the cost of the related property and is subject to depletion.  At December 31, 2009, the Company has not incurred any asset retirement obligations.

2.	Summary of Significant Accounting Policies (continued)

d)      Foreign currency translation
The majority of the Company’s assets and operations are denominated in Canadian dollars and CFA Francs.  The Company reports in US dollars.

Transactions in foreign currencies such as Canadian dollars and CFA Francs are translated into US dollars at the exchange rates in effect on the transaction dates using the temporal method.  Monetary balance sheet items denominated in Canadian dollars or CFA Francs are translated into US dollars at the exchange rates in effect at the balance sheet date.  The resulting exchange gains and losses are recognized in income.

e)      Cash and cash equivalents
Cash and cash equivalents include cash, money market investments and other highly liquid investments with original maturities of three months or less. The Company’s cash equivalents have been classified as held-for-trading and are recorded at fair value on the balance sheet.  Fair values are determined directly by reference to published price quotations in an active market. Changes in the fair value of these instruments are reflected in the statement of operations.

f)      Stock-based compensation
The Company has a Stock Option Plan, which is described in Note 6(d) of the year-end financial statements ended September 30, 2009, and accounts for all stock-based payments using the fair value method.  Under the fair value method, stock-based payments are measured at the fair value of the equity instruments issued, with the resulting compensation expense recognized over the vesting period of the options granted and a corresponding increase to contributed surplus.

The fair value of stock-based payments to non-employees is re-measured during the vesting period as the options are earned, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.

g)      Earnings per share (“EPS”)
Basic EPS is computed by dividing the net income/loss by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is calculated by adjusting the weighted average number of common shares with the treasury stock method, to reflect the potential dilution of securities that could result from the exercise of “in-the-money” stock options and warrants.

h)      Use of estimates
The preparation of the financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Significant areas requiring the use of estimates relate to recoverability or valuation of mineral properties, the utilization of future income tax assets, the valuation of asset retirement obligations and stock-based compensation.  Actual results may ultimately differ from those estimates.

3.	Adoption of New Accounting Standards and Recent Accounting Pronouncements

In February 2008, the CICA issued Section 3064, “Goodwill and Intangible Assets,” which replaces Section 3062, “Goodwill and Other Intangible Assets.”  This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and is effective for the Company beginning October 1, 2009.  Concurrent with the adoption of this standard, EIC-27, “Revenues and Expenditures in the Pre-operating Period,” will be withdrawn.  The adoption of this standard is not expected to have a material effect on the Company’s financial statements.

In January 2009, the CICA issued Section 1582 “Business Combinations” to replace Section 1581.  Prospective application of the standard is effective January 1, 2011, with early adoption permitted.  This new standard effectively harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards (“IFRS”).  The new standard revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination.  The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.”

Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination.  These standards are effective January 1, 2011, unless they are early adopted at the same time as Section 1582 “Business Combinations.”  The Company is currently assessing the impact of adopting these standards and has not yet determined its effect on its financial statements.

In February 2008, the CICA Accounting Standards Board confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011.  The Company is currently assessing the impact of adopting IFRS and has not yet determined its effect on its financial statements.

4.	Financial Instruments and financial risk

The Company’s financial instruments include cash and cash equivalents and accounts payable and accrued liabilities.  The carrying values of these financial instruments approximate their fair values due to the near-term maturity of these financial instruments.

Credit Risk – The Company maintains a majority of its cash and cash equivalents with a major Canadian financial institution in Canadian funds.  The Company maintains the remainder amount of its cash and cash equivalents with a major Gabonese financial institution in CFA funds.  Deposits held with these institutions may exceed the amount insurance provided on such deposits.

Currency Risk – As the Company operates on an international basis, currency risk exposures arise from transactions and balances denominated in foreign currencies.  The Company’s foreign exchange risk arises primarily with respect to the Canadian dollar and Central African CFA francs.  The majority of the Company’s cash and cash equivalents are denominated in Canadian dollars.  The majority of the Company’s expenses are denominated in Canadian dollars and Central African CFA francs.  Fluctuations in the exchange rates between these currencies and the US dollar could have a material effect on the Company’s business, financial condition and results of operations.  The Company does not engage in any hedging activity.

Liquidity Risk – The Company manages liquidity risk by maintaining adequate cash and cash equivalents balances.  The Company continuously monitors and reviews both actual and forecasted cash flows, and also matches the maturity profile of financial assets and liabilities.

Interest Rate Risk – The Company’s cash equivalents are subject to interest rate risk.  The Company’s interest rate risk management policy is to purchase highly liquid investments with a term to maturity of three months or less on the date of purchase.  The Company does not engage in any hedging activity.

Commodity Price Risk – Mineral prices are volatile and have risen and fallen sharply in recent periods. These prices are subject to market supply and demand, political and economic factors, and commodity speculation, all of which can interact with one another to cause significant price movements.  The Company does not engage in any hedging activity.

5.	Capital Stock

Authorized:	▪ 50,000,000 Preferred shares with a par value of $0.001 per share, of which 20,000,000 are designated Series A Convertible Preferred shares – None are issued

▪ 100,000,000 Common shares with a par value of $0.001 per share

	Number of Shares Issued	Par Value	Contributed Surplus

Common shares issued:

Balance at September 30, 2009	18,699,513	18,700	11,774,464

Compensation cost of stock options granted (during the three months ended December 31, 2009)			-0-

Total capital stock common at December 31, 2009	18,699,513	$18,700	$11,774,464

(a)
Warrants outstanding:  The Company has 2,300,000 warrants outstanding as at December 31, 2009.  Each of the 2,300,000 purchase warrants entitles the holder to acquire an additional common share of Dome at a price of $0.40 per share.  These warrants expire between June 16 and June 26, 2010.

(b)
Options outstanding:  During the quarter ended December 31, 2009 there were no new options granted.  As at December 31, 2009 there were 1,550,000 stock options outstanding at $0.11 per share (expiring November 18, 2011).

(c)
Stock-based compensation: During the quarter ended December 31, 2009, the amount of $Nil (Dec 31, 2008 was $99,206) of stock-based compensation expense was recognized for options vesting during the quarter which were granted to directors and officers of the Company.

6.	Mineral Properties

As at December 31, 2009, cumulative expenses incurred in Gabon are $3,095,767, all of which have been expensed except for $20,805 related to property acquisition expenditures, which have been capitalized. The following table summarizes exploration costs in Gabon by type of expenditure:

	December 31, 2009 $	September 30, 2009 $	December 31, 2008 $

Camp and housing rental	127,425	127,425	111,946
Field supplies, equipment and labour	683,044	673,849	617,249
Field transportation	264,096	264,096	258,088
Consulting fees	108,874	108,874	45,118
Geological, geophysical and geochemical	970,801	964,198	911,094
Maps, reports and sampling costs	521,188	521,188	521,188
Office and miscellaneous	95,649	92,338	28,997
Transportation, travel and accommodations	324,690	323,373	300,966

	3,095,767	3,075,341	2,794,646

During the three months ended December 31, 2009, the Company spent $42,722 on mineral exploration activity of which $20,426 was spent on mineral exploration activity in Gabon, West Africa and $22,296 on mineral property investigation costs in relationship to the merger with Metalline Mining Company.  The Gabon activity relates to license acquisition, equipment acquisition, administrative set-up costs and geological, geochemical and geophysical investigation. In September 2006, the Company was granted a prospection license in Gabon in connection with this activity. The license was effective until September 2008. In accordance with Gabonese law, the Company filed applications for three exploration licenses covering approximately 2,000 square kilometers each within the Company’s prospection license.  These exploration licenses were granted in July 2008 and entitle the Company to employ sub-surface exploration methods, such as drilling and trial mining. These transferable licenses are valid for three years and are renewable twice with each renewal lasting for three years. The Company must spend 200,000,000 CFA francs in order to renew each exploration license for a second term of three years and 400,000,000 CFA francs in order to renew the license for a third term of three years. The Company must spend 800,000,000 CFA francs in the third term. The Company may apply for a mining license at any time during these periods. As at December 31, 2009, 1 United States dollar approximates 448 CFA francs.  For further details see Note 9 Exploration project.

7.	Capital Management

The Company defines capital as all components of shareholders’ equity.  The Company has no debt obligations.  The board of directors does not establish quantitative return on capital criteria for management due to the nature of the Company’s business.  The Company does not pay dividends.  The Company is not subject to any externally imposed capital requirements.  The Company raises capital to fund its corporate and exploration costs through the sale of its common shares or units consisting of common shares and warrants.

Currently the Company has no significant sources of revenues.  There were no changes in the Company’s approach for the period ended December 31, 2009.

8.	Related Party Transactions

The Company has engaged the services of Rand Edgar Investment Corp (“REIC”) commencing March 2001 for $10,000 US (plus gst) per month.  REIC is owned by two directors of the Company and provides advisory services relating to general corporate development, financial matters, raising additional capital, corporate maintenance, administrative services and provisions of office space.  This agreement is effective until July 31, 2012.

9.	Exploration project

Further to the disclosed information in Note 6, the Company has executed the following Joint Venture Agreements.

Joint Venture Agreements with AngloGold Ashanti Limited

In October 2009, the Company and AngloGold Ashanti Limited (“Anglo”) entered into the Ogooue Joint Venture Agreement and the Ndjole and Mevang Joint Venture Agreement.

Ogooue Joint Venture Agreement

Anglo acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa.  This license was acquired by Anglo for its gold potential.  The joint venture is an 80/20 joint venture in favour of Anglo.  Anglo has made a firm commitment to spend $100,000 on exploration and will sole fund the first $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interest will be converted to a 2% Net Smelter Return which can be purchased at an appraised value 14 months after commencement of commercial production.  Should Anglo elect not to spend the aforesaid $3 million, the lease shall be assigned to the Company.

Ndjole and Mevang Joint Venture Agreement

The Company is the owner of the Ndjole and Mevang Exploration Licenses, each comprised of 2,000 square kilometers.  Under the terms of the joint venture, Anglo has earned a 20% interest by paying to the Company $400,000 on signing of the joint venture agreement.  Anglo can earn an additional 40% interest by paying the Company $100,000 per year over the next three years and by incurring exploration expenditures in the amount of $3.7 million over the next three years at the rate of $1 million in the first year, $1.2 million in the second year and $1.5 million in the third year.

Once it has earned a 60% interest, Anglo can earn an additional 10% interest (70% total) by spending $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  When the parties have a 70/30 joint venture, if the Company elects not to contribute to work programs and budgets, Anglo can elect to earn an additional 15% interest (85% total) by carrying the project to a completed pre-feasibility study.

Should Anglo fail to perform as set out above, a 100% interest in the licenses shall revert to the Company and the joint venture will cease.  Anglo shall be entitled to withdraw from the joint venture after it has spent $1 million on exploration expenditures.

Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at appraised value 14 months after commencement of commercial production.

9.	Exploration project (continued)

Ndjole and Mevang Joint Venture Agreement (continued)

The Company is operating the exploration program on behalf of Anglo and receives funds from time-to-time to continue the joint venture operations in Gabon.  As at December 31, 2009 the Company had a balance of $227,928 received from Anglo in trust for ongoing exploration costs.  These funds are not reflected on the Company’s balance sheet as they are held in trust for joint venture expenditures on Anglo’s behalf.

10.	Proposed Merger and Subsequent Events

Proposed Merger with Metalline Mining Company

In November 2009, the Company entered into a Letter of Intent superceded by a formal merger agreement (the “Merger Agreement”) dated December 4, 2009 pursuant to which the Company proposes to merge with Metalline Mining Company ("Metalline").  Under the terms of the Merger Agreement (as modified):

(i)
The Merger Agreement was subject to the condition that the Company arrange a private placement in the securities of Metalline consisting of 6.5 million units with each unit consisting of one share and a warrant in order to raise approximately $3 million.  The units were priced at $0.46 per share and two warrants entitle the holder to purchase a further share of Metalline at $0.57 per share within one year.  This financing closed December 23, 2009. It was a further condition of the merger that the Company arrange its own financing to raise $13 million, which condition was satisfied on January 11, 2010.  The financing consisted of the sale of 28,911,111 special warrants at a price of $0.45 per special warrant.  Each special warrant is convertible into one share of the Company without payment of further consideration.  The financing was led by Cormark Securities Inc. and assisted by Haywood Securities Inc., (the “Brokers”).  The Brokers will receive a commission equal to 6% of the gross proceeds of part of the offering, plus an advisory fee of $300,000.  Upon the conversion of the special warrants into shares of the Company , and the exercise of the outstanding options referred to in Note 5 (the option holders have agreed to exercise the options prior to the closing), a total of 49,260,624 shares of the Company will be outstanding just prior to the merger.  This will result in each shareholder of the Company receiving a 0.968818 of a Metalline share for each share of the Company.

(ii)
Under the terms of the Merger Agreement, Metalline is to file a Registration Statement in the US and both companies will mail to their respective shareholders a Joint Proxy Statement/Prospectus in connection with general meetings at which the merger agreement will be presented for approval.  Upon approval by the shareholders of both companies, and necessary regulatory approval, Metalline will acquire all of the outstanding shares of the Company by the issuance of 47,724,561 common shares of Metalline.  At the closing of the merger of Metalline and the Company, the Metalline warrants issued to investors in connection with the above Metalline private placement will be cancelled.  If the merger is not completed by July 10, 2010, the agreement will terminate.

(iii)
Also on December 4th, the Company entered into an agreement with Cormark Securities Inc. (“Cormark”) pursuant to which Cormark, along with Haywood Securities Inc. (together the “Brokers”), has agreed to market, on a best-efforts basis, a private placement of special warrants of the Company (each a “Special Warrant”) to raise gross proceeds of $13,010,000 (the “Offering”).  Each Special Warrant issued in the Dome private placement will be priced at $0.45 per Special Warrant and will be exercisable to acquire, without additional consideration, one share of common stock of the Company upon the satisfaction of the Release Conditions (as defined below).

The Company will on a portion pay the Brokers at the closing of the transaction a cash commission equal to 6.0% of the gross proceeds of part of the Offering plus an advisory fee of $300,000.  The Offering closed on January 11, 2010.

The Release Conditions are: (i) the approval of the TSX Venture Exchange and the NYSE Amex to the merger of the Company and Metalline, (ii) the US registration statement of Metalline registering the shares of Metalline to be issued to the holders of Dome shares having been declared effective and (iii) the Company having confirmed that all the conditions under the merger agreement, including the requisite approval of the shareholders of both Dome and Metalline, have been satisfied or waived.

In the event that the Release Conditions have not been satisfied on or before the date which is 180 days after the closing date of the Offering the trustee shall return to each holder of Special Warrants an amount equal to 100% of the aggregate issue price of the number of Special Warrants held by such holder.

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States (“US GAAP”).

The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

Balance Sheets	December 31, 2009 $	September 30, 2009 $

Total assets under Canadian GAAP	2,759,036	2,546,684
Increase (decrease) in mineral properties acquisition costs (i)	(13,605)	(13,605)

Total assets under US GAAP	2,745,431	2,533,079

Shareholders’ equity under Canadian GAAP	2,637,466	2,543,216

Cumulative mineral properties adjustment (i)	(13,605)	(13,605)

Shareholders’ equity under US GAAP	2,623,861	2,529,611

	As at December 31,
Statements of Operations	2009 $	2008 $

Net income (loss) under Canadian GAAP	94,250	(870,406)
Mineral property costs expensed and written-off (i)	(13,605)	(13,605)

Net loss in accordance with US GAAP	80,645	(884,011)

Net loss per share under US GAAP	0.004	(0.066)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles (continued)

	As at December 31,
Statements of Cash Flows	2009	2008

Operating Activities
Operating activities under Canadian GAAP	$218,909	$(831,525)
Deferred exploration and acquisition costs (i)	(13,605)	(13,605)

Operating activities under US GAAP	205,304	(845,130)

Investing activities

Investing activities under Canadian and US GAAP	–	–

Financing activities

Financing activities under Canadian and US GAAP	–	–

(i)  Mineral Property Expenditures

Canadian GAAP permits mineral property exploration and acquisition costs to be capitalized during the exploration for a commercially mineable deposit. During the first quarter of fiscal 2009, the Company changed its accounting policy for mineral property exploration costs. In prior years, the Company capitalized the acquisition and exploration expenditure costs directly to mineral properties. Under the new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, are charged to operations as incurred. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end.

Under Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. Under US GAAP, these costs are characterized as operating activities.

Adoption of new United States accounting pronouncements

FASB Accounting Standards Codification (“ASC”)

On July 1, 2009, the Company adopted the FASB Accounting Standard Codification (“ASC”) (formerly SFAS No. 168, ‘‘The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162’’). The ASC is the single source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification reorganized the thousands of GAAP pronouncements into accounting topics and displays them using a consistent structure. Also included in the Codification is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification. On the effective date of the ASC, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification became non authoritative. The ASC was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the ASC changed the Company’s references to US GAAP accounting standards but did not have any impact on the consolidated financial statements.

Codification Topic 820 – Fair Value Measurements

Codification Topic 820, (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“SFAS 157”)) was issued September 2006. The Statement provides guidance for using fair value to measure assets and liabilities. The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not expand the use of fair value measurements in any new circumstances. Under this Statement, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. Codification Topic 820 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal year beginning on January 1, 2008. The adoption of Codification Topic 820 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

Codification Topic 825 – Fair Value Option

In February 2007, the FASB issued Codification Topic 825, (formerly FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities). This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain related assets and liabilities without having to apply hedge accounting. This statement is effective for the Company beginning January 1, 2008. The adoption of Codification Topic 825 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

Codification Topic 805 – Business Combinations

In December 2007, the FASB issued Codification Topic 805, (formerly SFAS 141R), a revised standard on accounting for business combinations. The standard is converged with proposals issued by the Accounting Standards Board (“AcSB”) and the International Accounting Standards Board (“IASB”) on this subject. The major changes to accounting for business combinations are summarized as follows:

•	All business acquisitions would be measured at fair value
•	The existing definition of a business would be expanded
•	Pre-acquisition contingencies would be measured at fair value
•	Most acquisition-related costs would be recognized as expenses as incurred (they would no longer be part of the purchase consideration)
•	Obligations for contingent consideration would be measured and recognized at fair value at acquisition date (would no longer need to wait until contingency is settled)
•
Liabilities associated with restructuring or exit activities be recognized only if they meet the recognition criteria of Codification Topic 420  – Exit or Disposal Cost Obligations, (formerly SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities), as of the acquisition date.

•
Non-controlling interests would be measured at fair value at the date of acquisition (i.e., 100% of the assets and liabilities would be measured at fair value even when an acquisition is less than 100%)

•
Goodwill, if any, arising on a business combination reflects the excess of the fair value of the acquiree, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. Goodwill is allocated to the acquirer and the non-controlling interest.

•
In accounting for business combinations achieved in stages, commonly called step acquisitions, the acquirer is to re-measure its non-controlling equity investment in the acquiree at fair value as of the acquisition date and recognize any unrealized gain or loss in income.

The statement is effective for business combinations occurring in the first annual reporting period beginning on or after December 15, 2008 and is to be applied prospectively. This statement does not apply to the Company, as no business combination has occurred since December 15, 2008 and onwards. Therefore, the application of codification 805 had no impact on the September 30, 2009 financial statements.

Codification Topic 815 – Derivatives and Hedging

In March 2008, the FASB issued Codification Topic 815, (formerly Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”)). Codification Topic 815 intends to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. Codification Topic 815 also requires disclosure about an entity’s strategy and objectives for using derivatives, the fair values of derivative instruments and their related gains and losses. Codification Topic 815 became effective for fiscal years and interim periods beginning after November 15, 2008. The Company did not identify any impact on its reconciliation of accounting principles generally accepted in the US as a result of applying Codification Topic 815.

Adoption of new United States accounting pronouncements (continued)

Codification Topic 815-40 – Contracts in entity's own equity

In June 2008, the FASB ratified Codification Topic 815-40, (formerly EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”). Codification Topic 815-40 provides guidance in determining whether or not derivative financial instruments are indexed to a Company’s own stock. It is effective the first fiscal year beginning after December 15, 2008, including interim periods within those fiscal years. The adoption of Codification Topic 815-40 on January 1, 2008 had no impact on the consolidated financial statements of the Company.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger and Reorganization.3

3.1(a)	Articles of Incorporation.1

3.1(b)	Certificate of Amendment to Articles of Incorporation.2

3.2	Bylaws.2

4.1	Rights Agreement, dated as of June 11, 2007, between the Company and OTC Stock Transfer, as Rights Agent. 7

5.1	Opinion of Burns, Figa & Will, P.C.,previously filed

8.1	Opinion of Blake, Cassels & Graydon LLP, previously filed

8.2	Opinion of Burns Figa & Will, P.C., previously filed

10.1	2000 Equity Incentive Plan. 5

10.2	2006 Stock Option Plan. 5

10.4	Employment Agreement with Merlin Bingham, effective January 1, 2007.5

10.5	Employment Agreement with Roger Kolvoord, effective January 1, 2007. 5

10.6	Employment Agreement with Terry Brown, effective January 1, 2007. 5

10.7	Employment Agreement with Robert Devers, effective January 1, 2008.6

10.8	2010 Stock Option and Stock Bonus Plan. 3

14	Code of Ethics.5

21.1	Subsidiaries of the Registrant, 4

23.1	Consent of Hein & Associates LLP, filed herewith.

23.2	Consent of Manning Elliot LLP, filed herewith.

23.3	Consent of Pincock Allen and Holt, previously filed

99.1	Sierra Mojada location map.4

____________
(1)           Incorporated by reference from Form 10-SB, filed October 15, 1999.
(2)           Incorporated by reference from Form 10-QSB, filed September 19, 2006.
(3)            Incorporated by reference from Form 8-K, filed February 3, 2010.
(4)           Incorporated by reference from Form 10-K, filed January 11, 2010.
(5)           Incorporated by reference from Form 10-KSB, filed January 31, 2007.
(6)           Incorporated by reference from Form 8-K, filed January 22, 2008.
(7)	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on June 11, 2007.

PROXY

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815
(208) 665-2002

SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS – _________, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Metalline Mining Company (“Metalline”) hereby constitutes and appoints Merlin Bingham and Robert Devers, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Special Meeting in Lieu of an Annual Meeting of Stockholders to be held at  ________________________ on____________, 2010, at  10:00 a.m. local time, and at any adjournment or adjournments thereof, upon the following:

Proposal No. 1: Approval for the issuance of common stock to the shareholders of Dome Ventures Corporation in connection with the Agreement and Plan of Merger and Reorganization dated December 4, 2009 between Metalline, Dome and Metalline Mining Delaware, Inc.

For /  /                         Against /  /                                Abstain /  /

Proposal No. 2: Approval of an amendment to Metalline’s Articles of Incorporation increasing Metalline’s authorized capital to 300,000,000 shares of common stock, $0.01 par value.

For /  /                         Against /  /                                Abstain /  /

Proposal No. 3: Approval and adoption of the Metalline 2010 Stock Option and Stock Bonus Plan.

For /  /                         Against /  /                                Abstain /  /

Proposal No. 4:  To elect the following seven persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Merlin Bingham	For / /	Withhold Authority to vote / /
Duncan Hsia	For / /	Withhold Authority to vote / /
Wesley Pomeroy	For / /	Withhold Authority to vote / /
Robert Kramer	For / /	Withhold Authority to vote / /
Gregory Hahn	For / /	Withhold Authority to vote / /
Brian Edgar	For / /	Withhold Authority to vote / /
Murray Hitzman	For / /	Withhold Authority to vote / /

Proposal No. 5: Ratification and approval of Hein & Associates LLP as the Company’s independent registered public accounting firm.

For /  /                         Against /  /                                Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________
_____________________________________
Signature(s)

Address if different from that on envelope:

_____________________________________
Street Address

_____________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting:

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com
DOME VENTURES CORPORATION

Security Class Holder

Account Number

Form of Proxy - Special Meeting to be held on April 14, 2010

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 a.m., Pacific Time, on Monday, April 12, 2010.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet
• Call the number listed BELOW from a touch tone telephone	Go to the following web site:
1-866-732-VOTE (8683) Toll Free	www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

22FE10048.E.SEDAR/000001/000001/i

+
+

Appointment of Proxyholder

I/We, being holder(s) of Dome Ventures Corporation hereby appoint: Brian D. Edgar, or failing him, William A. Rand,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Dome Ventures Corporation to be held at Suite 2200, 885 West Georgia Street, Vancouver, British Columbia, Canada, on April 14, 2010 at 10:00 a.m. (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXTOVER THE BOXES.

	For	Against
1. Approval of Merger between the Corporation, Metalline Mining Company and Metalline Mining Delaware Inc.

To consider, and if thought advisable, approve the Agreement and Plan of Merger and Reorganization, dated as of December 4, 2009, by and among the Corporation, Metalline Mining Company and Metalline Mining Delaware, Inc., a wholly owned subsidiary of Metalline Mining Company.
	☐	☐

	For	Against
2. Approval of Adjournment of Dome Special Meeting
To approve an adjournment of the Dome special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to approve the merger.	☐	☐

	Signature(s)	Date
Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
DD/MM/YY